Exhibit 10.29

EXECUTION COPY

AGREEMENT OF LEASE

between

RFL 160 FIFTH LLC,

Landlord

and

FORRESTER RESEARCH, INC.,

Tenant

Dated: April 30, 2010

160 Fifth Avenue

New York, New York

i

TABLE OF CONTENTS

Page

SCHEDULE A	Floor Plan
SCHEDULE B	Building Rules and Building Standards for Alterations
SCHEDULE C	Work Agreement
SCHEDULE C-1	Layout Plan
SCHEDULE D	Cleaning Services
SCHEDULE E	Form of Letter of Credit
SCHEDULE F	Rules and Regulations
SCHEDULE G	Form of Non-Disturbance Agreement
SCHEDULE H	Commencement Date Agreement
SCHEDULE I	Building Holidays
SCHEDULE J	Pre-Existing Rights
SCHEDULE K	Temporary Certificate of Occupancy

ii

AGREEMENT OF LEASE, made as of the 30th day of April 2010 between RFL 160 FIFTH LLC, a Delaware limited liability company, having an address at c/o RFR Holding LLC, 390 Park Avenue, 3rd Floor, New York, New York 10022, (“Landlord”) and FORRESTER RESEARCH, INC., a Delaware corporation, having an address at 400 Technology Square, Cambridge, Massachusetts 02139 (“Tenant”).

REFERENCE PAGE

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have the meanings set forth in this Reference Page.

(1)	Premises:	The entire third (3rd) floor of the Building, as approximately shown on the floor plan annexed to this Lease as Schedule A. Landlord and Tenant conclusively agree that for all purposes of this Lease, (i) the Premises consist of 15,219 rentable square feet, and (ii) the Building contains 122,328 rentable square feet.

(2)	Commencement Date:	The date that is the earlier to occur of (a) the Substantial Completion Date and (b) the date Tenant (or any person claiming by, through or under Tenant) occupies any portion of the Premises for the conduct of its business; provided, however, that in no event shall the Commencement Date occur prior to August 15, 2010.

(3)	Rent Commencement Date:	The date that is one hundred thirty-eight (138) days after the Commencement Date.

(4)	Fixed Expiration Date:	The last day of the month in which the day immediately preceding the tenth (10th) anniversary of the Rent Commencement Date shall occur.

(5)	Term:	Approximately ten (10) years and one hundred thirty-eight (138) days from the Commencement Date to the Fixed Expiration Date, subject to Tenant’s right to renew the Term under Article 42 and Tenant’s right to cancel this Lease under Article 35.

(6)	Fixed Rent:	$837,045 per annum ($69,753.75 per month) from the Rent Commencement Date through the Fixed Expiration Date.

(7)	Tenant’s Share:	12.44%.

(8)	Base Tax Factor:	The Taxes payable for the Tax Year commencing on July 1, 2011, taking into account any exemption or abatement in effect pursuant to the ICIP.

(9)	Base Operating Factor:	The Operating Expenses paid or incurred with respect to the Operating Year beginning January 1, 2010.

(10)	Permitted Use:	The Premises shall be used for general, administrative and executive offices and uses incidentally and directly related thereto.

(11)	Broker(s):	Cushman and Wakefield, Inc., Richards Barry Joyce & Partners, Studley, Inc. and RFR Realty LLC.

(12)	Late Charge:	As more particularly set forth in Section 20.2, and subject to the terms thereof, (i) three percent (3%) of any Rental not paid within five (5) days after becoming due and (ii) interest at the Applicable Rate on any Rental not paid within ten (10) days after becoming due, computed from the date such Rental was due (without regard to such grace period) through the date paid.

(13)	Tenant Improvement Allowance:	$989,235.

(14)	Security Deposit:	$279,015.00 (subject to reduction as set forth in Section 40.6).

(15)	Renewal Term:	One (1) term of five (5) years.

(16)	Option to Cancel:	As described in Article 35.

W I T N E S S E T H:

The parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

ARTICLE 1

GLOSSARY

The following terms shall have the meanings indicated below:

“AAA” shall have the meaning set forth in Section 42.3.

“ADA” shall have the meaning set forth in Section 9.1.

“Additional Rent” shall have the meaning set forth in Section 2.2.

“Administrative Code” shall mean the Administrative Code of the City of New York, as amended.

“Alteration Fee” shall have the meaning set forth in Section 6.2.

“Alterations” shall mean alterations, decorations, installations, repairs, improvements, additions, replacements or other physical changes in or about the Premises made by Tenant.

“Applicable Rate” shall mean the lesser of (x) three percentage points above the then current Base Rate, and (y) the maximum rate permitted by applicable law.

“ASHRAE” shall mean the American Society of Heating, Refrigeration and Air-Conditioning Engineers.

“Bankruptcy Code” shall mean 11 U.S.C. Section 101 et seq., or any statute, federal or state, of similar nature and purpose.

“Baseball Arbitrator” shall have the meaning set forth in Section 42.3.

“Base Rate” shall mean the rate of interest publicly announced from time to time by Citibank, N.A., or its successor, as its “base rate” (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its “base rate”).

“BID Charges” shall have the meaning set forth in Section 3.1.

“Building” shall mean the buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the Land and any and all alterations, renewals, and replacements thereof, additions thereto and substitutions therefor.

“Building Systems” shall mean the base building mechanical, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building, but shall not include installations made by Tenant or fixtures or appliances.

“Business Days” shall mean all days, excluding Saturdays, Sundays and all days then observed as holidays by the State of New York, the federal government or the labor unions servicing the Building. As of the date of this Lease, the holidays observed by the Building are as set forth on Schedule I annexed hereto.

“Cancellation Notice” shall have the meaning set forth in Article 35.

“Cancellation Option Termination Date” shall have the meaning set forth in Article 35.

“Cancellation Payment” shall have the meaning set forth in Article 35.

“Class E Systems” shall mean the fire and life safety system of the Building and its components.

“Control” shall have the meaning set forth in Section 15.3.

“Critical Services” shall have the meaning set forth in Section 28.3(B).

“Decorative Alterations” shall have the meaning set forth in Section 6.1.

“Deficiency” shall have the meaning set forth in Section 19.2.

“DOF” shall have the meaning set forth in Section 38.1.

“DSBS” shall have the meaning set forth in Section 38.1.

“DX Maintenance Obligations” shall have the meaning set forth in Section 45.1.

“DX Unit” shall have the meaning set forth in Section 28.1(C).

“Electricity Additional Rent” shall have the meaning set forth in Section 4.2.

“Escalation Rent” shall mean payments required to be made by Tenant pursuant to Article 3.

“Event of Default” shall have the meaning set forth in Section 18.1.

“Existing Mortgagee” shall mean Union Labor Life Insurance Company.

“Expiration Date” shall mean the Fixed Expiration Date or such earlier or later date on which the Term sooner or later ends pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law.

“Fair Market Value” shall mean the rental rate determined at the applicable times set forth in this Lease (i) with respect to the Renewal Term or (ii) with respect to ROFO Space, for vacant space pursuant to a direct lease that a willing landlord would accept and a willing tenant would pay in buildings of comparable age and quality of the Building located in the immediate vicinity of the Building and taking into account all relevant factors, whether favorable to Landlord or Tenant, including, without limitation, tenant improvement allowances, rental concessions, abatements and brokerage commissions being offered or paid by landlords of buildings of comparable age and quality of the Building located in the immediate vicinity of the Building.

“Government Authority (Authorities)” shall mean the United States of America, the State of New York, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

“HVAC” shall mean heat, ventilation and air conditioning.

“HVAC System” shall mean the Building Systems providing HVAC, including the DX Unit described in Section 28.1(C) of this Lease.

“Hazardous Materials” shall have the meaning set forth in Section 9.2.

“ICIP” shall have the meaning set forth in Section 38.1.

“Indemnitees” shall mean Landlord, its trustees, partners, shareholders, officers, directors, employees, agents and contractors and the Manager (and the partners, shareholders, officers, directors and employees of Landlord’s agents and contractors and of the Manager).

“Installations” shall have the meaning set forth in Section 41.1.

“Issuer” shall have the meaning set forth in Section 40.2.

“Issuer Criteria” shall have the meaning set forth in Section 40.2.

“Land” shall mean the land known by the address of 160 Fifth Avenue, New York, New York.

“Landlord” on the date as of which this Lease is made, shall mean RFL 160 Fifth LLC, a Delaware limited liability company, but thereafter, “Landlord” shall mean only the fee owner of the Real Property or, if there then exists a Superior Lease, the tenant thereunder.

“Landlord’s Maximum Determination” shall have the meaning set forth in Section 42.2.

“Landlord’s Operating Statement” shall mean a good faith statement containing a computation of Escalation Rent due pursuant to the provisions of Section 3.3 furnished by Landlord to Tenant.

“Landlord’s Statement” shall mean either a Landlord’s Operating Statement or a Landlord’s Tax Statement.

“Landlord’s Tax Statement” shall mean a good faith statement containing a computation of Escalation Rent due pursuant to the provisions of Section 3.2 furnished by Landlord to Tenant.

“Landlord’s Work” shall have the meaning set forth in Schedule C annexed.

“Laws” shall mean all present and future laws, rules, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, retroactive and prospective, of all Government Authorities now existing or hereafter created, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property, or any street, avenue or sidewalk comprising a part or in front thereof or any vault in or under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Real Property.

“Lessor(s)” shall mean a lessor under a Superior Lease.

“Letter of Credit” shall have the meaning set forth in Section 40.2.

“Manager” shall mean RFR Realty LLC, or any successor contractor under Landlord’s contract for the management of the Building.

“Mortgage(s)” shall mean any mortgage which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

“Mortgagee(s)” shall mean any trustee under or mortgagee or holder of a Mortgage.

“Non-Disturbance Agreement” shall have the meaning set forth in Section 10.7.

“Non-Renewal Notice” shall have the meaning set forth in Section 40.2.

“Notice(s)” shall have the meaning set forth in Section 27.1.

“Operating Expenses” shall have the meaning set forth in Section 3.1.

“Operating Hours” shall mean 8:00 a.m. to 6:00 p.m. on Business Days.

“Operating Year” shall mean each calendar year that includes any part of the Term.

“Overtime Periods” shall have the meaning set forth in Section 28.2.

“Parties” shall have the meaning set forth in Section 39.2.

“Partnership Tenant” shall have the meaning set forth in Article 29.

“Person(s) or person(s)” shall mean any natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

“Persons Within Landlord’s Control” shall mean and include Landlord, Manager and all of their respective principals, officers, agents, contractors, servants, employees and licensees

“Persons Within Tenant’s Control” shall mean and include Tenant, all of Tenant’s respective principals, officers, agents, contractors, servants, employees, licensees and invitees.

“Real Property” shall mean the Building and the Land.

“Recapture Space” shall have the meaning set forth in Section 15.4.

“Recapture Sublease” shall have the meaning set forth in Section 15.4.

“Recapture Subtenant” shall have the meaning set forth in Section 15.4.

“Renewal Notice” shall have the meaning set forth in Section 42.1.

“Renewal Option” shall have the meaning set forth in Section 42.1.

“Rental” shall mean and be deemed to include Fixed Rent, Additional Rent and any other sums payable by Tenant hereunder.

“Requirements” shall mean (i) all Laws, (ii) all requirements, obligations and conditions of all instruments of record on the date of this Lease, and (iii) all requirements, obligations and conditions imposed by the carrier of Landlord’s hazard insurance policy for the Building.

“Rules and Regulations” shall mean the rules and regulations annexed hereto as Schedule F, and such other reasonable modifications and additions to same as Landlord and Landlord’s agents may from time to time adopt, on reasonable advance written notice to Tenant to be given in accordance with the terms of this Lease. The parties agree that rules and regulations which are designed for the safety or security of occupants of the Building, property in the Building or the Building itself shall be deemed to be reasonable, including without limitation, rules requiring tenants to cause their mail to be opened outside the Building and irradiated or otherwise cleaned before being brought into the Building when external circumstances justify such action. Landlord shall not discriminate against Tenant in enforcing the Rules and Regulations.

“Specialty Installations” shall have the meaning set forth in Section 6.1(C).

“Sublease Additional Rent” shall have the meaning set forth in Section 15.5.

“Sublease or Assignment Statement” shall have the meaning set forth in Section 15.4.

“Substantially Completed” or “Substantial Completion” shall, whenever used in this Lease with respect to work to be performed by Landlord, be deemed to mean that stage of the progress of such work as shall enable Tenant to have (a) the services to be provided to Tenant pursuant to Article 28 hereof, and (b) access to the Premises to commence Tenant’s use and occupancy of the Premises without unreasonable interference by reason of the need to complete unfinished details of work (and, if applicable, adjustment of equipment and fixtures) to be performed by Landlord. Within twenty (20) days after work performed by Landlord shall have been Substantially Completed, Tenant shall deliver to Landlord a punchlist of items of unfinished work required by this Lease to be performed by Landlord (“Tenant’s Punchlist”). Landlord shall diligently complete the unfinished items of work identified in Tenant’s Punchlist.

“Substantial Completion Date” shall mean the date on which Landlord’s Work is Substantially Completed and Tenant has been given five (5) Business Days’ written notice thereof.

“Superior Lease(s)” shall mean all ground or underlying leases of the Real Property or the Building heretofore or hereafter made by Landlord and all renewals, extensions, supplements and modifications thereof.

“Taxes” shall have the meaning set forth in Section 3.1.

“Tax Year” shall mean each period of twelve (12) months, commencing on the first day of July of each year, that includes any part of the Term, or such other period of twelve (12) months as may be duly adopted as the fiscal year for real estate tax purposes by the City of New York.

“Tenant”, on the date as of which this Lease is made, shall mean the Tenant named in this Lease, but thereafter “Tenant” shall mean only the tenant under this Lease at the time in question; provided, however, that the Tenant named in this Lease and any successor tenant hereunder shall not be released from liability hereunder in the event of any assignment of this Lease.

“Tenant Delay” shall mean any actual delay beyond the anticipated completion date for the matter at issue that Landlord encounters in the performance of Landlord’s obligations under this Lease by reason of (i) any intentional act, negligence or omission (where there is a duty to act) of any nature of Tenant or Persons Within Tenant’s Control, including, without limitation, delays due to changes in or additions to Landlord’s Work requested by Tenant or Tenant’s failure to timely submit information or to timely give authorizations or approvals required to be given by Tenant hereunder, or (ii) postponement of any Landlord’s Work at the written request of Tenant.

“Tenant Indemnitees” shall have the meaning set forth in Section 33.2.

“Tenant’s BID Payment” shall have the meaning set forth in Section 3.2.

“Tenant’s Operating Payment” shall have the meaning set forth in Section 3.3.

“Tenant’s Projected Operating Share” shall have the meaning set forth in Section 3.3.

“Tenant’s Property” shall mean Tenant’s movable fixtures and movable partitions, telephone and other equipment, furniture, furnishings and other movable items of personal property, including the personal property of Tenant’s agents and employees.

“Tenant’s Tax Payment” shall have the meaning set forth in Section 3.2.

“Unavoidable Delays” shall have the meaning set forth in Article 26.

ARTICLE 2

DEMISE, PREMISES, TERM, RENT

Section 2.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Term to commence, subject to Article 23, on the Commencement Date and to end on the Fixed Expiration Date, unless earlier terminated or extended as provided herein. Tenant shall also have, as appurtenant to the Premises, the use, on a non-exclusive basis and in common with the other tenants in the Building (and subject to Landlord’s Rules and Regulations), the common areas of the Building and the Land, including (i) the public lobby, public hallways and public stairways, (ii) the public elevators, (iii) common walkways necessary for access to the Building, and (iv) all other parts of the Real Property made available by Landlord to all tenants in the Building.

Section 2.2 Tenant shall pay to Landlord, in lawful money of the United States of America, without notice or demand, by good and sufficient check drawn to the Landlord’s order on a bank or trust company with an office in the Borough of Manhattan, the City of New York, State of New York, or by wire transfer, at Tenant’s option at the office of Landlord or at such other place as Landlord may designate from time to time by fifteen (15) days prior written notice to Tenant, the following:

(A) commencing upon the Rent Commencement Date, the Fixed Rent, at the annual fixed rental rate set forth in the Reference Page, which shall be payable in equal monthly installments of Fixed Rent in advance on the first day of each and every calendar month during the Term, except that the first monthly installment of Fixed Rent shall be payable by Tenant upon execution of this Lease; and

(B) commencing upon the Commencement Date, additional rent (“Additional Rent”) consisting of all other sums of money (including, without limitation, Escalation Rent) as shall become due from and be payable by Tenant hereunder (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent).

Section 2.3 If the Rent Commencement Date is other than the first day of a calendar month, or the Expiration Date is other than the last day of a calendar month, Fixed Rent for such month shall be prorated on a per diem basis.

Section 2.4 Tenant shall pay the Fixed Rent and Additional Rent when due without abatement, deduction, counterclaim, setoff or defense for any reason whatsoever, except such abatements, deductions, counterclaims, setoffs or defenses as may be occasioned by the occurrence of any event permitting same as specifically set forth in this Lease.

Section 2.5 Landlord may submit to Tenant a written agreement, substantially in the form annexed as Schedule H, confirming the dates fixed by Landlord, in accordance with the provisions of this Lease, as the Commencement Date, the Rent Commencement Date and the Fixed Expiration Date, and Tenant shall execute such agreement and return it to Landlord within five (5) Business Days thereafter. Any failure of the parties to execute such written agreement shall not affect the validity of the Commencement Date, the Rent Commencement Date or the Fixed Expiration Date as fixed and determined by Landlord as aforesaid. If Tenant disputes the Commencement Date, Tenant must notify Landlord of the nature of, and reasons for, such dispute within such five (5) Business Day period.

ARTICLE 3

ESCALATION

Section 3.1 For the purposes of this Article 3, the following terms shall have the meanings set forth below:

(A) “Operating Expenses” shall mean the aggregate of those costs and expenses (and taxes thereon, if any) paid or incurred by Landlord or on behalf of Landlord, without duplication, with respect to the operation, cleaning, repair, safety, replacement, management, security and maintenance of the Real Property, Building Systems, sidewalks, curbs, plazas, and other areas adjacent to the Building, and with respect to the services provided to tenants, including, without limitation: (i) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plans and other benefits or similar expenses relating to employees of Landlord engaged in the operation, cleaning, repair, safety, replacement, management, security or maintenance of the Real Property and the Building Systems or in providing services generally to tenants; (ii) social security, unemployment and other payroll taxes, the cost of providing disability and worker’s compensation coverage imposed by any Laws, union contract or otherwise with respect to said employees; (iii) the cost of gas, oil, steam, water, sewer rental, HVAC and other utilities furnished to the Building and utility taxes; (iv) the expenses incurred for casualty, rent, liability, fidelity, plate glass and any other insurance related to the ownership and operation of the Building; (v) the cost of repairs, maintenance and painting, including the cost of acquiring or renting all supplies, tools, materials and equipment used in operating or repairing the Building; (vi) expenditures, whether by purchase or lease, for capital improvements and capital equipment that under generally applied real estate practice are expensed or regarded as deferred expenses and capital expenditures, whether by purchase or lease, that are made to comply with Laws first enacted or first becoming effective after the date of this Lease or for emergency or labor-saving devices or security or property protection systems or in lieu of a repair, in each case such capital expenditures to be included in Operating Expenses for the Operating Year in which such costs are incurred and every subsequent Operating Year, on a straight-line basis, to the extent that such items are amortized over their useful lives, determined in accordance with generally accepted accounting principles, consistently applied, with interest calculated at an annual rate equal to the Applicable Rate in effect at the time of Landlord’s having made said expenditure (provided that with respect to labor-saving devices, the maximum amount that may be included in Operating Expenses for any such capital equipment or capital expenditure shall not exceed the amount of savings such device has been designed to achieve); (vii) the cost or rental of all supplies, tools, materials and equipment; (viii) the cost of uniforms, work clothes and dry cleaning; (ix) the cost of window cleaning, janitorial, concierge, guard, watchman or other security personnel, service or system, if any; (x) management fees (not to exceed three percent (3%) of gross revenues derived from the Building); (xi) charges of independent contractors performing work included within this definition of Operating Expenses; (xii) telephone and stationery costs; (xiii) legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the Real Property; (xiv) association fees and dues; (xv) the cost of seasonal decorations (but not permanent works of art); (xvi) depreciation of hand tools and other movable equipment used in the operation, cleaning, repair, safety, management, security or maintenance of the Building; (xvii) exterior and interior landscaping; and (xviii) all electrical costs incurred in the operation of the Real Property, other than leaseable areas of the Building.

Provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be:

(1) compensation for persons above the grade of building manager;

(2) the cost of any items or services for which Landlord is reimbursed or entitled to be reimbursed from Tenant or other third parties, other than pursuant to provisions similar in nature to this Article 3;

(3) cost of repairs or replacements or restoration incurred by reason of fire or other casualty or condemnation, except that the amount of any deductible paid by Landlord may be included in Operating Expenses;

(4) costs incurred in performing work or furnishing services or utilities for any tenant, whether at such tenant’s or Landlord’s expense, to the extent that such work or service is in excess of any work or service or utilities that Landlord is obligated to furnish to Tenant at Landlord’s expense;

(5) Taxes;

(6) financing or refinancing costs and mortgage interest and mortgage amortization payments, all penalties, fines and damages payable under any Mortgage and legal and other professional fees incurred in connection with such financing or refinancing;

(7) leasing commissions, brokerage commissions, entertainment expenses, rental concessions and lease buy-outs;

(8) amortization and depreciation, except as otherwise specifically provided in clauses (vi) and (xvi) above and in the first paragraph (unnumbered) following this list of exclusions;

(9) amounts paid to affiliates of Landlord for services to the extent that such costs exceed the costs of such services were they not rendered by an affiliate of Landlord;

(10) rental under any Superior Lease, other than rental in the nature of an Operating Expense, as described in this Article 3, and all penalties, fines and damages payable under any Superior Lease;

(11) professional fees (including legal and accounting fees) not allocated to the operation or management of the Real Property and professional fees (including legal and accounting fees) allocable to disputes with, or preparation of leases for, tenants and prospective tenants or in enforcing any lease or in renewing, extending or amending any lease for a tenant in the Building;

(12) advertising and marketing and promotional expenses with respect to the Real Property;

(13) all electrical costs incurred and furnished to leaseable areas of the Building;

(14) the cost of any demolition, alterations, additions, changes, replacements, improvements and construction to prepare space for occupancy by a new tenant (including Tenant) or made to the Building solely for the benefit of a new tenant or to renovate space for an existing tenant, and any cash contributions or allowances with respect thereto;

(15) costs incurred with respect to a sale of all or any portion of the Building or the Land or any interest therein or of any interest in Landlord or any entity comprising Landlord;

(16) to the extent any cost is includable in Operating Expenses and incurred with respect to both the Building and other properties (including, without limitation, salaries, fringe benefits and other compensation of Landlord’s personnel who provide services to both the Building and other properties), there shall be excluded from Operating Expenses a fair and reasonable percentage thereof which is properly allocable to such other properties;

(17) the cost of the acquisition of the Land or the construction of improvements to the Building in connection with an expansion thereof;

(18) cost of repairs or other work occasioned by the exercise of the right of eminent domain;

(19) costs incurred to clean up, contain, abate, remove or otherwise remediate Hazardous Materials from the Real Property that have been determined to be Hazardous Materials as of the date of this Lease;

(20) any compensation paid to clerks, attendants, or other persons engaged in commercial concessions operated by Landlord for profit;

(21) costs or expenses associated with the operation of the business of the entity which constitutes Landlord, such as the formation of the entity, internal accounting and legal matters;

(22) permanent works of art (as distinct from seasonal or other decorations);

(23) Landlord’s general corporate overhead and general and administrative expenses (except that Tenant hereby acknowledges that Operating Expenses shall include a management fee as set forth above);

(24) costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied or otherwise, except as expressly provided in Section 3.1(A)(vi) and the penultimate grammatical paragraph of this Section 3.1(A); and

(25) costs arising form Landlord’s charitable or political contributions.

If Landlord purchases any item of capital equipment or makes any capital expenditure that is intended to have the effect of reducing the expenses that would otherwise be included in Operating Expenses, then the costs of such capital equipment or capital expenditure shall be included in Operating Expenses for the Operating Year in which the costs are incurred and every subsequent Operating Year on a straight-line basis, to the extent that such items are amortized over their useful lives, determined in accordance with generally accepted accounting principles, consistently applied, with interest calculated at the Applicable Rate in effect at the time of Landlord’s having made said expenditure. If Landlord leases any item of capital equipment designed to result in savings or reductions in expenses that would otherwise be included in Operating Expenses, then the rentals and other costs paid with respect to such leasing shall be included in Operating Expenses for the Operating Years in which such rentals and costs are incurred. Notwithstanding the provisions of this paragraph, the maximum amount that may be included in any Operating Year for any such capital equipment or capital expenditure shall not exceed the amount of savings realized by such capital equipment or capital expenditure. To the extent that the amount of such savings is less than the amortized cost plus interest in any one

Operating Year, Landlord shall include in subsequent Operating Years until fully recovered the amount not included in an Operating Year by reason of such limitation (provided that such limitation is not exceeded in any subsequent Operating Year).

If Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord for all or any portion of an Operating Year (including calendar year 2010), Operating Expenses for such Operating Year shall be deemed to be increased by an amount equal to the additional Operating Expenses which reasonably would have been incurred during such Operating Year by Landlord if it had, at its own expense, furnished such work or service to such tenant.

(B) “Taxes” shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) payable with respect to the Real Property (including, without limitation, (i) assessments made upon or with respect to any “air” and “development” rights now or hereafter appurtenant to or affecting the Real Property, (ii) any fee, tax or charge imposed by any Government Authority for any vaults, vault space or other space within or outside the boundaries of the Real Property not used by and paid for by one or more specified tenants, and (iii) any assessments levied after the date of this Lease for public benefits to the Real Property or the Building, other than BID Charges (as hereinafter defined); provided that if, because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes or for an increase in any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord’s sole asset were the Real Property. With respect to any Tax Year, all reasonable expenses, including customary attorneys’ fees and disbursements and reasonable experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (a) any taxes on Landlord’s income, or profit or corporate taxes, (b) franchise taxes, (c) estate, inheritance, succession, capital stock, gains, transfer or gift taxes, or (d) any similar taxes imposed on Landlord, except to the extent such taxes are levied, assessed or imposed as a substitute for the whole or any part of, or as a substitute for an increase in, the taxes, assessments, levies, fees, charges and impositions that now constitute Taxes. In no event shall Taxes include any interest or penalties incurred as a result of Landlord’s late payment of Taxes. Taxes shall be calculated taking into account any abatement or exemption then in effect pursuant to the ICIP.

(C) “BID Charges” shall mean business improvement district charges imposed on the Building and/or the Land, and any expenses incurred by Landlord in contesting the same.

Section 3.2

(A) Tenant shall pay as Escalation Rent for each Tax Year, (i) an amount (“Tenant’s Tax Payment”) equal to Tenant’s Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Factor and (ii) an amount (“Tenant’s BID Payment”) equal to Tenant’s Share of the BID Charges. Notwithstanding any provision contained in this

Lease to the contrary, Tenant shall have no obligation to make any Tenant’s Tax payment or any Tenant’s BID Payment with respect to the period prior to the first anniversary of the Commencement Date. Tenant’s Tax Payment and Tenant’s BID Payment shall be payable by Tenant to Landlord in twelve (12) equal monthly installments (subject to the further provisions of this Section 3.2), the first of which shall be due within thirty (30) days after receipt of a Landlord’s Tax Statement, regardless of whether such Landlord’s Tax Statement is received prior to, on or after the first day of such Tax Year and the remaining installments shall be due on the first day of each month thereafter. If there is any increase in Taxes or in BID Charges for any Tax Year, whether during or after such Tax Year, or if there is any decrease in the Taxes or in BID Charges for any Tax Year whether during or after such Tax Year, Landlord may furnish a revised Landlord’s Tax Statement for any Tax Year affected, and Tenant’s Tax Payment and Tenant’s BID Payment for such Tax Year shall be adjusted and, (a) within thirty (30) days after Tenant’s receipt of such revised Landlord’s Tax Statement, Tenant shall (with respect to any increase in Taxes and/or BID Charges for such Tax Year) pay the appropriate increase in Tenant’s Tax Payment and/or Tenant’s BID Payment to Landlord, or (b) (with respect to any decrease in Taxes and/or BID Charges for such Tax Year) Landlord shall, at its election, either credit such decrease in Tenant’s Tax Payment and/or Tenant’s BID Payment against the next installment(s) of Rental payable by Tenant until fully applied or refund the amount of such decrease by check to the order of Tenant or, if at the end of the Term, there shall not be any further installments of Rental remaining against which Landlord can credit any decrease in Taxes and/or BID Charges due Tenant, Landlord shall deliver to Tenant Landlord’s check in the amount of the refund due Tenant within thirty (30) days after Landlord’s receipt of any refund. If, during the Term, Taxes or BID Charges are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to the Lessor or the Mortgagee), in full or in quarterly or other installments on any other date or dates than as presently required, then Tenant’s Tax Payments and Tenant’s BID Payments shall be correspondingly accelerated or revised so that Tenant’s Tax Payments and Tenant’s BID Payments are due at least thirty (30) days prior to the date payments are due to the taxing authorities, the Lessor or the Mortgagee.

(B) Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce Taxes or BID Charges, which Landlord shall institute for each Tax Year during the Term so long as Landlord determines there is a reasonable basis therefor. If, after a Landlord’s Tax Statement has been sent to Tenant, a refund of Taxes or BID Charges is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a Landlord’s Tax Statement adjusting the Taxes and BID Charges for such Tax Year (taking into account Landlord’s reasonable expenses therefor and any interest paid on such refund) and setting forth Tenant’s Share of such refund, and Tenant shall be entitled to receive such amount by way of a credit against the next installment(s) of Rental until fully applied or by a refund to Tenant by check within thirty (30) days of Landlord’s receipt of the refund if at the end of the Term; provided, however, that Tenant’s Share of such refund shall be limited to the amount of Tenant’s Tax Payment or Tenant’s BID Payment as applicable, which Tenant had theretofore paid to Landlord attributable to increases in Taxes or BID Charges for the Tax Year to which the refund is applicable.

(C) Tenant’s Tax Payment and Tenant’s BID Payment and any credits with respect thereto as provided in this Section 3.2 shall be made as provided in this Section 3.2 regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant’s diplomatic or other tax exempt status or for any other reason whatsoever.

(D) Tenant shall pay to Landlord within thirty (30) days after demand as Additional Rent any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord with respect to the Premises in the first instance or hereafter required to be paid by Landlord with respect to the Premises.

(E) Each Landlord’s Tax Statement furnished by Landlord with respect to Tenant’s Tax Payment and Tenant’s BID Payment shall be accompanied by a copy of the real estate tax bill or bills for the Tax Year referred to therein, but Landlord shall have no obligation to deliver more than one such copy of the real estate tax bill or bills in respect of any Tax Year, and Landlord’s failure to deliver such copy shall not affect Tenant’s obligations as to amount or due date(s) thereof.

(F) If the Base Tax Factor subsequently shall be adjusted, corrected, reduced or increased, whether as the result of protest, by means of agreement or as the result of legal proceedings, the Base Tax Factor for the purpose of computing any Additional Rent payable pursuant to this Article shall be the Base Tax Factor as so adjusted, corrected, reduced or increased. Until the Base Tax Factor is so adjusted, corrected, reduced or increased, if ever, Tenant shall pay Additional Rent hereunder based upon the unadjusted, uncorrected, unreduced or un-increased Base Tax Factor and upon such adjustment, correction, reduction or increase occurring, any Additional Rent payable by Tenant prior to the date of such occurrence shall be recomputed and either (x) Tenant shall pay to Landlord any Escalation Rent found due by such recomputation within thirty (30) days after being billed therefor (which bill shall set forth in reasonable detail the pertinent data causing and comprising such recomputation) or (y) Landlord shall deliver to Tenant Landlord’s check in the amount of the refund in Escalation Rent found due by such recomputation within thirty (30) days after Tenant shall first be entitled thereto.

(G) If the Commencement Date or the Expiration Date occurs on a date other than July 1 or June 30, respectively, any Tenant’s Tax Payment and Tenant’s BID Payment under this Article 3 for the Tax Year in which such Commencement Date or Expiration Date occurs shall be apportioned in that percentage which the number of days in the period from the Commencement Date to June 30 or from July 1 to the Expiration Date, as the case may be, both inclusive, bears to the total number of days in such Tax Year. If the Commencement Date or the Expiration Date occurs on a date other than January 1 or December 31, respectively, any Tenant’s Operating Payment under this Article 3 for the Operating Year in which such Commencement Date or Expiration Date occurs shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, bears to the total number of days in such Operating Year. In the event of a termination of this Lease, any Escalation Rent under this Article 3 shall be paid or adjusted within thirty (30) days after submission of a Landlord’s Statement. In no event shall Fixed Rent ever be reduced by operation of this Article 3 and the rights and obligations of Landlord and Tenant under the provisions of this Article 3 with respect to any Escalation Rent shall survive the Expiration Date.

Section 3.3

(A) Tenant shall pay as Escalation Rent for each Operating Year an amount (“Tenant’s Operating Payment”) equal to Tenant’s Share of the amount by which Operating Expenses for such Operating Year are greater than the Base Operating Factor. Notwithstanding any provision contained in this Lease to the contrary, Tenant shall have no obligation to make any Tenant’s Operating Payment with respect to the period prior to the first anniversary of the Commencement Date.

(B) Landlord shall furnish to Tenant, with respect to each Operating Year, a Landlord’s Operating Statement setting forth Landlord’s good faith estimate of Tenant’s Operating Payment for such Operating Year (“Tenant’s Projected Operating Share”). Tenant shall pay to Landlord on the first day of each month during such Operating Year, as Escalation Rent, an amount equal to one-twelfth of Tenant’s Projected Operating Share for such Operating Year. If, however, Landlord furnishes any such Landlord’s Operating Statement for an Operating Year subsequent to the commencement of such Operating Year, then (a) until the first day of the month following the month in which such Landlord’s Operating Statement is furnished to Tenant (but in no event less than thirty (30) days), Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 3.3 in respect of the last month of the preceding Operating Year; (b) after such Landlord’s Operating Statement is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Projected Operating Share previously made for such Operating Year were greater or less than the installments of Tenant’s Projected Operating Share to be made for such Operating Year in accordance with such estimate, and (i) if there is a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or (ii) if there was an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rental until fully applied or, if at the end of the Term there shall not be any further installments of Rental remaining against which Landlord can credit any such overpayment due Tenant, Landlord shall deliver to Tenant Landlord’s check in the amount of the refund due Tenant within thirty (30) days after Tenant shall first be entitled to a credit for the overpayment of Operating Expenses; and (c) on the first day of the month following the month in which such Landlord’s Operating Statement is furnished to Tenant (but in no event less than thirty (30) days), and monthly thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant’s Projected Operating Share shown in such Landlord’s Operating Statement. Landlord may furnish to Tenant a revised Landlord’s Operating Statement with a new good faith estimate of Tenant’s Projected Operating Share for such Operating Year and, in such case, Tenant’s Projected Operating Share for such Operating Year shall be adjusted and paid or credited, as the case may be, substantially in the same manner as provided in the preceding sentence.

(C) Within one hundred eighty (180) days after the end of each Operating Year, Landlord shall endeavor to furnish to Tenant a Landlord’s Operating Statement for such Operating Year. Each such year-end Landlord’s Operating Statement shall be accompanied by a computation of Operating Expenses for the Building prepared by the Manager or a certified public accountant designated by Landlord from which Landlord shall make the computation of Escalation Rent due in respect of Operating Expenses hereunder. In making computations of Operating Expenses, the certified public accountant or the Manager may rely on Landlord’s reasonable estimates and allocations whenever said estimates and allocations are needed for this

Article 3. If the Landlord’s Operating Statement shows that the sums paid by Tenant under Section 3.3(B) exceeded Tenant’s Operating Payments required to be paid by Tenant for such Operating Year, Landlord shall credit the amount of such excess against subsequent payments of Rental until fully applied or, if at the end of the Term there shall not be any further installments of Rental remaining against which Landlord can credit any such overpayments due Tenant, Landlord shall deliver to Tenant Landlord’s check in the amount of the refund due Tenant within thirty (30) days after Tenant shall first be entitled to a credit for the overpayment of Operating Expenses; and if the Landlord’s Operating Statement for such Operating Year shows that the sums so paid by Tenant were less than Tenant’s Operating Payment due for such Operating Year, Tenant shall pay the amount of such deficiency within thirty (30) days after demand therefor.

Section 3.4 Landlord’s failure to render any Landlord’s Statement with respect to any Tax Year or Operating Year shall not prejudice Landlord’s right thereafter to render a Landlord’s Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year, as the case may be, nor shall the rendering of a Landlord’s Statement prejudice Landlord’s right thereafter to render a corrected Landlord’s Statement for that Tax Year or Operating Year; provided, however, that if Landlord shall fail to furnish a Landlord’s Statement with respect to (i) a Tax Year within two (2) years after the later to occur of (x) the expiration of the Term of this Lease and (y) the date of final settlement with the taxing authority for Taxes for such Tax Year, or (ii) an Operating Year within two (2) years following the expiration of the Term of this Lease, as the case may be, then Landlord shall be deemed to have irrevocably waived its right to furnish a Landlord’s Statement with respect to such Tax Year or Operating Year.

Section 3.5 Any Landlord’s Statement sent to Tenant shall be conclusively binding upon Tenant unless, within one hundred eighty days (180) days after such Landlord’s Statement is sent, Tenant shall send a written notice to Landlord objecting to such Landlord’s Statement. If Tenant shall send such notice with respect to a Landlord’s Operating Statement, then Tenant may, at its own expense, select an auditor which is an independent certified public accountant, who or which is not being compensated by Tenant, in whole or in part, on a contingency basis (an “Approved Examiner”), provided that such Approved Examiner is not and has not during the Term been affiliated with, a shareholder in, an officer, director, partner, or employee of, any Manager during the Term or the Manager named in this Lease, and such Approved Examiner may examine Landlord’s books and records relating solely to the Operating Expenses to determine the accuracy of such Landlord’s Operating Statement. In connection therewith, upon the written request of Tenant, Landlord’s Chief Financial Officer shall certify the amount of the gross revenues derived from the Building for the applicable Operating Year. Tenant recognizes the confidential nature of Landlord’s books and records and any certification received from Landlord’s Chief Financial Officer with respect to gross revenues, and agrees that information obtained by it or an Approved Examiner during any examination (including any compromise, settlement or adjustment relating to the results of such examination) shall be maintained in strict confidence by Tenant and such Approved Examiner. As a condition precedent to Tenant’s exercise of its right to examine Landlord’s books and records, Tenant shall deliver to Landlord a confidentiality agreement, reasonably satisfactory to Landlord (but containing commercially reasonable and standard exceptions to confidentiality), from the Approved Examiner to the same effect as Tenant’s agreement contained in the preceding sentence. If, after such examination, Landlord’s calculation of Operating Expenses for the Operating Year under inspection was overstated by more than five percent (5%), then, after verification, Landlord shall reimburse Tenant for its actual reasonable out-of-pocket costs of such examination, within thirty (30) days after receipt of Tenant’s invoice therefor. If, after such examination, such Approved Examiner shall dispute such Landlord’s Operating Statement, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants not affiliated or having had worked for Landlord or Tenant or their respective affiliates within the prior three (3) year period, selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in resolving such dispute shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fees and expenses between the parties based upon the degree of success of each party). Notwithstanding the giving of such notice by Tenant, and pending the resolution of any such dispute, Tenant, as a condition of Tenant’s right to challenge a Landlord’s Statement, shall pay to Landlord when due the amount shown on any such Landlord’s Statement, as provided in this Article 3. The obligations contained in this Section 3.5 shall survive the Expiration Date.

Section 3.6 In determining the amount of the Base Operating Factor and Operating Expenses, if less than 95% of the Building’s rentable area shall have been occupied by tenant(s) at any time during the calendar year 2010 or any subsequent Operating Year, Operating Expenses, for the purposes of the Base Operating Factor and for any such subsequent Operating Year, shall be adjusted to the amount which would normally be expected to be incurred had 95% of all such areas been occupied throughout 2010 or any Operating Year. The provisions of this paragraph with respect to adjustments of Operating Expenses for vacancy, shall apply only to Operating Expenses which are variable and which increase in the same relationship to the increase in occupancy in the Building and shall not apply to any Operating Expenses which do not vary with the level of occupancy in the Building.

ARTICLE 4

ELECTRICITY

Section 4.1 Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building. Landlord shall provide to the Premises, and Tenant agrees that at no time will the electrical connected load in the Premises exceed, in the aggregate six (6) watts per rentable square foot, exclusive of the electricity required to operate the HVAC System and the base Building mechanical, emergency power, emergency lighting and Class E Systems. Tenant shall not, without Landlord’s prior written consent in each instance, connect any fixtures, machinery, appliances or equipment to the Building electric distribution system or make any alteration or addition to Tenant’s machinery, appliances or equipment, or the electric system of the Premises, if the effect thereof would be to increase the electrical load in the Premises over the load specified in this Section 4.1. Landlord’s consent to such request shall not be unreasonably withheld or delayed, taking into consideration the fact that Landlord will have to reserve additional power for other space in the Building. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the reasonable cost thereof shall be paid by Tenant within 30 days after Landlord’s demand. Landlord shall not be liable in any way to Tenant for any interruption or failure or defect in the supply or character of electric service furnished to the Premises or for any loss, damage or expense Tenant may sustain if either the quantity or character of electric service is changed or is no longer suitable for Tenant’s requirements, whether by reason of any requirement, act or omission of the public utility serving the Building or for any other reason, other than to the extent resulting from the negligence or willful misconduct of Landlord or its agents.

Section 4.2 (A) As of the Commencement Date, electricity shall be furnished by Landlord to the Premises, and Tenant shall pay to Landlord, as Additional Rent for such service (including the electricity used to operate any units providing HVAC solely to the Premises), the amounts (the “Electricity Additional Rent”), as determined by one or more submeters purchased and installed by Landlord, at Landlord’s expense (and maintained, repaired and replaced by Landlord, at Landlord’s expense), at charges, terms and rates, applied to the monthly readings on each such meter or submeter, as set from time to time during the Term by the public utility serving the Building based upon the average rate per kilowatt hour payable by Landlord for the electricity furnished to the Building during the applicable billing period (computed by dividing the electricity bill for the Building for such period by the total kilowatt hours on such bill), plus an amount equal to five (5%) percent thereof to reimburse Landlord for administrative services in connection with supplying and billing such electricity, and for line loss.

(B) Bills for the Electricity Additional Rent shall be rendered to Tenant at such time as Landlord may elect but no more frequently than every thirty (30) days, and Tenant shall pay the amount shown thereon to Landlord within thirty (30) days after the rendering of such bill.

(C) Wherever reference is made in this Article to rate(s) or charge(s) of the public utility supplying electricity to the Building or to increases in such rates or charges, the words rates or charges shall be deemed to include without limitation, any and all (including any new or additional) (i) kilowatt hours or energy charge; (ii) kilowatts of demand charge; (iii) fuel adjustment charge; (iv) transfer adjustment charge; (v) utility tax; (vi) sales tax; and (vii) any and all other charges and taxes required to be paid by Landlord to the utility company.

Section 4.3 Tenant, at Landlord’s option, shall purchase from Landlord all lighting tubes, lamps, bulbs and ballasts used in the Premises, and Tenant shall pay to Landlord Landlord’s reasonable and competitive charges for providing and installing the same, as Additional Rent.

Section 4.4 Landlord shall have the right, in its sole discretion, to select any entity or entities which it desires to have as the electrical service provider to the Building (including the Premises), and Tenant shall not have the right to select the same or participate in the selection of the same, except and to the extent that any Laws mandate that Tenant have any such right(s). Any such new electric service provider shall charge electric rates that are competitive with the then existing electric service provider to the Building.

Section 4.5 Landlord reserves the right to discontinue furnishing electric energy to the Premises at any time upon not less than sixty (60) days notice to Tenant provided that Landlord shall not exercise such right unless it discontinues furnishing electricity to a substantial portion of the Building and until Tenant, acting diligently, shall be able to obtain electric energy directly from the electric service provider for the Building. If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electric energy to Tenant and Tenant shall no longer be obligated to pay Electricity Additional Rent. If Landlord voluntarily discontinues furnishing electric energy to Tenant, Landlord shall, prior to the effective date of such discontinuance, at Landlord’s expense, make such changes in panel boards, feeders, risers, wiring and other conductors and equipment to the extent required to permit Tenant to obtain electric energy directly from the electric service provider for the Building. If, on the other hand, Landlord is required by any Laws to discontinue furnishing electric energy to Tenant, Tenant shall reimburse Landlord promptly upon demand for the cost incurred by Landlord in making such changes in panel boards, feeders, risers, wiring and other conductors and equipment in order to permit Tenant to obtain electric energy directly from the electric service provider for the Building.

ARTICLE 5

USE AND OCCUPANCY

Section 5.1 Tenant shall use and occupy the Premises for the Permitted Use and for no other purpose.

Section 5.2 Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (1) for the business of photographic, multilith or multigraph reproductions or offset printing (other than those which are ancillary to an otherwise Permitted Use), (2) for an off-the-street retail commercial banking, thrift institution, loan company, trust company, depository or safe deposit business accepting deposits from the general public, (3) for the off-the-street retail sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (4) by the United States government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing having or asserting sovereign immunity, (5) for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except for the preparation, dispensing and consumption of food by Tenant’s employees who work in the Premises and Tenant’s invitees (but not invitees who are invitees solely for the consumption or purchase of food or beverages unrelated to any other business with Tenant) and not for the sale of food to any Persons other than such employees and invitees, (6) as an employment agency, day-care facility, labor union, school, or vocational training center (except for the training of employees of Tenant intended to be employed at the Premises and for seminars conducted by Tenant for investors, potential investors, employees and other business professionals), (7) as a barber shop, beauty salon or manicure shop, (8) for product display activities (such as those of a manufacturer’s representative), (9) as offices of any public utility company, (10) for data processing activities (other than those which are ancillary to an otherwise Permitted Use), (11) for health care activities, (12) for clerical support services or offices of public stenographers or typists (other than those which are ancillary to an otherwise Permitted Use), (13) as reservation centers for airlines or travel agencies, (14) for retail or manufacturing use, (15) as studios for radio, television or other media, (16) for offices for a real estate brokerage firm or (17) for any obscene or pornographic purpose or any sort of commercial sex establishment or for exhibition to the public of any obscene or pornographic materials. For purposes of the preceding clause (17), “pornographic” shall mean that the material or purpose has prurient appeal or relates, directly or indirectly, to lewd or prurient sexual activity and “obscene” shall have the meaning ascribed thereto in New York Penal Law Section 235.00. Furthermore, the Premises shall not be used for any purpose that would, in Landlord’s reasonable judgment, tend to lower the first-class character of the Building, create unreasonable or excessive elevator or floor loads, violate the certificate of occupancy of the Building, impair or interfere with any of the Building operations or the proper and economic heating, air-conditioning, cleaning or any other services of the Building, interfere with the use of the other areas of the Building by any other tenants, or impair the appearance of the Building.

ARTICLE 6

ALTERATIONS

Section 6.1

(A) Tenant, upon notice to and coordination with Landlord, but without obtaining Landlord’s consent, may make Alterations which (x)(i) do not affect any structural or mechanical portion of the Building or Building Systems, (ii) do not require that a building permit be obtained, and (iii) are of a decorative nature such as painting, carpeting, wall covering, and the like and (y) when added with any other similar Alterations within the prior twelve month period, costs less than $75,000 in the aggregate (a “Decorative Alteration”). Tenant shall not make or permit to be made any other Alterations without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided that (1) the outside appearance of the Building shall not be affected; (2) the strength of the Building shall not be affected; (3) the structural parts of the Building shall not be affected; (4) no part of the Building outside of the Premises shall be affected; and (5) the proper functioning of the Building Systems shall not be adversely affected and the use of such systems by Tenant shall not be increased beyond Tenant’s allocable portion of reserve capacity thereof, if any. Reference is made to Schedule B hereto, which contains the Building Rules and Building Standards for Alterations applicable to the Building, which is incorporated by reference in this Lease. Landlord reserves the right to make reasonable changes and additions thereto, that are generally applicable to all tenants of the Building; provided, however, that such changes or additions shall not conflict with the express provisions of this Lease.

(B) (1) Prior to making any Alterations, Tenant shall, at Tenant’s expense, (i) other than with respect to Decorative Alterations, submit to Landlord six sets of blue lines of final, stamped and detailed plans and specifications (including layout, architectural, electrical, mechanical and structural drawings) that comply with all Laws for each proposed Alteration, and Tenant shall not commence any such Alteration without first obtaining Landlord’s approval of such plans and specifications, which approval shall not be unreasonably withheld, conditioned or delayed, (ii) at Tenant’s expense, obtain all permits, approvals and certificates required by any Government Authorities with respect to such Alterations, and (iii) furnish to Landlord certificates evidencing worker’s compensation insurance (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors, in connection with such Alteration) and copies of Tenant’s policies of commercial general liability insurance (including premises operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverages) in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents, any Lessor and any Mortgagee, as additional insureds. Upon completion of such Alteration, Tenant, at Tenant’s expense, shall obtain certificates of final approval of such Alterations required by any Government Authority (including the

Landmarks Preservation Commission) and shall furnish Landlord with copies thereof, together with the “as-built” plans and specifications for such Alterations. All Alterations shall be made and performed substantially in accordance with the plans and specifications therefor as approved by Landlord, all Laws and the Rules and Regulations. All materials and equipment to be incorporated in the Premises as a result of any Alterations shall be first quality and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement. In addition, except for Decorative Alterations, any Alteration for which the cost of labor and materials (as estimated by Landlord’s architect, engineer or contractor) is in excess of Seventy-Five Thousand ($75,000.00) Dollars, shall be performed only under the supervision of a licensed architect reasonably satisfactory to Landlord.

(2) Landlord shall endeavor to respond to the proposed plans and specifications referred to in Section 6.1 (B)(1)(i) within ten (10) Business Days after submission (and within five (5) Business Days after any resubmission, if required), but Landlord shall have no liability to Tenant by reason of Landlord’s failure to respond within such time period. If Landlord shall fail to respond within such time period, however, Landlord’s approval of such plans and specifications shall be deemed granted, provided that Tenant shall have sent Landlord a second request for approval containing the following language in eighteen-point print: “THIS IS A SECOND REQUEST FOR APPROVAL OF THE PROPOSED PLANS AND SPECIFICATIONS. IF LANDLORD DOES NOT RESPOND TO THIS REQUEST WITHIN FIVE (5) BUSINESS DAYS, LANDLORD’S APPROVAL SHALL BE DEEMED GRANTED PURSUANT TO THE PROVISIONS OF THE LEASE” and Landlord shall have failed to respond within such time period. Landlord reserves the right to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making reasonable revisions to the plans and specifications or supplying additional information. Any disapproval by Landlord shall specify its reasons for disapproval with sufficient specificity to enable Tenant to amend its plans and specifications. Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alteration is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant or any other Person with respect to the adequacy, correctness or sufficiency thereof or with respect to Laws or otherwise.

(C) Except as otherwise provided in the Building Rules and Building Standards for Alterations, Tenant shall be permitted to perform Alterations during Operating Hours, provided that such work does not unreasonably interfere with or unreasonably interrupt the operation and maintenance of the Building or unreasonably interfere with or unreasonably interrupt the use and occupancy of the Building by other tenants in the Building; provided that Tenant shall not be entitled to have any construction material delivered, or any construction debris removed, during Operating Hours on Business Days, except as set forth in Section 28.1(B). Otherwise, Alterations shall be performed at Tenant’s expense and at such times and in such manner as Landlord may from time to time reasonably designate. All Alterations (but not Tenant’s Property) shall become a part of the Building and shall be Landlord’s property from and after the installation thereof and may not be removed or changed without Tenant’s compliance with the applicable provisions of this Article 6. Notwithstanding the foregoing, if on or before the date Landlord approves Tenant’s plans and specifications (or other documentation) for such Alterations, Landlord notifies Tenant that Landlord is reserving the right to require Tenant to remove any Alterations designated by Landlord as specialty Alterations (“Specialty

Installations”) which shall be only those that exceed the customary standard types of alterations for general, executive and administrative business offices in Manhattan, then Landlord, prior to the Fixed Expiration Date or within 15 days after any earlier termination of this Lease, may require Tenant to remove such Specialty Installations and to repair and restore in a good and workmanlike manner to Building standard condition (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. Without limiting the foregoing, upon the Expiration Date or the earlier termination of the Term, Tenant shall be obligated to remove any wiring and cabling from the raceways and conduits located in the Premises and installed by Tenant. All Tenant’s Property shall remain the property of Tenant and, on or before the Expiration Date or earlier end of the Term, may be removed from the Premises by Tenant at Tenant’s option, provided, however, that Tenant shall repair and restore in a good and workmanlike manner to Building standard condition (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. The provisions of this Section 6.1(C) shall survive the expiration or earlier termination of this Lease.

(D) (1) All Alterations shall be performed, at Tenant’s sole cost and expense (but subject to the Tenant Improvement Allowance), by contractors and subcontractors selected by Tenant and approved by Landlord and under the supervision of a construction or project manager selected by Tenant and approved by Landlord, which approval in any such cases shall not be unreasonably withheld, conditioned or delayed. Prior to making any Alteration, at Tenant’s request, Landlord shall furnish Tenant with a list of contractors who may perform Alterations to the Premises on behalf of Tenant. If Tenant shall enter into a contract with any contractor set forth on the list, within six months after Landlord shall furnish Tenant with such list, Tenant shall not be required to obtain Landlord’s consent to such contractor unless, prior to entering into a contract with such contractor or the commencement of work by the contractor, Landlord notifies Tenant that such contractor has been removed from the list.

(2) Notwithstanding the foregoing, with respect to any Alteration affecting the Class E Systems or security systems of the Building, (i) Tenant shall employ Landlord’s or the Manager’s designated contractor, and (ii) the Alteration shall, at Tenant’s reasonable expense, be designed by either Landlord’s or the Manager’s engineer. In addition, Landlord’s or the Manager’s designated expediter shall review any filings with, or other submissions to, applicable Government Authorities in connection with any of Tenant’s Alterations.

(E) (1) Any mechanic’s lien filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be cancelled or discharged by Tenant, by payment or filing of the bond required by law, within thirty (30) days after notice to Tenant that such lien shall have been filed, and Tenant shall indemnify and hold Landlord harmless from and against any and all costs, expenses, claims, losses or damages resulting therefrom by reason thereof.

(2) If Tenant shall fail to discharge such mechanic’s lien within the aforesaid period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such mechanic’s lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor, with interest, costs and allowances.

(3) Any amount paid by Landlord for any of the aforesaid charges and for all reasonable expenses of Landlord (including, but not limited to, reasonable attorneys’ fees and disbursements) incurred in defending any such action, discharging said lien or in procuring the discharge of said lien, with interest on all such amounts at the maximum legal rate of interest then chargeable to Tenant from the date of payment, shall be repaid by Tenant within thirty (30) days after written demand therefor, and all amounts so repayable, together with such interest, shall be considered Additional Rent.

Section 6.2 (A) In the case of Alterations costing in excess of $75,000, Tenant shall pay to the Manager a fee (the “Alteration Fee”) equal to $5,000 per month (prorated for a partial month) during the performance of such Alterations. Such Alteration Fee or any portion thereof shall be paid by Tenant to the Manager within five (5) Business Days after demand therefor. Notwithstanding the foregoing, Tenant shall not be obligated to pay the Alteration Fee for any Alterations as to which Tenant has engaged Tristar Construction, Sweet Construction or Corporate Interiors as the general contractor, so long as such selected entity is then authorized to perform work in the Building.

(B) As an alternative to the payment of the Alteration Fee as set forth in Section 6.2(A), at Tenant’s election, Tenant may retain the Manager’s construction services division for the construction management of Tenant’s Alterations. In such case, Tenant shall pay the Manager (i) a “General Conditions” on the entire cost of the Alterations plus (ii) a fee for overhead and profit, to be applied against the cost of such Alterations, such fee to be agreed upon by Tenant and the Manager in advance.

(C) Tenant also shall reimburse Landlord, within thirty (30) days after demand for any reasonable out-of-pocket third party expense incurred by Landlord for reviewing the plans and specifications for any Alterations or inspecting the progress of completion of the same.

Section 6.3 Landlord, at Tenant’s expense, and upon the request of Tenant, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the provisions of the applicable Laws shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense or liability in connection therewith.

Section 6.4 At Landlord’s request, Tenant shall furnish to Landlord copies of records of all Alterations and of the cost thereof within thirty (30) days after the completion of such Alterations.

Section 6.5 Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such employment would interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

Section 6.6 Landlord and Tenant shall cooperate to enable Landlord to obtain a LEED certification for the Building and for Tenant to obtain a LEED certification for the interior design of the Premises, but will not be obligated to modify Tenant’s Alterations to comply with any LEED certification requirements.

ARTICLE 7

REPAIRS; FLOOR LOAD

Section 7.1 Tenant, at Tenant’s sole cost and expense, shall take good care of the Premises and the fixtures, equipment and appurtenances therein and make all repairs thereto as and when needed to preserve them in good working order and condition, except for (a) reasonable wear and tear, (b) obsolescence and (c) damage for which Tenant is not responsible pursuant to the provisions of Article 13. Except as otherwise provided in this Section 7.1, Tenant shall not be obligated to repair any exterior or structural components of the Building or the Building Systems, except that Tenant shall maintain the fire and life safety systems and components thereof installed within the Premises and connected to the Class E Systems by entering into a maintenance contract with the Building’s Class E Systems contractor. The design and decoration of the elevator areas of each floor of the Premises and the public corridors of any floor of the Premises occupied by more than one (1) occupant shall be under the sole control of Landlord. Notwithstanding any provision contained in this Lease to the contrary, all damage or injury to the Premises, and all damage or injury to any other part of the Building, or to its fixtures, equipment and appurtenances (including the Building Systems), whether requiring structural or non-structural repairs, caused by the moving of Tenant’s Property or caused by or resulting from any act or wrongful or negligent omission of, or Alterations made by, Tenant or Persons Within Tenant’s Control, shall be repaired by Tenant, at Tenant’s sole cost and expense, to the reasonable satisfaction of Landlord (if the required repairs are non-structural in nature and do not affect any Building Systems), or by Landlord at Tenant’s sole cost and expense (if the required repairs are structural in nature or affect any Building Systems). All of the aforesaid repairs shall be performed in a manner and with materials and design of first class and quality consistent with first-class office buildings in the immediate vicinity of the Building and shall be made in accordance with the provisions of Article 6. If Tenant shall fail, after ten (10) Business Days’ notice (or such shorter period as may be required because of an emergency), to proceed to diligently pursue repairs required to be made by Tenant, the same may be made by Landlord, at the reasonable expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate, shall be paid to Landlord, as Additional Rent, within thirty (30) days after rendition of a bill or statement therefor. Tenant shall give Landlord notice promptly after becoming aware of any defective condition in any Building Systems located in, servicing or passing through the Premises.

Section 7.2 Tenant shall not place a load upon any floor of the Premises which exceeds the per square foot “live load” for such floor that such floor was designed to carry. Tenant shall not locate or move any safe, heavy machinery, heavy equipment, business machines, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, and Tenant shall make payment to Landlord of Landlord’s reasonable out-of-pocket costs in connection therewith, plus fifteen (15%) percent for Landlord’s overhead (if such move is not part of an Alteration). If such safe, machinery, equipment, freight, bulky matter or fixture requires special handling (as reasonably determined by Landlord), Tenant shall employ only persons holding a Master Rigger’s license to do said work. All work in connection therewith shall comply with the Requirements, and shall be done during such hours as Landlord may reasonably designate. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise and annoyance.

Section 7.3 Landlord (at its expense, but subject to the reimbursement by Tenant under the provisions of Article 3 to the extent permitted thereby) shall operate, maintain and make all necessary repairs (both structural and non-structural) to the Building Systems (including the maintenance and all necessary repairs and replacements of the DX Unit) and the common areas and other public portions of the Building, both exterior and interior, in conformance with standards applicable to first-class office buildings in the immediate vicinity of the Building, except for those repairs for which Tenant is responsible pursuant to any other provision of this Lease. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises in making any repairs, alterations, additions or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs in connection with such repairs, alterations, additions or improvements. Notwithstanding the foregoing, if Tenant shall so request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates or incur other overtime costs in making such repairs, alterations, additions or improvements, provided Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after demand therefor, an amount equal to the reasonable, out-out-of-pocket overtime costs incurred by Landlord by reason of compliance with Tenant’s request. Except as expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or its fixtures, appurtenances or equipment.

ARTICLE 8

WINDOW CLEANING

Section 8.1 Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law, or any other applicable law, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

ARTICLE 9

REQUIREMENTS OF LAW

Section 9.1 Tenant shall not do, and shall not permit Persons Within Tenant’s Control to do, any act or thing in or upon the Premises or the Building which will invalidate or be in conflict with the certificate of occupancy for the Premises or the Building or violate any Requirements. Tenant shall, at Tenant’s sole cost and expense, take all action, including making any required Alterations necessary to comply with all Laws (including, but not limited to, applicable terms of Local Laws No. 5 of 1973, No. 16 of 1984, No. 76 of 1985, No. 58 of 1987 and the Americans With Disabilities Act of 1990 (the “ADA”), each as modified and supplemented from time to time) which shall impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with, the Premises, Tenant’s occupancy, use or manner of use of the Premises (including, without limitation, any occupancy, use or manner of use that constitutes a “place of public accommodation” under the ADA), or any installations in the Premises, or required by reason of a breach of any of Tenant’s covenants or agreements under this Lease, whether or not such Laws shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof. Notwithstanding the preceding sentence, Tenant shall not be obligated to perform any Alterations necessary to comply with any Requirements, unless compliance shall be required by reason of (i) any cause or condition arising out of any Alterations or installations in the Premises made by Tenant or by Landlord on behalf of Tenant (other than Landlord’s Work and any other Alterations or installations made by Landlord prior to the Commencement Date to prepare the Premises for Tenant’s occupancy), or (ii) Tenant’s particular use, manner of use or occupancy on behalf of Tenant of the Premises (as opposed to mere office use), or (iii) any breach of any of Tenant’s covenants or agreements under this Lease, or (iv) any wrongful act or wrongful or negligent omission by Tenant or Persons Within Tenant’s Control, or (v) Tenant’s use or manner of use or occupancy of the Premises as a “place of public accommodation” within the meaning of the ADA, in which event Tenant’s obligation to perform any Alteration by reason of this clause (v) shall apply only to the Premises. Notwithstanding the foregoing or any other provision of this Lease to the contrary, Tenant shall comply with all Laws with respect to all restrooms on any full floor of the Premises (whether or not any such restroom is existing as of the date of this Lease and whether or not Tenant has retrofitted or altered the same) and with respect to all elevator lobbies serving any full floor of the Premises (whether or not Tenant has retrofitted or altered any such elevator lobby); such compliance shall include the making of any Alterations that may be required by any Laws (provided, however, that Landlord shall deliver the core restrooms and the elevator lobby on the third floor of the Building to Tenant on the Commencement Date in compliance with all applicable Laws, including the ADA.).

Section 9.2 (a) Tenant covenants and agrees that Tenant shall, at Tenant’s sole cost and expense, comply at all times with all Laws governing the use, generation, storage, treatment and/or disposal of any Hazardous Materials (as defined below), the presence of which results from the act or omission of Tenant or Persons Within Tenant’s Control or the breach of this Lease by Tenant or Persons Within Tenant’s Control. The term “Hazardous Materials” shall mean any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as “hazardous substances” or “toxic substances” or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and

Liability Act, 42 U.S.C. § 9601 et seq., and as hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C. § 6010, et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. § 2601, et seq., any “toxic pollutant” under the Clean Water Act, 33 U.S.C. § 466 et seq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. § 7401 et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, et seq., and any hazardous or toxic substances or pollutant regulated under any other Laws. Tenant shall agree to execute, from time to time, at Landlord’s request, reasonable affidavits, representations and the like concerning Tenant’s knowledge and belief regarding the presence of Hazardous Materials in, on, under or about the Premises, the Building or the Land. Tenant shall indemnify and hold harmless all Indemnitees from and against any loss, cost, damage, liability or expense (including reasonable attorneys’ fees and disbursements) arising by reason of any remediation, detoxification action or any other activity required or recommended of any Indemnitees by any Government Authority by reason of the presence in or about the Building or the Premises of any Hazardous Materials, as a result of the act or omission of Tenant or Persons Within Tenant’s Control or the breach of this Lease by Tenant or Persons Within Tenant’s Control. Landlord shall indemnify and hold harmless Tenant from and against any loss, cost, damage, liability or expense (including reasonable attorney’s fees and disbursements) arising by reason of any remediation, detoxification action or any other activity required of Tenant by any Governmental Authority by reason of the release in or about the Building or the Premises of any Hazardous Material prior to Tenant’s occupancy of the Premises or the presence in or about the Building or the Premises of any Hazardous Materials as a result of any act or omission of Landlord or any Person Within Landlord’s Control or the breach of this Lease by Landlord. The foregoing covenants and indemnities shall survive the expiration or any termination of this Lease.

(b) Tenant acknowledges that there are certain areas of vinyl asbestos tile (“VAT”) encapsulated in accordance with Laws in the floor of the Premises. If Tenant desires to make any Alterations which will require trenching or core drilling, Tenant will indicate on its plans and specifications the locations where such work is to be done and submit the same to Landlord for its approval. If an area of trenching or core drilling indicated on Tenant’s plans and specifications contains VAT, then Landlord will perform the trenching or core drilling in such area at Tenant’s expense, and Landlord will remediate or encapsulate the VAT in such area in accordance with Laws at Landlord’s expense.

Section 9.3 If Tenant shall receive notice of any violation of, or defaults under, any Requirements, liens or other encumbrances applicable to the Building or the Premises, Tenant shall give prompt notice thereof to Landlord.

Section 9.4 If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business and if the failure to secure such license or permit would, in any way, affect Landlord or the Building, then Tenant, at Tenant’s expense, shall promptly procure and thereafter maintain, submit for inspection by Landlord, and at all times comply with the terms and conditions of, each such license or permit.

Section 9.5 Tenant, at Tenant’s sole cost and expense and after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Laws affecting the Premises provided that: (a) neither Landlord nor any

Indemnitees shall be subject to criminal penalties, nor shall the Real Property or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Premises or the Building be suspended or threatened to be suspended, by reason of non-compliance or by reason of such contest; (b) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Mortgage or Superior Lease, or if such Superior Lease or Mortgage conditions such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; and (c) Tenant shall keep Landlord regularly advised as to the status of such proceedings.

Section 9.6 Within thirty (30) days after Tenant’s submission to Landlord of final Plans referred to in the Work Agreement annexed as Schedule C and Landlord’s approval of such Plans, Landlord shall deliver to Tenant an ACP-5 certificate with respect to the Premises. Landlord shall remove, treat or encapsulate, in accordance with applicable Laws, at its expense, any asbestos-containing materials existing in the Premises or discovered in the Premises during the Term, so long as such asbestos-containing materials were not introduced into the Premises by Tenant or by Persons Within Tenant’s Control.

Section 9.7 Landlord shall comply with all Laws (including the ADA) which shall impose a duty on Landlord or Tenant with respect to the Premises or the Real Property with which Tenant is not obligated to comply, if and solely to the extent that (x) such non-compliance by Landlord prevents or impairs Tenant’s ability to use the Premises for its normal business operations or precludes the issuance of a temporary or permanent certificate of occupancy with respect to the Premises; or (y) as the result of such non-compliance by Landlord, a Government Authority shall issue a fine or other monetary sanction, an injunction or an enforcement order against Tenant (unless Landlord shall indemnify Tenant therefor).

ARTICLE 10

SUBORDINATION

Section 10.1 Except as otherwise provided in Section 10.6(B), this Lease shall be subject and subordinate to the lien of each Superior Lease and to each Mortgage, whether made prior to or after the execution of this Lease, and to the lien of all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder. This clause shall be self-operative and no further agreement of subordination shall be required to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder. In confirmation of such subordination, however, Tenant shall promptly execute and deliver, at its own cost and expense, any reasonable document, in recordable form if requested, that Landlord, any Lessor or any Mortgagee may request to evidence such subordination. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, or if, in connection with the entering into of a Superior Lease, any lending institution or Lessor, as the case may be, requests reasonable modifications of this Lease that do not increase Rental or change the Term of this Lease, or materially and adversely affect either the rights or obligations of Tenant or the obligations of Landlord under this Lease, Tenant shall make such modifications.

Section 10.2 If, at any time prior to the expiration of the Term, any Superior Lease shall terminate or shall be terminated for any reason, or any Mortgagee comes into possession of the Real Property or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant shall attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease (except as provided below), for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, is then entitled to possession of the Premises. Any such attornment shall be made upon the condition that no such owner, Lessor or Mortgagee shall be:

(1) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord) but shall remain obligated to remedy any continuing defaults; or

(2) subject to any defense, abatement, or offsets (except as expressly set forth in this Lease) which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord); or

(3) bound by any payment of Rental which Tenant might have paid for more than one month in advance of its due date to any prior landlord (including, without limitation, the then defaulting landlord); or

(4) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such owner, Lessor or Mortgagee succeeded to any prior landlord’s interest; or

(5) bound by any obligation to perform any work or to make improvements to the Premises except for (i) repairs and maintenance pursuant to the provisions of Article 7 and compliance with Law obligations under Article 9, (ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 13, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such owner, Lessor or Mortgagee, and (iii) repairs to the Premises as a result of a partial condemnation pursuant to Article 14, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such owner, Lessor or Mortgagee. The provisions of this Section 10.2 shall inure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further agreement shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, from time to time, agreements in confirmation of the foregoing provisions of this Section 10.2, reasonably satisfactory to any such owner, Lessor or Mortgagee, and to Tenant, and acknowledging such attornment and setting forth the terms and conditions of its tenancy.

Section 10.3 Subject to Section 10.6 hereof, if requested by any Mortgagee, any Lessor or Landlord, Tenant shall promptly execute and deliver, at Tenant’s own cost and expense, any document in accordance with the terms of this Article 10, in recordable form, to evidence such subordination and non-disturbance.

Section 10.4 At any time and from time to time within fifteen (15) Business Days after notice to Tenant or Landlord given by the other, or to Tenant given by a Lessor or Mortgagee (which fifteen (15) Business Day period is not subject to any notice and cure periods otherwise provided in this Lease), Tenant or Landlord, as the case may be, shall, without charge, execute, acknowledge and deliver a statement in writing addressed to such party as Tenant, Landlord, Lessor or Mortgagee, as the case may be, may designate, in form reasonably satisfactory to Tenant, Landlord, Lessor or Mortgagee, as the case may be, certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (ii) whether the Term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid; (iii) whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any of the terms of this Lease and, if so, specifying each such event of default of which the signer may have knowledge; (iv) whether Tenant has accepted possession of the Premises; (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim; (vi) either that Tenant does not know of any default in the performance of any provision of this Lease or specifying the default of which Tenant may have knowledge; and (vii) such further reasonable information with respect to this Lease or the Premises as Landlord or Tenant may reasonably request or Lessor or Mortgagee may require; it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Real Property or any part thereof or of the interest of Landlord in any part thereof, by any Mortgagee or prospective Mortgagee, by any Lessor or prospective Lessor, by any tenant or prospective tenant of the Real Property or any part thereof, or by any prospective assignee of any Mortgage or by any assignee or subtenant of Tenant.

The failure of either Tenant or Landlord to execute, acknowledge and deliver to the other a statement in accordance with the provisions of this Section 10.4 within said fifteen (15) Business Day period shall constitute an acknowledgment by Tenant or Landlord, as the case may be, which may be relied on by any person who would be entitled to rely upon any such statement, that such statement as submitted by Landlord or Tenant, as the case may be, is true and correct.

Section 10.5 As long as any Superior Lease or Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant has given written notice of such act or omission to all Lessors and Mortgagees at such addresses as may have been furnished to Tenant by such Lessors and Mortgagees and, if any such Lessor or Mortgagee, as the case may be, notifies Tenant within forty-five (45) days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time (not to exceed 150 days) shall have elapsed following the giving of such notice, during which period such Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission.

Section 10.6 (A) (i) Simultaneously with its execution and delivery of this Lease, Tenant shall execute and deliver to Landlord a non-disturbance agreement in the form of Schedule G annexed hereto. Landlord, at its cost and expense, shall use commercially reasonable efforts to cause the existing Mortgagee to execute and deliver to Tenant such non-disturbance agreement within sixty (60) days after the execution and delivery of this Lease by Landlord and Tenant. Notwithstanding the foregoing, in the event that Tenant shall negotiate the non-disturbance agreement with the existing Mortgagee for any changes to the form annexed as

Schedule G hereto, Tenant shall reimburse Landlord upon demand for any and all actual out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred or payable by Landlord in connection with such negotiation of the non-disturbance agreement. Landlord represents that there is no Superior Lease affecting the Real Property as of the date of this Lease. Except as expressly set forth in Section 10.6(A)(ii) below, Landlord shall have no liability to Tenant if the existing Mortgagee refuses to deliver the non-disturbance agreement in favor of Tenant, and this Lease shall continue in full force and effect

(ii) Notwithstanding the foregoing, if Landlord shall fail to deliver to Tenant within sixty (60) days after the execution and delivery of this Lease by Landlord and Tenant a non-disturbance agreement from the existing Mortgagee in the form of Schedule G annexed hereto (the “Existing Mortgagee NDA”), then Tenant may, as its sole and exclusive remedy for Landlord’s failure to obtain the Existing Mortgagee NDA, terminate this Lease upon ten (10) days prior written notice to Landlord given within the ten (10) day period immediately after such sixty (60) day period (but prior to the delivery to Tenant of the Existing Mortgagee NDA), time being of the essence with respect to Tenant’s exercise of Tenant’s right to terminate and, if Tenant shall give such notice, this Lease shall terminate effective as of the tenth (10th) day after the date such notice is given by Tenant to Landlord as if the termination date were the Fixed Expiration Date, and neither party shall have any further liability to the other except that Landlord shall refund to Tenant the first installment Fixed Rent and the Security Deposit (provided that the same were delivered upon execution of this Lease); provided further, however, that if the Existing Mortgagee NDA shall be delivered prior to such tenth (10th) day or if Tenant shall not have exercised its right to terminate this Lease in accordance with this sentence, then, in either case, Tenant’s right to terminate this Lease shall be void and of no force or effect.

(B) As a condition precedent to Tenant’s obligation to subordinate this Lease to any future Mortgage or Superior Lease, Landlord shall obtain from the holder of such future Mortgage or the Lessor under such future Superior Lease a commercially reasonable non-disturbance agreement in favor of Tenant that provides in substance that, so long as Tenant shall not then be in default in the performance of any of its obligations under this Lease beyond any applicable notice and cure period, Tenant’s possession of the Premises in accordance with this Lease shall not be disturbed by such Person giving the non-disturbance agreement or any successor or purchaser at a foreclosure sale (as the case may be) which shall succeed to the rights of Landlord under this Lease. Landlord shall have no liability to Tenant if such holder or Lessor refuses to deliver the non-disturbance agreement in favor of Tenant. Such non-disturbance agreement shall be in such form as is commercially reasonable and is customarily used by the Mortgagee or Lessor. Tenant shall execute such form, provided the same is commercially reasonable. If Tenant negotiates with any holder of a future Mortgage or Lessor under a future Superior Lease the non-disturbance agreement customarily used by it, for any protections in addition to those set forth in the form annexed as Schedule G hereto, Tenant shall reimburse Landlord upon demand for any and all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred or payable by Landlord in connection with such negotiation of the non-disturbance agreement.

ARTICLE 11

RULES AND REGULATIONS

Section 11.1 Tenant and Persons Within Tenant’s Control shall comply with the Rules and Regulations. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees. Landlord shall not discriminate against Tenant in enforcing the Rules and Regulations. In case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereinafter adopted, the provisions of this Lease shall control.

ARTICLE 12

INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

Section 12.1

(A) Neither Tenant nor Persons Within Tenant’s Control shall entrust any Tenant’s Property to any Building employee. Any Building employee to whom any Tenant’s Property is entrusted by or on behalf of Tenant in violation of the foregoing prohibition shall be deemed to be acting as Tenant’s agent with respect to such Tenant’s Property and neither Landlord nor its agents shall be liable for any damage to Tenant’s property or property of others entrusted to employees of the Building, nor for the loss of or damage to any such property by theft or otherwise. Landlord and Landlord’s agents shall not be liable for any damage to any of Tenant’s Property or for interruption of Tenant’s business, however caused, including but not limited to damage caused by other tenants or persons in the Building. Landlord shall not be liable for any latent defect in the Premises or in the Building, except as set forth in Article 21. The foregoing shall not relieve Landlord from liability to Tenant (other than for consequential damages) directly resulting from the negligence or willful misconduct of Landlord, its employees and agents.

(B) If at any time any windows of the Premises are temporarily closed, darkened or covered for any reason whatsoever, including Landlord’s own acts, or any of such windows are permanently closed, darkened or bricked-up by reason of any Requirements, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement of Fixed Rent or any other item of Rental, nor shall the same release Tenant from Tenant’s obligations hereunder nor constitute an eviction. Landlord shall endeavor to (i) give Tenant notice (which notice may be given orally, notwithstanding the provisions of Article 27) prior to any temporary closing, darkening or bricking-up of any windows by reason of repairs, maintenance, alterations or improvements, and (ii) cause any such work to be performed as expeditiously as is practicable and in a manner designed to minimize any interference with Tenant’s business operations at the Premises, but Landlord’s failure to so notify Tenant or to cause such work to be completed expeditiously shall not impose any liability upon Landlord.

(C) Tenant shall give notice to Landlord promptly after Tenant learns of any accident, emergency, occurrence for which Landlord might be liable, fire or other casualty and all damages to or defects in the Premises or the Building for the repair of which Landlord might be responsible or which constitutes Landlord’s property. Such notice shall be given by telecopy or personal delivery to the address(es) of Landlord in effect for notice.

Section 12.2 Tenant shall not do or permit to be done any act or thing in or upon the Premises which will invalidate or be in conflict with the terms of the New York State standard policies of fire insurance and liability (hereinafter referred to as “Building Insurance”); and Tenant, at Tenant’s own expense, shall comply with all rules, orders, regulations and requirements of all insurance boards (except for structural changes, repairs or Laws with which Landlord is otherwise required to comply under this Lease), and shall not do or permit anything to be done in or upon the Premises or bring or keep anything therein or use the Premises in a manner which increases the rate of premium for any of the Building Insurance over the rate in effect at the commencement of the Term of this Lease.

Section 12.3 If by reason of any failure of Tenant to comply with the provisions of this Lease, the rate of premium for Building Insurance or other insurance on the property and equipment of Landlord shall increase, Tenant shall reimburse Landlord for that part of the insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. Tenant shall make said reimbursement within thirty (30) days of Landlord’s submission to Tenant of an invoice therefor, together with customary back-up documentation.

Section 12.4

(A) Tenant, at Tenant’s sole cost and expense, shall obtain, maintain and keep in full force and effect during the Term commercial general liability insurance in a form approved in New York State (including coverage for contractual liability recognizing the indemnity provisions of this Lease to the extent covered by the Commercial General Liability policy and protecting the Indemnitees as required, whether or not Tenant is negligent or otherwise responsible for the additional insured’s loss, liability or expense). The limits of liability shall be not less than Five Million and 00/100 ($5,000,000.00) Dollars per occurrence, which amount may be satisfied with a primary commercial general liability policy of not less than $1,000,000.00 per occurrence / $2,000,000.00 general aggregate and an excess (or “Umbrella”) liability policy affording coverage, at least as broad as that afforded by the primary commercial general liability policy, in an amount not less than the difference between $5,000,000 and the amount of the primary policy. Landlord, the Manager, any Lessors and any Mortgagees shall be included as additional insureds in said policies and shall be protected against all liability, to the extent covered by the Commercial General Liability policy, arising in connection with this Lease, whether or not Tenant is negligent or otherwise responsible for the additional insured’s loss, liability or expense. All said policies of insurance shall be written as “occurrence” policies with general aggregate limit provided on a “per location” basis. Whenever, in Landlord’s reasonable judgment, good business practice and changing conditions indicate a need for additional amounts or different types of insurance coverage, Tenant shall, within ten (10) days after Landlord’s request, obtain such insurance coverage, at Tenant’s expense.

(B) Tenant, at Tenant’s sole cost and expense, shall obtain, maintain and keep in full force and effect during the Term: (i) “All Risk” insurance, with deductibles in an amount reasonably satisfactory to Landlord, protecting and indemnifying Tenant against any and all damage to or loss of any Alterations and leasehold improvements, including any made by Landlord to prepare the Premises for Tenant’s occupancy, and Tenant’s Property. Such insurance shall not contain any exclusions for flood, mold/fungus (subject to the policy’s $50,000 coverage carve-back) or acts of terrorism or similar events. All said policies shall cover the full replacement value of all Alterations, leasehold improvements and Tenant’s Property; (ii) Workers’ compensation and occupational disease insurance, employee benefit insurance or any other insurance in the statutory amounts required by the laws of the State of New York with broad form all-states endorsement, and employer’s liability insurance with a limit of One Million ($1,000,000.00) Dollars for each accident and (iii) Business interruption insurance (including Extra Expense) fully compensating for the amount of Fixed Rent, additional rent and other charges owed to Landlord by Tenant for a period of not less than twelve (12) months. The coverage shall be “All Risk” (subject to policy terms, conditions and exclusions) as stated in clause (i) above.

(C) The Commercial General Liability policy of insurance shall be (i) written as primary policy coverage and not contributing with or in excess of any coverage which Landlord or any Lessor may carry; and (ii) issued by reputable and independent insurance companies rated in Best’s Insurance Guide or any successor thereto (or, if there is none, an organization having a national reputation), as having a general policyholder rating of “A” and a financial rating of at least “13”, and which are licensed to do business in the State of New York. Tenant shall, not later than ten (10) Business Days prior to the Commencement Date, deliver to Landlord the policies of insurance and shall thereafter furnish to Landlord, at least fifteen (15) days prior to the expiration of any such policies and any renewal thereof, a new policy in lieu thereof. Each of said policies shall also contain a provision whereby the insurer agrees not to cancel or fail to renew said insurance policy(ies) without having given Landlord, the Manager and any Lessors and Mortgagees at least thirty (30) days prior written notice thereof. Tenant shall promptly send to Landlord a copy of all notices sent to Tenant by Tenant’s insurer relating to the Premises.

(D) Tenant shall pay all premiums and charges for all of said policies, and, if Tenant shall fail to make any payment when due or carry any such policy, Landlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Landlord, with interest thereon (at the Applicable Rate), shall be repaid to Landlord by Tenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Rent hereunder. Payment by Landlord of any such premium, or the carrying by Landlord of any such policy, shall not be deemed to waive or release the default of Tenant with respect thereto.

Section 12.5

(A) Landlord shall cause each policy carried by Landlord insuring the Building against loss, damage or destruction by fire or other casualty, and Tenant shall cause each insurance policy carried by Tenant and insuring the Premises and Tenant’s Alterations, leasehold improvements and Tenant’s Property against loss, damage or destruction by fire or other casualty, to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Landlord, Tenant and any tenant of space in the Building in connection with any loss or damage covered by any such policy. Neither party shall be liable to the other for the amount of such loss or damage which is in excess of the applicable deductible, if any, caused by fire or any of the risks enumerated in its policies, provided that such waiver was obtainable at the time of such loss or damage. However, if such waiver cannot be obtained, or shall be obtainable only by the payment of an additional premium charge above that which is charged by companies carrying such insurance without such waiver of subrogation, then the party undertaking to obtain such waiver shall notify the other party of such fact and such other party shall have a period of ten (10) days after the giving of such notice to agree in writing to pay such additional premium if such policy is obtainable at additional cost (in the case of Tenant, pro rata in proportion of Tenant’s rentable area to the total rentable area covered by such insurance); and if such other party does not so agree or the waiver shall not be obtainable, then the provisions of this Section 12.5 shall be null and void as to the risks covered by such policy for so long as either such waiver cannot be obtained or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium. If the release of either Landlord or Tenant, as set forth in the second sentence of this Section 12.5, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released, but no action or rights shall be sought or enforced against such party unless and until all rights and remedies against the other’s insurer are exhausted and the other party shall be unable to collect such insurance proceeds.

(B) The waiver of subrogation referred to in Section 12.5(A) above shall extend to the agents and employees of each party (including, as to Landlord, the Manager), but only if and to the extent that such waiver can be obtained without additional charge (unless such party shall pay such charge). Nothing contained in this Section 12.5 shall be deemed to relieve either party from any duty imposed elsewhere in this Lease to repair, restore and rebuild.

Section 12.6 Landlord shall maintain and keep in full force and effect or cause to be maintained and kept in full force and effect, such insurance as the Lessor under any Superior Lease or the holder of any Mortgage shall require. If no Superior Lease or Mortgage is in effect, then Landlord shall maintain and keep in full force and effect, with a reputable, good and solvent insurance company licensed to do business in the State of New York, the following insurance: (a) commercial general liability insurance (including premises operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverages) in a combined single limit amount of not less than $5,000,000, arising from the conduct of Landlord, or omissions of Landlord, its agents, servants and contractors and (b) “all-risk” property insurance in amounts then customary for other commercial office buildings in the vicinity of the Building in the City and County of New York.

ARTICLE 13

DESTRUCTION BY FIRE OR OTHER CAUSE

Section 13.1 If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. Landlord shall, subject to the provisions of Sections 13.2 and 13.3 below, proceed with commercially reasonable diligence, after receipt of the net proceeds of Landlord’s insurance (which Landlord shall use commercially reasonable diligence to obtain), to repair or cause to be repaired such damage at its expense, but in no event shall Landlord be obligated to repair any damage to or to restore any of Tenant’s leasehold improvements or Alterations, whether initially installed by Landlord or Tenant. Tenant, after receipt of the net proceeds of Tenant’s insurance (which Tenant shall use commercially reasonable diligence to obtain), shall repair and restore in accordance with Article 6 and with reasonable dispatch all leasehold improvements and Alterations made by or for Tenant in the Premises. If the Premises, or any part thereof, shall be rendered untenantable by reason of such damage, then the Fixed Rent and the Escalation Rent hereunder, or an amount thereof apportioned according to the area of the Premises so rendered untenantable (if less than the entire Premises shall be so rendered untenantable), shall be abated for the period from the date of such damage to the date which is sixty days after the repair of such damage shall have been Substantially Completed. Notwithstanding any provisions contained in this Lease to the contrary, there shall be no abatement with respect to any portion of the Premises which has not been so damaged and which is accessible and reasonably usable for the Permitted Use, provided that the continued operation of Tenant’s business in such portion of the Premises is reasonably practicable (it being agreed that if Tenant is actually occupying such portion of the Premises for the conduct of its business, continued operation therein shall be deemed reasonably practicable). Landlord’s determination of the date when the Premises are tenantable shall be controlling unless Tenant disputes the same by notice to Landlord given within 10 Business Days after such determination by Landlord in writing to Tenant, and pending resolution of such dispute, Tenant shall commence the payment of the Fixed Rent and the Escalation Rent that had been abated, as of the date specified by Landlord. Tenant covenants and agrees to cooperate with Landlord and any Lessor or any Mortgagee in their efforts to collect insurance proceeds (including rent insurance proceeds) payable to such parties. Landlord shall not be liable for any delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, or any cause beyond the control of Landlord or contractors employed by Landlord.

Section 13.2 Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof. Tenant understands that Landlord, in reliance upon Section 12.4, will not carry insurance of any kind on Tenant’s Property, Tenant’s Alterations and on leasehold improvements, and that Landlord shall not be obligated to repair any damage thereto or replace the same. In the event of a partial or total destruction of the Premises, Tenant shall as soon as practicable remove any and all of Tenant’s Property from the Premises or the portion thereof destroyed, as the case may be, and if Tenant does not promptly so remove Tenant’s Property, Landlord may discard the same after giving Tenant fifteen (15) Business Days’ prior notice of the same or may remove Tenant’s Property to a public warehouse for deposit or retain the same in its own possession.

Section 13.3

(A) Notwithstanding anything to the contrary contained in Sections 13.1 and 13.2 above, in the event that:

(i) at least one-third of the rentable area of the Building shall be damaged by fire or other casualty so that substantial alteration or reconstruction of the Building shall, in Landlord’s sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty and without regard to the structural integrity of the Building); or

(ii) the Premises shall be totally or substantially damaged or shall be rendered wholly or substantially untenantable (and at least 25,000 rentable square feet of the Building other than the Premises shall also have been totally or substantially damaged or shall be rendered wholly or substantially untenantable); or

(iii) there shall be any damage to the Premises within the last year of the Term wherein the cost of repair exceeds an amount equal to four (4) monthly installments of Fixed Rent,

then Landlord in the case of the circumstances described in clauses (i) through (iii) above, and Tenant in the case of the circumstances described in clause (iii) above only, may, in such party’s sole and absolute discretion, terminate this Lease and the term and estate hereby granted, by notifying the other party in writing of such termination within ninety (90) days after the date of such damage. In the event that such a notice of termination shall be given, then this Lease and the term and estate hereby granted shall expire as of the date of termination stated in said notice with the same effect as if that were the Fixed Expiration Date, and the Fixed Rent and Escalation Rent hereunder shall be apportioned as of such date.

(B) Notwithstanding anything to the contrary contained in this Section 13.3, Landlord shall deliver to Tenant within ninety (90) days after the date of any casualty an estimate prepared by a reputable contractor selected by Landlord setting forth such contractor’s estimate as to the time reasonably required to repair such damage. If the period to repair set forth in any such estimate exceeds eighteen (18) months from the date of such casualty, Tenant may elect to terminate this Lease by notice to Landlord given not later than thirty (30) days following Tenant’s receipt of such estimate. If Tenant exercises such election, this Lease and the term and estate hereby granted shall expire as of the 60th day after notice of such election given by Tenant with the same effect as if that were the Fixed Expiration Date, and the Fixed Rent and Escalation Rent hereunder (as abated in accordance with Section 13.1) shall be apportioned as of such date. If (i) Tenant shall not have exercised its right to terminate this Lease pursuant to this Section 13.3(B), but the damage shall not have been repaired by the date set forth in such estimate (subject to extension due to Unavoidable Delay or Tenant Delay), or (ii) if the period to repair in such estimate is eighteen (18) months or less, but the damage shall not have been repaired within eighteen (18) months after the date of the casualty (subject to extension due to Unavoidable Delay or Tenant Delay), Tenant may elect to terminate this Lease by notice to Landlord given not later than thirty (30) days following the period set forth in such estimate for completion (where the same exceeds eighteen (18) months in the circumstances contemplated in clause (i) or following such eighteen (18) month period (where the period set forth in such estimate for completion was eighteen (18) months or more, in the circumstances contemplated in clause (ii)), unless prior to the giving of such notice, Landlord shall have Substantially Completed such repair.

Section 13.4 Except as may be provided in Section 12.5, nothing herein contained shall relieve either party from any liability to the other party or to the other party’s insurers in connection with any damage to the Premises or the Building by fire or other casualty if the other party shall be legally liable in such respect.

Section 13.5 This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of express agreement and any other law of like import now or hereafter in force, shall have no application in such case.

ARTICLE 14

EMINENT DOMAIN

Section 14.1 If the whole of the Real Property, the Building or the Premises is acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Fixed Expiration Date. If only a part of the Real Property and not the entire Premises is so acquired or condemned then, (1) except as hereinafter provided in this Section 14.1, this Lease and the Term shall continue in effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and Tenant’s Share shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (2) Landlord, at Landlord’s option, may give to Tenant, within sixty (60) days next following the date upon which Landlord receives notice of vesting of title, a sixty (60) day notice of termination of this Lease; and (3) if the part of the Real Property so acquired or condemned contains more than thirty (30%) percent of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable access to the Premises, Tenant, at Tenant’s option, may give to Landlord, within sixty (60) days next following the date upon which Tenant receives notice of vesting of title, a sixty (60) day notice of termination of this Lease. If any such sixty (60) day notice of termination is given, by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said sixty (60) days with the same effect as if the date of expiration of said sixty (60) days were the Fixed Expiration Date. If a part of the Premises is so acquired or condemned and this Lease and the Term are not terminated pursuant to the foregoing provisions of this Section 14.1, Landlord, at Landlord’s cost and expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit, exclusive of Tenant’s Alterations, Tenant’s leasehold improvements and Tenant’s Property. In the event of any termination of this Lease and the Term pursuant to the provisions of this Section 14.1, the Fixed Rent shall be apportioned as of the date of sooner termination and any prepaid portion of the Fixed Rent or Escalation Rent for any period after such date shall be refunded by Landlord to Tenant.

Section 14.2 In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation (subject to the last sentence of this Section 14.2). Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 14.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the value of any Tenant’s Property included in such taking, and for any moving expenses, so long as Landlord’s award is not reduced thereby.

Section 14.3 If the whole or any part of the Premises is acquired or condemned temporarily (i.e., for not more than twelve (12) consecutive months) during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice thereof to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full all items of Rental payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use, provided, however, that if the acquisition or condemnation is for a period extending beyond the Term, such award or payment shall be apportioned between Landlord and Tenant as of the Expiration Date.

ARTICLE 15

ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.

Section 15.1 Except as otherwise provided in this Article 15, Tenant shall not (a) assign this Lease (whether by operation of law, transfers of interests in Tenant or otherwise); or (b) mortgage or encumber Tenant’s interest in this Lease, in whole or in part; or (c) sublet, or permit the subletting of, the Premises or any part thereof; or (d) permit the Premises or any part thereof to be occupied or used for desk space, mailing privileges or otherwise by any person other than Tenant. Tenant shall not advertise or authorize a broker to advertise for a subtenant or assignee, without in each instance, obtaining the prior written consent of Landlord to the form of such advertisement, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 15.2 If Tenant’s interest in this Lease shall be assigned in violation of the provisions of this Article 15, such assignment shall be invalid and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Fixed Rent plus any other item of Rental from the assignee as a fee for its use and occupancy. If the Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Article 15, Landlord, after default by Tenant under this Lease, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and the items of Rental reserved in this Lease. No such assignment, subletting, occupancy, or use, whether with or without Landlord’s prior consent, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as Tenant hereunder, nor shall the same, in any circumstances, relieve Tenant of any of its obligations under this Lease. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use. Any Person to which this Lease is assigned with Landlord’s consent shall be deemed without more to have assumed all of the obligations arising under this Lease from and after the date of such assignment and shall execute and deliver to Landlord, upon demand, an instrument in commercially reasonable form confirming such assumption. Notwithstanding and subsequent to any assignment, Tenant’s primary liability hereunder shall continue notwithstanding (a) any subsequent amendment hereof, or (b) Landlord’s forbearance in enforcing against Tenant any obligation or liability, without notice to Tenant, to each of which Tenant hereby consents in advance. If any such amendment operates to increase the obligations of Tenant under this Lease, the liability under this Section 15.2 of the assigning Tenant shall continue to be no greater than if such amendment had not been made (unless such party shall have expressly consented in writing to such amendment).

Section 15.3

(A) For purposes of this Article 15, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, or the transfer of control in any general or limited liability partnership tenant or subtenant, or the transfer of a majority of the issued and outstanding membership interests in a limited liability company tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, involving the tenant, subtenant and/or its parent (including, without limitation, and by way of example only, the transfer of a majority of the outstanding capital stock of a company, which company owns 100% of a second tier company, which in turn owns 51% of the outstanding capital stock of a corporate tenant hereunder), shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, subtenant or parent, shall be deemed not to include the sale of such stock by persons or parties, other than those deemed “affiliates” of Tenant within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, through the “over-the-counter market” or through any recognized stock exchange, (ii) any increase in the amount of issued and/or outstanding capital stock of any corporate tenant, or of a corporate subtenant, or such tenant’s or subtenant’s parent, or of the issued and outstanding membership interests in a limited liability company tenant or subtenant, or such tenant’s or subtenant’s parent, and/or the creation of one or more additional classes of capital stock of any corporate tenant or any corporate subtenant, or such tenant’s or subtenant’s parent, in a single transaction or a series of related or unrelated transactions involving the tenant, subtenant and/or its parent, resulting in a change in the legal or beneficial ownership of such tenant, subtenant or parent so that the shareholders or members of such tenant, subtenant or parent existing immediately prior to such transaction or series of transactions shall no longer own a majority of the issued and outstanding capital stock or membership interests of such entity, shall be deemed an assignment of this Lease, (iii) an agreement by any other person or entity, directly or indirectly, to assume Tenant’s obligations under this Lease shall be deemed an assignment, (iv) any person or legal representative of Tenant, to whom Tenant’s interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 15 and (v) a modification, amendment or extension of a sublease shall be deemed a sublease. Tenant agrees to furnish to Landlord on request at any time such information and assurances as Landlord may reasonably request that neither Tenant, nor any previously permitted subtenant, has violated the provisions of this Article 15.

(B) The provisions of clauses (a), (c) and (d) of Section 15.1 and Section 15.4 shall not apply to (and Landlord’s consent shall not be required for) (i) a change in ownership of Tenant as a result of a merger, consolidation or reorganization or the sale of substantially all of Tenant’s assets (provided such merger, consolidation, reorganization or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created by this Lease, and provided further, that the assignee has a net worth at least equal to or in excess of ninety-five (95%) percent of the net worth of Tenant as of the date of this Lease; (ii) the sale, exchange, issuance or other transfer of Tenant’s stock on a national stock exchange; or (iii) the assignment of this Lease or sublease of all or any portion of the Premises to, or the use of the Premises by, an entity which controls, is controlled by or is under the common control of Tenant. Tenant shall notify Landlord before any such transaction is consummated, unless such prior notice violates any securities laws or regulatory requirements applicable to Tenant, in which event Tenant shall notify Landlord promptly after Tenant is permitted to do so.

(C) The term “control” as used in this Lease (i) in the case of a corporation shall mean ownership of more than fifty (50%) percent of the outstanding capital stock of that corporation, (ii) in the case of a general or limited liability partnership, shall mean ownership of more than fifty (50%) percent of the general partnership or membership interests of the partnership, (iii) in the case of a limited partnership, shall mean ownership of more than fifty (50%) percent of the general partnership interests of such limited partnership, and (iv) in the case of a limited liability company, shall mean ownership of more than fifty (50%) percent of the membership interests of such limited liability company.

Section 15.4

(A) If Landlord shall not exercise its rights pursuant to paragraph (B)(x) or (y) of this Section 15.4, Landlord shall not unreasonably withhold, condition or delay its consent to a proposed subletting of the Premises, or an assignment of this Lease (and shall provide Tenant with Landlord’s reasons for any disapproval), provided that in each such instance, the following requirements shall have been satisfied (if Tenant proposes a partial sublet, references in this Section 15.4 to the Premises shall, unless the context otherwise requires, refer to such portion):

(1) in the case of a proposed subletting, the listing or advertising for subletting of the Premises shall not have included a proposed rental rate, provided, however, that Tenant may quote in writing directly to prospective subtenants the proposed rental rate;

(2) no Event of Default shall have occurred and be continuing;

(3) the proposed subtenant or assignee shall have a financial standing adequate in Landlord’s reasonable judgment to satisfy its obligations under the sublease or this Lease, as applicable, be engaged in a business, and propose to use the Premises in a manner in keeping with the standards in such respects of the other tenancies in the Building;

(4) provided that Landlord then has comparable space available for lease in the Building or reasonably expects to have comparable space available for lease in the Building within the following six (6) month period, the proposed subtenant or assignee shall not be (x) a Person with whom Landlord is then actively negotiating the leasing of space in the Building, which shall be evidenced by the issuance of a proposed term sheet or offer by Landlord or its agent or by the proposed subtenant or assignee or its broker; or (y) a tenant in or occupant of the Building or any Person that, directly or indirectly, is controlled by, controls or is under common control with any such tenant or occupant;

(5) intentionally omitted;

(6) any subletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant’s part to be observed and performed under this Lease and any assignment or subletting shall be subject to the further condition and restriction that this Lease or the sublease shall not be further assigned, encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the assignee or subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent shall be governed by all of the applicable provisions of this Article 15, and if Landlord shall consent to any further subletting by the subtenant or the assignment of the sublease, Sections 15.5 and 15.6 of this Lease shall apply to any such transactions as if the further subletting or assignment of the sublease were a proposed subletting or assignment being made by Tenant under this Lease so that Landlord shall be entitled to receive all amounts described in such Sections;

(7) the subleased premises shall be regular in shape and at no time shall there be more than two (2) occupants with separately demised space for each full floor, including Tenant, in the Premises, all of whom shall have direct access through existing public corridors to elevators, fire stairs and core rest rooms.

(8) Tenant shall reimburse Landlord on demand for any reasonable and actual out-of-pocket costs that are incurred by Landlord in connection with said assignment or sublease, including, without limitation, any reasonable and actual out-of-pocket processing fees, attorneys’ fees and disbursements, and the reasonable and actual out-of-pocket costs of making investigations as to the acceptability of the proposed assignee or subtenant;

(9) any sublease shall expressly provide that in the event of termination, re-entry or dispossession of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease, (ii) subject to any offset that theretofore accrued to such subtenant against Tenant, (iii) bound by any previous modification of such sublease or by any previous prepayment of more than one month’s rent unless previously approved by Landlord, (iv) bound by any covenant to undertake or complete or make payment to or on behalf of a subtenant with respect to any construction of the Premises or any portion thereof demised by such sublease and (v) bound by any obligations to make any other payment to or on behalf of the subtenant, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such termination, reentry or dispossession by Landlord under this Lease and which Landlord is required to perform hereunder with respect to the subleased space at Landlord’s expense;

(10) The nature of the occupancy of the proposed assignee or subtenant will not result in (x) additional density of employees or increased traffic or (y) make additional demands on the Building Systems or (z) present a greater (by more than a de minimis amount) security risk to the Building than is presented by Tenant;

(11) The nature of the occupancy, the use and the manner of use of the Premises by the proposed subtenant or assignee shall not impose on Landlord any requirements of the ADA in excess of those requirements imposed on Landlord in the absence of such proposed subtenant or assignee or such occupancy, use or manner of use, unless such proposed subtenant or assignee shall have agreed to comply with each of such excess requirements; and

(12) Landlord and Tenant shall have agreed on the computation required under Section 15.5 or Section 15.6, as applicable.

(B) Upon obtaining a proposed assignee or subtenant, upon terms satisfactory to Tenant, Tenant shall submit to Landlord in writing (the following documents and information being collectively referred to as the “Sublease or Assignment Statement”): (i) the name and business address of the proposed assignee or subtenant; (ii) the nature and character of the business and credit of the proposed assignee or subtenant; (iii) an original counterpart of the proposed assignment or sublease and all related agreements, the effective or commencement date of which shall be at least thirty (30) days after the date Tenant’s notice to Landlord is given, along with Tenant’s and the subtenant’s (or assignee’s) affidavit that such sublease or assignment instrument is the true and complete statement of the subletting or assignment and reflects all sums and other consideration passing between the parties to the sublease or assignment and all reports, returns, transferor and transferee questionnaires and other documents required to be filed under Article 31 of the New York State Tax Law and under Chapter 21 of the New York City Administrative Code; (iv) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial statements, certified by an independent certified public accountant (“CPA”) if such financial statements are certified by a CPA (or, if not, certified by the chief financial officer of the proposed assignee or subtenant as being true and correct) and (v) any other information that Landlord may reasonably request. Landlord shall have the following rights, exercisable within thirty (30) days after Landlord’s receipt of the Sublease or Assignment Statement (including any additional information reasonably requested by Landlord): (x) in the case of an assignment of this Lease or a subletting of the entire Premises, to sublet (in its own name or that of its designee) the entire Premises from Tenant on the terms and conditions set forth in paragraph (C) of this Section 15.4, or to terminate this Lease or to take an assignment of this Lease from Tenant or (y) in the case of a subletting of a portion of the Premises for a term ending within three years of the Expiration Date, to sublet (in its own name or that of its designee) such portion of the Premises (the entire Premises sublet by Landlord (or its designee) pursuant to clause (x) or such portion of the Premises sublet by Landlord (or its designee) pursuant to this clause (y) being referred to as the “Recapture Space”) from Tenant on the terms and conditions set forth in paragraph (C) of this Section 15.4, or to terminate this Lease with respect only to the Recapture Space or (z) to approve or disapprove the proposed assignment or sublease in accordance with the provisions of Section 15.4 (A). If Landlord shall fail to notify Tenant within said thirty (30) day period of Landlord’s intention to exercise its rights pursuant to clauses (x) or (y) of this Section 15.4(B), or to have approved or disapproved the transaction, Landlord shall be deemed to have not exercised its right to sublet or terminate or take an assignment of this Lease and shall be deemed to have approved such transaction, provided that Tenant shall have sent Landlord a second request for approval following such thirty (30) day period containing the following language in eighteen-point print: “THIS IS A SECOND REQUEST FOR APPROVAL OF THE PROPOSED [ASSIGNMENT] OR [SUBLETTING]. IF LANDLORD DOES NOT RESPOND TO THIS REQUEST WITHIN FIVE (5) BUSINESS DAYS, LANDLORD’S APPROVAL SHALL BE DEEMED GRANTED PURSUANT TO THE PROVISIONS OF SECTION 15.4 OF THE LEASE” and Landlord shall have failed to respond within such time period. If pursuant to the exercise of any of Landlord’s options pursuant to this Section 15.4, this Lease is terminated as to only a portion of the Premises, then the Fixed Rent and Escalation Rent shall be adjusted in proportion to the portion of the Premises affected by such termination.

(C) (1) If Landlord shall exercise its option to sublet the Recapture Space, then, notwithstanding the terms contained in the Sublease or Assignment Statement, such sublease (a “Recapture Sublease”) to Landlord or its designee as subtenant (the “Recapture Subtenant”) or assignee shall:

(a) be at a rate, at all times throughout the term of the Recapture Sublease, equal to (if Tenant had proposed to sublet the Premises) the lower of (i) the rate then payable by Tenant under this Lease and (ii) the rate set forth in the Sublease or Assignment Statement;

(b) otherwise be upon the same terms and conditions as those contained in the Sublease or Assignment Statement (other than, in the case of an assignment, payment of consideration therefor to Tenant) and (except as modified by the Sublease or Assignment Statement) the terms and conditions contained in this Lease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this paragraph (C);

(c) give the Recapture Subtenant the unqualified and unrestricted right, without Tenant’s permission, to assign such sublease and to further sublet the Recapture Space or any part thereof and to make any and all changes, alterations, and improvements in and to the Recapture Space;

(d) provide in substance that any such changes, alterations, and improvements made in the Recapture Space may be removed, in whole or in part, prior to or upon the expiration or other termination of the Recapture Sublease provided that any material damage and injury caused thereby shall be repaired, and provided further that, if the term of the sublease shall expire more than one (1) year prior to the Expiration Date (as the same may have been extended), if required by Tenant, the Recapture Subtenant shall remove any or all of such changes, alterations and improvements prior to or upon the expiration or other termination of the Recapture Sublease and any material damage and injury caused thereby shall be repaired by the Recapture Subtenant;

(e) provide that (i) the parties to such Recapture Sublease expressly negate any intention that any estate created under the Recapture Sublease be merged with any estate held by either of said parties, (ii) prior to the commencement of the term of the Recapture Sublease, Tenant, at its expense, shall make such alterations as may be required or reasonably deemed necessary by the Recapture Subtenant to physically separate the Recapture Space from the balance of the Premises and to provide appropriate means of access thereto and to the public portions of the balance of the floor such as toilets, janitor’s closets, telephone and electrical closets, fire stairs, elevator lobbies, etc., and (iii) at the expiration of the term of such Recapture Sublease, the Recapture Subtenant shall quit and surrender to Tenant the Recapture Space, vacant, broom clean, in good order and condition, ordinary wear and tear excepted, and the Recapture Subtenant shall remove any changes, alterations and improvements made by the Recapture Subtenant in the Recapture Space to the extent required pursuant to Section 15.4(C)(1)(d) (provided, however, that in no event shall Tenant be liable hereunder for the removal of any changes, alterations, and improvements made to the Recapture Space by the Recapture Subtenant or for anything done in or to the Recapture Space during the Recapture Subtenant’s occupancy thereof); and

(f) provide that the Recapture Subtenant or occupant shall use and occupy the Recapture Space for any purpose approved by Landlord (without regard to any limitation set forth in the Sublease or Assignment Statement).

(2) Until the termination of a Recapture Sublease, performance by Recapture Subtenant under a Recapture Sublease shall be deemed performance by Tenant of any similar obligation under this Lease and Tenant shall not be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of Recapture Subtenant under the Recapture Sublease or is occasioned by or arises from any act or omission of any occupant under the Recapture Sublease.

(3) If Recapture Subtenant is unable to give Tenant possession of the Recapture Space at the expiration of the term of the Recapture Sublease by reason of the holding over or retention of possession of any tenant or other occupant, then (w) until the date upon which Recapture Subtenant gives Tenant possession of such Recapture Space free of occupancies, Recapture Subtenant shall continue to pay all charges previously payable, and comply with all other obligations under the Recapture Sublease and the provisions of Section 15.4(C)(2) shall continue to apply, (x) neither the Expiration Date nor the validity of this Lease shall be affected, (y) Tenant waives any rights under Section 223-a of the Real Property Law of New York, or any successor statute of similar import, to rescind this Lease and further waives the right to recover any damages from Landlord or Recapture Subtenant that may result from the failure of Landlord to deliver possession of the Recapture Space at the end of the term of the Recapture Sublease, and (z) Recapture Subtenant, at Recapture Subtenant’s expense, shall use its reasonable efforts to deliver possession of such Recapture Space to Tenant and in connection therewith, if necessary, shall institute and diligently and in good faith prosecute holdover and any other appropriate proceeding against the occupant of such Recapture Space. Notwithstanding the foregoing, if Recapture Subtenant is unable to give Tenant possession of the Recapture Space at the Expiration Date, then provided that Tenant has complied with its obligation to surrender the remainder of the Premises, if any, in accordance with the terms of this Lease, this Lease shall end as of the Expiration Date and Tenant shall not be liable for any costs incurred nor shall Tenant have any further obligations with respect to the Recapture Space, other than any obligations under this Lease which accrued prior to the commencement of the term of the Recapture Sublease and which by their terms survive the expiration or earlier termination of this Lease.

(4) The failure by Landlord to exercise its option under Section 15.4(B)(x) or (y) with respect to any subletting or assignment shall not be deemed a waiver of such option with respect to any extension of such subletting or assignment except for extensions pursuant to the terms contained in the Sublease or any subsequent subletting or assignment.

Section 15.5 If Tenant sublets any portion of the Premises to a Person in a transaction for which Landlord’s consent is required, Landlord shall be entitled to and Tenant shall pay to Landlord, as Additional Rent (the “Sublease Additional Rent”), a sum equal to fifty (50%) percent of any rents, additional charges and other consideration payable under the sublease to Tenant by the subtenant in excess of the Fixed Rent and Escalation Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant under this Lease) pursuant to the terms of this Lease (including, but not limited to, sums paid for the sale or rental of Tenant’s Property less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax or federal information returns) after first deducting from such rents, additional charges and other consideration the actual out-of-pocket expenses reasonably incurred by Tenant in connection with such sublease on account of brokerage commissions, advertising expenses, legal fees, customary rent concessions, work contributions and the cost of work performed by Tenant to prepare the Premises for the subtenant’s occupancy, all amortized on a straight-line basis over the term of the sublease. Such Sublease Additional Rent shall be payable as and when received by Tenant.

Section 15.6 If Tenant shall assign this Lease to a Person in a transaction for which Landlord’s consent is required, Landlord shall be entitled to and Tenant shall pay to Landlord, as Additional Rent, an amount equal to fifty (50%) percent of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant’s Property less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax or federal information returns) and after first deducting from such sums and other consideration the actual out-of-pocket expenses reasonably incurred by Tenant in connection with such assignment on account of brokerage commissions, advertising expenses, legal fees, customary rent concessions, work contributions and the cost of work performed by Tenant to prepare the Premises for the assignee’s occupancy. Such Additional Rent shall be payable as and when received by Tenant from the assignee.

Section 15.7 Landlord shall have no liability for brokerage commissions incurred with respect to any assignment of this Lease or any subletting of all or any part of the Premises by or on behalf of Tenant. Tenant shall pay, and shall indemnify and hold Landlord harmless from and against, any and all cost, expense (including reasonable attorneys’ fees and disbursements) and liability in connection with any compensation, commissions or charges claimed by any broker or agent with respect to any such assignment or subletting.

ARTICLE 16

ACCESS TO PREMISES

Section 16.1

(A) Tenant shall permit Landlord, Landlord’s agents and public utilities servicing the Building to erect, use and maintain concealed ducts, pipes and conduits in and through the Premises, provided same (i) do not unreasonably interfere with Tenant’s use or occupancy of the Premises, (ii) do not diminish the usable area of the Premises by more than a de minimis amount, and (iii) comply with Section 16.1(C) below. Landlord or Landlord’s agents shall have the right to enter the Premises at all reasonable times upon (except in case of emergency) reasonable prior notice, which notice may be oral, (I) to examine the same, (II) to show the same to prospective purchasers, Mortgagees or Lessors or, within the last twelve (12) months of the Term, to prospective tenants of space in the Building, or (III) to make such repairs, alterations, improvements or additions (a) as Landlord may deem necessary or desirable to the Premises or to any other portion of the Building, or (b) which Landlord may elect to perform at least ten (10) Business Days after notice (except in an emergency when no notice shall be required) following Tenant’s failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (c) for the purpose of complying with

Requirements, and Landlord shall be allowed to take all material into (but not store) and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Fixed Rent (and any other item of Rental) shall in no respect abate or be reduced by reason of said repairs, alterations, improvements or additions, wherever located, or while the same are being made, by reason of loss or interruption of business of Tenant, or otherwise. Landlord shall make commercially reasonable efforts to minimize interference with Tenant’s use of the Premises as a result of any such entry and shall (x) promptly repair any damage caused to the Premises by such work, alterations, improvements or additions, or by the acts of any prospective tenants, purchasers, Mortgagees or Lessors accompanying Landlord into the Premises pursuant to clause (II) above, and (y) indemnify and hold harmless Tenant from and against any liability caused by acts in the Premises of any prospective tenants, purchasers, Mortgagees or Lessors accompanying Landlord into the Premises pursuant to clause (II) above.

(B) Any work performed or installations made pursuant to this Article 16 shall be made with reasonable diligence and otherwise pursuant to Section 7.3.

(C) Any pipes, ducts, or conduits installed in or through the Premises pursuant to this Article 16 shall, if reasonably practicable, either be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises, or completely furred at points immediately adjacent to partitioning, columns or ceilings located or to be located in the Premises.

Section 16.2 If Tenant is not present when for any reason entry into the Premises may be necessary or permissible in the case of emergency (or for normal janitorial services performed during non-Operating Hours), Landlord or Landlord’s agents may enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents accord reasonable care to Tenant’s Property), and without in any manner affecting this Lease.

Section 16.3 Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, (i) to change the arrangement or location of public entrances or passageways; public doors, doorways, and corridors; public elevators; public stairs; public toilets; or other public parts of the Building, provided any such change does not unreasonably interfere with, or deprive Tenant of access to, the Building or the Premises; (ii) to put so-called “solar film” or other energy-saving installations on the inside and outside of the windows; and (iii) to change the name, number or designation by which the Building is commonly known. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of inspection, operation, maintenance, alteration and repair, subject to Landlord’s compliance with the provisions of this Article 16.

ARTICLE 17

CERTIFICATE OF OCCUPANCY

Section 17.1 Landlord has obtained a temporary certificate of occupancy for the Building (“TCO”), a copy of which is annexed hereto as Schedule K, and Landlord shall maintain and renew, as necessary, such TCO until such time as a permanent certificate of occupancy is issued for the Building by the New York City Department of Buildings.

Section 17.2 Tenant shall not at any time use or occupy the Premises in violation of any TCO or permanent certificate of occupancy issued for the Premises or for the Building. In the event that any Government Authority hereafter contends or declares by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose that is a violation of such certificate of occupancy, Tenant shall, upon three (3) Business Days’ written notice from Landlord or any Government Authority, immediately discontinue such use of the Premises; provided, however, that nothing herein shall prevent Tenant from contesting such violation pursuant to and in accordance with the provisions of Section 9.5.

ARTICLE 18

DEFAULT

Section 18.1 Each of the following events shall be an “Event of Default” under this Lease:

(A) if Tenant shall on any occasion default in the payment when due of any installment of Fixed Rent or in the payment when due of any other item of Rental and such default shall continue for five (5) Business Days after Landlord shall have given Tenant written notice of such default; or

(B) if the Premises shall be abandoned by Tenant; or

(C) if Tenant’s interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 15 hereof; or

(D) (1) if Tenant shall not, or shall be unable to, or shall admit in writing Tenant’s inability to, as to any obligation, pay Tenant’s debts as they become due; or

(2) if Tenant shall commence or institute any case, proceeding or other action (a) seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant’s debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

(3) if Tenant shall make a general assignment for the benefit of creditors; or

(4) if any case, proceeding or other action shall be commenced or instituted against Tenant (a) seeking to adjudicate Tenant a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant’s debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of Tenant’s property, which either (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of ninety (90) days; or

(5) if a trustee, receiver or other custodian shall be appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within ninety (90) days; or

(6) if Tenant rejects this Lease in connection with any action or proceeding under the Bankruptcy Code; or

(E) if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant’s part to be observed or performed and Tenant shall fail to remedy such default within 30 days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of 30 days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any Superior Lease or foreclosure of any Mortgage, if Tenant shall not, (i) within said 30 day period advise Landlord of Tenant’s intention duly to institute all steps necessary to remedy such situation, (ii) duly institute within said 30 day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice by Landlord as shall reasonably be necessary.

Section 18.2 If an Event of Default shall occur, Landlord may, at any time thereafter (unless such Event of Default has been remedied or waived by Landlord), at Landlord’s option, give written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which date shall not be less than five (5) days after the giving of such notice, whereupon this Lease and the Term and all rights of Tenant under this Lease shall automatically expire and terminate as if the date specified in the notice given pursuant to this Section 18.2 were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall remain liable for damages as provided herein or pursuant to law. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 18.1(F), or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession fails to assume Tenant’s obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord’s right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) days’ notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

Section 18.3 If, at any time, (i) Tenant shall consist of two (2) or more persons, or (ii) Tenant’s obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant’s interest in this Lease has been assigned, the word “Tenant” as used in Section 18.1(E), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant’s obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 18.1(E) shall be deemed paid as compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under Section 18.2.

ARTICLE 19

REMEDIES AND DAMAGES

Section 19.1

(A) If any Event of Default shall occur, or this Lease and the Term shall expire and come to an end as provided in Article 18:

(1) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such Event of Default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, either by summary proceedings, or by any other applicable legal action or legal proceeding (without being liable to indictment, prosecution or damages therefor), but excluding by force, and may repossess the Premises and dispossess Tenant and any other persons from the Premises by summary proceedings or otherwise (excluding by force) and remove any and all of their property and effects from the Premises (and Tenant shall remain liable for damages as provided herein or pursuant to law); and

(2) Landlord, at Landlord’s option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Fixed Expiration Date, at such rent or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in Landlord’s sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord’s option, may make such Alterations, in and to the Premises as Landlord, in Landlord’s sole discretion, shall consider advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(B) Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end that may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights that Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination is by operation of law or pursuant to the provisions of this Lease. The words “re-entry”, “re-enter” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

Section 19.2

(A) If this Lease and the Term shall expire and come to an end as provided in Article 18, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 19.1, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

(1) Tenant shall pay to Landlord all Fixed Rent, Escalation Rent, other Additional Rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

(2) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (“Deficiency”) between the Rental for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 19.1(A)(2) for any part of such period (after first deducting from the rents collected under any such reletting all of Landlord’s expenses in connection with the termination of this Lease, Landlord’s reentry upon the Premises and such reletting including, but not limited to, all repossession costs, brokerage commissions, attorneys’ fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent; Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

(3) whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the unpaid Rental for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Base Rate; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, are relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be evidence of the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(B) If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 19.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents exceed the Fixed Rent reserved in this Lease. Solely for the purposes of this Article 19, the term “Escalation Rent” as used in Section 19.2(A) shall mean the Escalation Rent in effect immediately prior to the Expiration Date, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase pursuant to the provisions of Article 3 hereof for the Operating Year immediately preceding such event. Nothing contained in Article 18 or this Article 19 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 19.2.

ARTICLE 20

FEES AND EXPENSES

Section 20.1 If (i) an Event of Default shall occur under this Lease, or (ii) Tenant fails to comply with its obligations under this Lease and Landlord in its good faith determination believes that there is, as a direct result, a material and imminent threat to the preservation of property or the safety of any tenant, occupant or other person, Landlord may (1) perform the same for the account of Tenant and shall notify Tenant after such performance, or (2) make any expenditure or incur any obligation for the payment of money in connection with any obligation owed to Landlord, including, but not limited to, reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding, and in either case the cost thereof, with interest thereon at the Applicable Rate, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within thirty (30) days after rendition of any bill or statement to Tenant therefor accompanied by reasonable evidence thereof. In addition, Tenant shall pay Landlord any reasonable attorneys’ fees and disbursements incurred by Landlord in connection with any proceeding in which the value for the use and occupancy of the Premises by Tenant is being determined (whether or not any such proceeding results from a default by Tenant under this Lease).

Section 20.2 If Tenant shall fail to pay any installment of Fixed Rent, Additional Rent or any other item of Rental for a period longer than five (5) days after the same shall have become due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Additional Rent or other item of Rental, as the case may be, as a late charge and as Additional Rent, a sum equal to three (3%) percent of the amount unpaid (provided that such three (3%)

percent late charge shall not be payable the first time in any twelve (12) consecutive month period that Tenant shall fail to pay an item of Rental for a period longer than five (5) days after the same shall have become due if such sum shall have been paid within the same calendar month in which the item of Rental is due). If Tenant shall fail to pay any installment of Fixed Rent, Additional Rent or any other item of Rental for a period longer than 10 days after the same shall have become due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Additional Rent or other item of Rental, as the case may be, and in addition to the late charge payable by Tenant pursuant to the preceding sentence, as a late charge and as Additional Rent, a sum equal to interest at the Applicable Rate on the amount unpaid. All late charges payable by Tenant hereunder shall be computed from the date such payment was due (without regard to any grace period set forth in this Section 20.2), to and including the date of payment.

ARTICLE 21

NO REPRESENTATIONS BY LANDLORD

Section 21.1 Landlord and Landlord’s agents have made no representations, warranties or promises with respect to the Building, the Real Property or the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant shall accept possession of the Premises in its “as is” but broom-clean condition on the Commencement Date, and vacant and free of occupants, with Landlord’s Work Substantially Completed. Subject to the performance of Landlord’s Work, Landlord shall have no obligation to perform any work or make any installations in order to prepare the Premises for Tenant’s occupancy. The taking of occupancy of the whole or any part of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the Premises and the Building were in good and satisfactory condition at the time such occupancy was so taken and that the Premises were substantially as shown on Schedule A, but subject to the performance by Landlord of the items on Tenant’s Punchlist, and except that if Tenant notifies Landlord in writing of any latent defects in Landlord’s Work within four (4) months after Tenant occupies the Premises for the conduct of its business, Landlord shall remedy such latent defects (unless such defect was caused by Tenant or Persons Within Tenant’s Control during the performance of any Alterations). The foregoing is not intended to relieve Landlord from its ongoing repair, maintenance and compliance with Laws obligations under this Lease. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval executed by Landlord and no other consent or approval of Landlord shall be effective for any purpose whatsoever. Promptly following the conclusion of the four (4) month period after Tenant occupies the Premises for the conduct of its business, Landlord shall assign to Tenant the benefit of any contractors’ or manufacturers’ warranties applicable to Landlord’s Work.

ARTICLE 22

END OF TERM

Section 22.1 Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear and any damage from casualty or condemnation which Tenant shall not have been obligated to restore hereunder excepted, and Tenant shall remove those of Tenant’s

Alterations to the extent required pursuant to Article 6 or any other provision of this Lease. Tenant shall also remove all of Tenant’s Property and all other personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Premises and the Real Property occasioned by such removal. Any Tenant’s Property or other personal property that remains in the Premises after the termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit. If such Tenant’s Property or other personal property or any part thereof is sold, Landlord may receive and retain the proceeds of such sale as the property of Landlord. Any expense incurred by Landlord in removing or disposing of such Tenant’s Property or other personal property or Alterations required to be removed as provided in Article 6, as well as the cost of repairing all damage to the Building or the Premises caused by such removal, shall be reimbursed to Landlord by Tenant, as Additional Rent, on demand.

Section 22.2 If the Expiration Date falls on a day which is not a Business Day, then Tenant’s obligations under Section 22.1 shall be performed on or prior to the immediately preceding Business Day.

Section 22.3 Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights that Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of like import then in force in connection with any holdover proceedings that Landlord may institute to enforce the provisions of this Article.

Section 22.4 If the Premises are not surrendered within ninety (90) days after the Expiration Date, Tenant hereby indemnifies Landlord against liability or expense (including any consequential damages but excluding punitive damages) resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay and agrees to be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises in order to induce such tenant not to terminate its lease by reason of the holding-over by Tenant and (ii) the loss of the benefit of the bargain if any such tenant shall terminate its lease by reason of the holding-over by Tenant. Landlord’s rights under this Section 22.4 are in addition to the holdover rental payable by Tenant under Section 39.7.

Section 22.5 Tenant’s obligations under this Article shall survive the expiration or termination of this Lease.

ARTICLE 23

POSSESSION

Section 23.1 Except as otherwise set forth in Section 23.2, If Landlord shall be unable to deliver possession of the Premises or any additional space to be included within the Premises on the specific date (if any) designated in this Lease for any reason whatsoever, Landlord shall not be subject to any liability therefor and the validity of this Lease shall not be impaired thereby, but the Commencement Date shall be postponed until five (5) Business Days following notice from Landlord that the Premises or such additional space, as the case may be, are available for occupancy by Tenant. In such event, the Rent Commencement Date and the Fixed Expiration Date shall be delayed by an equal number of days. Tenant expressly waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages that may result from Landlord’s failure to deliver possession of the Premises or such additional space on the specific date (if any) designated for the commencement of the Term. Tenant agrees that the provisions of this Article 23 are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a.

Section 23.2

(i) Notwithstanding the foregoing or anything contained herein to the contrary, provided that this Lease shall be fully executed and delivered on or prior to 5:00 p.m. on April 30, 2010 (with time being of the essence) and the Plans (as defined in Exhibit C) shall have been approved by Landlord and Tenant on or prior to 5:00 p.m. on April 16, 2010 (with time being of the essence), Landlord shall endeavor to cause Substantial Completion of Landlord’s Work to occur on or prior to September 15, 2010 (such date, subject to adjustment as set forth in this Section 23.2(i), the “Target Date”). Provided that no Event of Default shall have occurred and be continuing, if Landlord shall not have achieved Substantial Completion of Landlord’s Work on or prior to the Target Date (as such date shall be extended, on a day for day basis, by Unavoidable Delays and by delays caused by Tenant or Persons Within Tenant’s Control), Tenant shall be entitled, as Tenant’s sole and exclusive remedy by reason of such delay (other than Tenant’s right to terminate this Lease as set forth in Section 23.2(ii)), to an additional credit against Fixed Rent commencing on the Rent Commencement Date in the amount of $5,812.81 for each day after the Target Date that the Commencement Date fails to occur.

(ii) Notwithstanding the foregoing or anything contained herein to the contrary, in the event that Landlord fails to deliver possession of the Premises to Tenant by November 1, 2010 (such date, subject to adjustment as set forth in this Section 23.2(ii), the “Outside Date”), Tenant shall have the option to terminate this Lease by notice to Landlord given, if at all, within thirty (30) days after the Outside Date (with time being of the essence), and, in such event, this Lease shall terminate effective as of the thirtieth (30th) day after the date such notice by Tenant is given as if such termination date were the Expiration Date; provided, however, that if the Commencement Date shall have occurred prior to such thirtieth (30th) day after such notice is given (or if Tenant shall fail to give such notice within the thirty (30) day period after the occurrence of the Outside Date), Tenant’s exercise of such right to terminate this Lease shall be null and void and of no force or effect. For the purposes of this Section 23.2(ii), the Outside Date shall be extended, on a day for day basis, by Unavoidable Delays and by delays caused by Tenant or Persons Within Tenant’s Control. Upon termination of this Lease as set forth in this Section 23.2(ii), Landlord shall immediately return to Tenant the first installment of Fixed Rent and the Security Deposit. Tenant hereby acknowledges and agrees that such rescission right shall be Tenant’s sole and exclusive remedy if the Commencement Date shall not have occurred on or before the Outside Date, and that Landlord shall have no other liability to Tenant for failure of the Commencement Date to occur.

(iii) In addition to, and without limiting the foregoing, in the event that the Commencement Date is delayed by Tenant or Persons Within Tenant’s Control, then Tenant agrees that, the term of this Lease and Tenant’s obligations shall commence on the date that this Lease would have commenced had the Commencement Date not been so delayed by Tenant or Persons Within Tenant’s Control.

ARTICLE 24

NO WAIVER

Section 24.1 No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises. If Tenant shall at any time desire to have Landlord sublet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such subletting.

Section 24.2 The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or, in the case of Landlord, any of the Rules and Regulations, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord or payment by Tenant of Fixed Rent, Additional Rent or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. Except as expressly provided to the contrary in this Lease, no provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver shall be in writing and shall be signed by the waiving party. No payment by Tenant or receipt by Landlord of a lesser amount than the Rental then due and payable shall be deemed to be other than on account of the earliest item(s) of Rental, or as Landlord may elect to apply the same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance due of the Rental or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, discharge or abandonment is sought.

ARTICLE 25

WAIVER OF TRIAL BY JURY

Section 25.1 Landlord and Tenant shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, whether during or after the Term, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord shall commence any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant or Landlord.

ARTICLE 26

INABILITY TO PERFORM

Section 26.1 Except as expressly provided to the contrary in this Lease, this Lease and the obligation of Tenant to pay Rental hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of Landlord’s obligations under this Lease, expressly or implicitly to be performed by Landlord, or because Landlord is unable to make or is delayed in making any repairs, additions, alterations, improvements or decorations, or is unable to supply or is delayed in supplying any services, equipment or fixtures, if Landlord is prevented from or delayed in so doing by reason of acts of God, casualty, strikes or labor troubles, accident, acts of war, terrorism, bioterrorism (i.e., the release or threatened release of an airborne agent that may adversely affect the Building or its occupants), governmental preemption in connection with an emergency, Laws, conditions of supply and demand which have been or are affected by war, terrorism, bioterrorism or other emergency, or any other cause whatsoever, whether similar or dissimilar to the foregoing, beyond Landlord’s reasonable control (“Unavoidable Delays”) (it being understood that a lack of funds shall not constitute an Unavoidable Delay).

Section 26.2 Tenant shall not be liable for any failure or delay in performing its obligations under this Lease, except for the payment of any Rental, if Tenant is prevented from or delayed in so doing by reason of acts of God, casualty, strikes or labor troubles, accident, acts of war, terrorism, bioterrorism (as described above), governmental preemption in connection with an emergency, Laws, conditions of supply and demand which have been or are affected by war, terrorism, bioterrorism or other emergency or any other cause whatsoever, whether similar or dissimilar to the foregoing, beyond Tenant’s reasonable control. The inability of Tenant to pay for goods or services or to meet its debts shall not excuse Tenant from performing its obligations under this Lease.

ARTICLE 27

BILLS AND NOTICES

Section 27.1

(A) Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease (“Notice(s)”) shall be in writing and shall be deemed sufficiently given or rendered only if delivered by hand (against a signed receipt), by a recognized overnight courier service (with a signed receipt) or if deposited in a securely fastened, postage prepaid envelope in a depository that is regularly maintained by the U.S. Postal Service, sent by registered or certified mail (return receipt requested) and in any case addressed:

if to Tenant (a) at 400 Technology Square, Cambridge, MA 02139, Attention: Vice President – Corporate Services, or at any place where Tenant or any agent or employee of Tenant may be found if given subsequent to Tenant’s vacating, deserting, abandoning or surrendering such address, with simultaneous copies to each of:

(i)	Forrester Research, Inc.

400 Technology Square

Cambridge, MA 02139

Attention: Chief Financial Officer

and

(ii)	Forrester Research, Inc.

400 Technology Square

Cambridge, MA 02139

Attention: Chief Legal Officer

and

(iii)	Dionne & Gass LLP

131 Dartmouth Street

Suite 501

Boston, MA 02116

Attention: Joanne A. Robbins, Esq.

if to Landlord, at Landlord’s address set forth in this Lease, Attn: General Counsel, with simultaneous copies to each of:

(i)	RFR Realty LLC

390 Park Avenue

New York, New York 10022

Attention: President

(ii)	Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attention: Raymond A. Sanseverino, Esq.

and

(iii)	any Mortgagee or Lessor who may have requested the same, by Notice given in accordance with the provisions of this Article 27, at the address designated by such Mortgagee or Lessor.

Landlord or Tenant may designate new address(es) by notice given to the other in accordance with the provisions of this Article 27.

(B) Notices shall be deemed to have been rendered or given (i) on the Business Day delivered, if delivered by hand or by recognized overnight courier service, prior to 5:00 p.m. of such Business Day, or if delivered on a day other than a Business Day or after 5:00 p.m. on any day, then on the next Business Day following such delivery, or (ii) three (3) Business Days after the date mailed, if mailed as provided in Section 27.1(A). Notice given by counsel for either party on behalf of such party or by the Manager on behalf of Landlord shall be deemed valid notices if addressed and sent in accordance with the provisions of this Article.

Section 27.2 Notwithstanding the provisions of Section 27.1, Notices requesting services for Overtime Periods pursuant to Article 28 may be given by delivery to the Building superintendent or any other person in the Building designated by Landlord to receive such Notices, and bills may be sent by first class mail or delivered to the Premises without receipt.

ARTICLE 28

SERVICES AND EQUIPMENT

Section 28.1 Landlord shall, at Landlord’s expense:

(A) Provide passenger elevator service to the Premises on Business Days during Operating Hours and, subject to Section 28.3, have at least one passenger elevator on call at all other times. Tenant agrees that Landlord may, at its election, install elevators with or without operators and may change the same from time to time.

(B) Tenant acknowledges that the Building does not have a dedicated freight elevator. Provided that no other tenants are physically occupying any space on floors 2 through 9 of the Building, Landlord shall dedicate one passenger elevator for Tenant’s non-exclusive use, at no charge, during Operating Hours, for the first thirty (30) days after the Commencement Date. If another tenant is in physical occupancy of any space on floors 2-9 of the Building during such thirty (30) day period, then any Major Delivery of construction materials shall be scheduled on Business Days after Operating Hours, at the charges set forth in Section 28.2. After such thirty (30) day period, Landlord shall provide one passenger elevator for freight purposes on a reservation, “first come, first served” basis during Overtime Periods, as further described in Section 28.2. “Major Delivery” shall mean any delivery of materials, furniture or equipment that either (i) exceeds the weight capacity of the elevators in the Building or (ii) does not fit within the openings of the elevators in the Building.

(C) Landlord has installed in the Premises a new United Air Cool, air-cool DX air conditioning unit, with electric heating coil, that can accommodate either a variable or constant volume control (the “DX Unit”). The DX Unit shall have a 30 ton capacity and shall be connected to Tenant’s electrical submeters to measure its consumption of electricity. Tenant shall have control of the operation of the DX Unit 24 hours per day, seven days per week. Landlord shall furnish heat or ventilation (as needed), to the Premises from October 15 through April 30 through a centrally located boiler and perimeter fin tube radiator, containing thermostatic control valves in the Premises controlled by Tenant, during Operating Hours.

Tenant shall draw and close the draperies or blinds for the windows of the Premises whenever the HVAC System is in operation and the position of the sun so requires and shall, at all times, reasonably cooperate with Landlord and abide by all of the Rules and Regulations which Landlord may prescribe for the proper functioning of the HVAC System. Tenant expressly acknowledges and agrees that Tenant shall not permit any of the windows in the Premises to be opened as the same shall interfere with the proper operation of the HVAC System (provided, however, that the opening of any window(s) in the Premises shall not entitle Landlord to terminate this Lease or to take possession of the Premises, provided further, however, that Tenant shall be liable to Landlord for any and all damages (including, without limitation, water damage and freezing damage) caused to the Building and/or the Building Systems due to the opening of such window(s) in the Premises). Tenant hereby expressly waives any claims against Landlord arising out of the cessation of operation of the HVAC System, or the suitability of the Premises when the same is not in operation, whether due to normal scheduling or the reasons set forth in Section 28.3. Landlord will not be responsible for the failure of the HVAC System if such failure results from the occupancy of the Premises by more than an average of one person for each 100 square feet of usable area or if Tenant uses in excess of six (6) watts connected load of electricity per rentable square foot (or if Tenant shall fail to keep the windows in the Premises closed or to draw and close the draperies or blinds as required hereunder). If Tenant occupies the Premises at an occupancy rate of greater than that for which the HVAC System was designed (1 person per 100 square feet of usable area), or uses in excess of six (6) watts connected load of electricity per rentable square foot or if Tenant’s partitions are arranged in such a way as to interfere with the normal operation of the HVAC System, Landlord may elect to make changes to the HVAC System or the ducts through which it operates required by reason thereof, and the cost thereof shall be reimbursed by Tenant to Landlord as Additional Rent within thirty (30) days after presentation of a bill therefor. Landlord, throughout the Term, shall have free access to all mechanical installations of Landlord, including but not limited to air-cooling, fan, ventilating and machine rooms and electrical closets, and Tenant shall not construct or place partitions, furniture or other obstructions that may interfere with Landlord’s free access thereto or the proper functioning of Building Systems, or interfere with the moving of Landlord’s equipment to and from the enclosures containing said installations. Neither Tenant nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect said mechanical installations. Landlord’s obligations under this Section 28.1 and under Section 28.2 are subject to applicable Laws that may limit the hours or the extent to which Landlord is permitted to supply HVAC.

(D) Furnish cold water for ordinary drinking, cleaning, pantry and lavatory purposes. If Tenant requires, uses or consumes water for any other purposes, Tenant agrees that Tenant shall install a meter or meters or other means to measure Tenant’s water consumption, and Tenant further agrees to pay for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord’s cost of other means of measuring such water consumption by Tenant. In such event, Tenant shall reimburse Landlord for the cost of all water consumed as measured by said meter or meters or as otherwise measured, including sewer rents, as Additional Rent within thirty (30) days after bills are rendered. If Tenant wishes to use hot water for its pantries or lavatories, Tenant, at its sole cost and expense and in accordance with Article 6, shall install a system to generate such hot water.

(E) Provided Tenant shall keep the Premises in order, Landlord, at Landlord’s expense, shall cause the Premises, and excluding any portions thereof used as security areas or used for the storage, preparation, service or consumption of food or beverages, to be cleaned on Business Days in accordance with the cleaning specifications annexed to this Lease as Schedule D. If, however, any additional cleaning of the Premises is to be done by Tenant, it shall be done at Tenant’s sole expense, in a manner reasonably satisfactory to Landlord and no one other than persons approved by Landlord shall be permitted to enter the Premises or the Building for such purpose. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish from the Premises and the Building (i) to the extent that the same, in any one day, exceeds the average daily amount of refuse and rubbish usually attendant upon the use of such Premises as offices, as described and included in Landlord’s cleaning contract for the Building or as reasonably recommended by Landlord’s cleaning contractor, and (ii) related to or deriving from the preparation or consumption of food or drink. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable as Additional Rent within thirty (30) days after the time rendered. Tenant shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by vermin, rodents or roaches, whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises or the Building for the purpose of providing such extermination services, unless such persons have been approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. If so requested by Landlord, Tenant, at Tenant’s expense, shall store any refuse generated by the consumption of food or beverages on the Premises in a cold box or similar facility.

(F) Subject to the Rules and Regulations, Tenant (and its employees, permitted subtenants and occupants, and invitees) shall have access to the Premises 24 hours per day seven (7) days per week.

(G) Landlord shall maintain and provide security systems, procedures and personnel for the Building on a 24-hour per day basis, including (i) a manned concierge desk in the lobby of the Building which shall provide for controlled access into the Building and cameras at lobby doors and (ii) a card key access system through the elevators and to tenant spaces during non-Operating Hours.

(H) If the “sprinkler system” installed in the Building or any of its appurtenances are damaged or injured or not in proper working order by reason of any act or omission of Tenant or of Persons Within Tenant’s Control, Tenant shall forthwith restore the same to good working condition at Tenant’s expense; and if the New York Board of Fire Underwriters or the New York Insurance Rating Organization or any Government Authority requires or recommends that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant’s business, or the location of the partitions, trade fixtures, or other contents of the Premises, Landlord shall, at Tenant’s expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment (pursuant to submission of necessary engineering plans and specifications for Landlord’s approval).

Section 28.2 The Fixed Rent does not reflect or include any charge to Tenant for the furnishing of any necessary elevator facilities for freight purposes or heat to the Premises during periods (“Overtime Periods”) other than the hours and days set forth above. Accordingly, if Landlord furnishes any such elevator facilities for freight purposes or heat to the Premises at the request of Tenant during Overtime Periods, Tenant shall pay Landlord Additional Rent for such services at the standard rates then fixed by Landlord for the Building. Landlord shall not be required to furnish any such services during any Overtime Periods unless Landlord has received advance notice from Tenant requesting such services prior to 2:00 p.m. of the day upon which such services are requested or by 2:00 p.m. of the last preceding Business Day if such Overtime Periods are to occur on a day other than a Business Day. If Tenant fails to give Landlord such advance notice, then failure by Landlord to furnish or distribute any such services during such Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business or otherwise.

Section 28.3(A) Landlord reserves the right to stop the furnishing of the Building services and to stop service of the Building Systems, when necessary, by reason of accident, or emergency, or for Alterations in the judgment of Landlord advisable or necessary to be made, until said Alterations shall have been completed; and Landlord shall have no responsibility or liability for failure to supply air-conditioning, ventilation, heat, elevator, plumbing, electric, or other services during said period or when prevented from so doing by strikes, lockouts, labor troubles, difficulty of obtaining materials, accidents or by any cause beyond Landlord’s reasonable control, or by Laws or failure of electricity, water, steam, coal, oil or other suitable fuel or power supply, or inability by exercise of reasonable diligence to obtain electricity, water, steam, coal, oil or other suitable fuel or power. Except as otherwise expressly provided in this Lease, no diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension, nor shall the same constitute an actual or constructive eviction. Without limiting events that may constitute “any cause beyond Landlord’s reasonable control,” the following are items which Landlord and Tenant agree are beyond Landlord’s reasonable control:

(1) Lack of access to the Building or the Premises (which shall include, but not be limited to, the lack of access to the Building or the Premises when it or they are structurally sound but inaccessible due to the actions of a Government Authority, the evacuation of the surrounding area or damage to nearby structures or public areas);

(2) any cause outside the Building;

(3) Reduced air quality or other contaminants within the Building that would adversely affect the Building or its occupants (including, but not limited to, the presence of biological or other airborne agents within the Building or the Premises);

(4) Disruption of mail and deliveries to the Building or the Premises resulting from a casualty;

(5) Disruption of telephone and telecommunications services to the Building or the Premises resulting from a casualty; or

(6) Blockages of any windows, doors, or walkways to the Building or the Premises resulting from a casualty.

(B) Notwithstanding anything to the contrary contained herein, if, by reason of Landlord’s failure to (i) provide (I) the electricity required to be provided to the Premises by Landlord under Article 4 hereof, or (II) water service to the entire Building or (III) access to the Premises, and in any such case, such failure is due to the negligence or wrongful act or wrongful omission of Landlord or its agents, employees or contractors, or (ii) make repairs required to be made by Landlord pursuant to this Lease (or if due to the performance of such repairs by Landlord), or (iii) provide the services required to be provided by Landlord under Sections 28.1(A), (B) and (C) (such required electrical service, water service to the Building, and access to the Premises, or required repairs or service obligations set forth in this Section 28.3(B) being referred to individually and/or collectively as “Critical Services”), and as a result thereof a material portion of the Premises is rendered untenantable for the conduct of Tenant’s business and Tenant ceases to use such portion of the Premises for the conduct of its business, and Landlord’s failure to provide such Critical Services continues unremedied for more than five (5) consecutive Business Days after Tenant gives written notice to Landlord of such failure and the fact that a material portion of the Premises has been rendered untenantable for the conduct of Tenant’s business by reason of such Landlord failure and that Tenant shall have ceased using such portion of the Premises for the conduct of its business, then the Fixed Rent and the Escalation Rent shall be abated during the time that such portion remains so untenantable and unused by reason of such Landlord failure to provide such Critical Services after such fifth (5th) consecutive Business Day, apportioned according to the rentable area of the Premises so rendered untenantable and unused. Nothing contained in this Section 28.3(B) is intended to, or shall be deemed to, make any event described in or contemplated by Articles 13, 14 or 26 or Section 28.3(A) or any event resulting from an act or omission of Tenant or Persons Within Tenant’s Control, a Landlord failure to provide Critical Services.

Section 28.4 Tenant agrees to reasonably cooperate with Landlord, and to abide by all reasonable requirements which Landlord may prescribe, to ensure the effective and energy-efficient operation of the Building, and for the proper protection and functioning of its Building Systems and the furnishing of the Building services; provided, however, that such cooperation shall not entail any unreasonable interference with Tenant’s use or occupancy of, or access to, the Premises. Tenant further agrees to reasonably cooperate with Landlord in any conservation effort pursuant to a program or procedure promulgated or recommended by the public utility serving the Building, or ASHRAE or any Requirements.

Section 28.5 Landlord shall have no obligation to clean, repair, replace or maintain any “private” plumbing fixtures or facilities (i.e., plumbing fixtures and facilities other than those that would be the common toilets in a multi-tenant floor) or the rooms in which they are located.

Section 28.6 Tenant acknowledges that the Building does not contain facilities to furnish condenser or chilled water to the Premises. Subject to Tenant’s compliance with all of the provisions of Article 6 with respect to Alterations, Landlord approves in concept the installation by Tenant, at its sole cost and expense, of air-cooled supplemental air-conditioning units to service specialized areas of the Premises.

Section 28.7 Landlord shall provide Tenant reasonable and non-exclusive access to use a 2 1⁄2 inch sleeve from the basement to the roof of the Building designated by Landlord which may be reasonably required for Tenant’s installation, removal, replacement, repair, maintenance and operation therein, at Tenant’s sole cost and expense, of lines, cables, conduits and other installations for telecommunications purposes. All such installations shall be subject to Landlord’s reasonable review and approval. Landlord shall not unreasonably withhold its consent to Tenant’s proposed telecommunications providers, so long as they execute Landlord’s commercially reasonable standard form of license agreement.

ARTICLE 29

PARTNERSHIP TENANT

Section 29.1 If Tenant is a partnership, or is comprised of two (2) or more persons, individually or as co-partners of a partnership (any such partnership and such persons are referred to in this Article 29 as “Partnership Tenant”), or if Tenant’s interest in this Lease shall be assigned to a Partnership Tenant, the following provisions shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (i) any written agreement that may hereafter be executed by Partnership Tenant or any successor entity, changing, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and (ii) any Notices that may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant; (c) any Notices given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties; (d) if Partnership Tenant admits new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed; (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner assumes joint and several liability for the performance of all the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause (d) of this Article 29); and (f) any present or future partner of Partnership Tenant who is no longer a partner of Partnership Tenant at the time of any default under this Lease shall, nevertheless, remain liable for the obligations of Tenant under this Lease, as if any such partner had been a partner of Partnership Tenant on the date of such default. The provisions of this Article 29 shall be inapplicable to the Tenant named in this Lease and to its corporate successors under Section 15.3(B).

ARTICLE 30

VAULT SPACE

Section 30.1 Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, any vaults, vault space or other space outside the boundaries of the Real Property are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license is revoked, or if the amount of such space is diminished or required by any Government Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any Government Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.

ARTICLE 31

SIGNS

Section 31.1 The location, size, materials, quality, design, color and lettering of any signs desired by Tenant, including in the elevator lobby of the Premises, shall be subject to the prior approval of Landlord (which Landlord shall not unreasonably withhold, condition or delay) and shall be subject to the terms of this Article 31 and in compliance with the standards set forth in the Building and Rules and Building Standards for Alterations. At Landlord’s option, Landlord may install any such signs, and Tenant shall pay all reasonable costs associated with such installation, as Additional Rent, within thirty (30) days after demand therefor, together with customary back-up documentation.

ARTICLE 32

BROKER

Section 32.1 Landlord represents and warrants to Tenant that Landlord has not dealt with any broker or Person in connection with this Lease other than the Broker(s). Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or Person in connection with this Lease other than the Broker(s). The execution and delivery of this Lease shall be conclusive evidence that the parties have relied upon the foregoing representation and warranty. Landlord and Tenant shall indemnify and hold harmless the other party from and against any and all claims for commission, fee or other compensation by any Person (other than the Broker(s) with respect to Tenant’s indemnity to Landlord) who claims to have dealt with the indemnitor in connection with this Lease and for any and all costs incurred by the indemnitee in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements. Landlord shall pay Broker their commissions pursuant to separate agreement. This provision shall survive the expiration or earlier termination of this Lease.

ARTICLE 33

INDEMNITY

Section 33.1 Tenant shall not do or permit any act or thing to be done upon the Premises or the Real Property by any Person Within Tenant’s Control that may subject any Indemnitee to any liability or responsibility for injury, damage to persons or property or to any liability by reason of the existence or application of, compliance with or violation of any

Requirement, but shall exercise such control over the Premises as to protect each Indemnitee fully against any such liability and responsibility. Tenant shall indemnify and save harmless the Indemnitees from and against (a) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Tenant or Persons Within Tenant’s Control, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises during the Term or during Tenant’s occupancy of the Premises, unless and to the extent caused by the act, omission or negligence of Landlord, the Manager or its principals, officers, employees, agents or contractors, (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Persons Within Tenant’s Control, and (d) any breach, violation or non-performance of any covenant, condition or agreement contained in this Lease to be fulfilled, kept, observed and performed by Tenant. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, but shall be offset to the extent of any insurance proceeds collected by the Indemnitees under policies covering the Indemnitees. In addition, the foregoing indemnity shall exclude consequential damages, other than as set forth in Section 22.4.

Section 33.2 Except to the extent otherwise expressly limited in this Lease, Landlord shall indemnify and save Tenant harmless from and against (a) all claims of whatever nature against Tenant and its shareholders, officers, directors, employees, agents and contractors (“Tenant Indemnitees”) arising from any willful misconduct or negligence of Landlord or Persons Within Landlord’s Control, (b) all claims against Tenant Indemnitees arising from any accident, injury or damage occurring within or about the Real Property to the extent such accident, injury or damage results or is claimed to have resulted from the willful misconduct or negligence of Landlord or Persons Within Landlord’s Control, and (c) any breach, violation or non-performance of any covenant, condition or agreement contained in this Lease to be fulfilled, kept, observed and performed by Landlord. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind of nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claims or proceeding brought thereon, and the defense thereof, but shall be offset to the extent of any insurance proceeds collected by Tenant Indemnitees under policies covering Tenant Indemnitees. In addition, the foregoing indemnity shall exclude consequential damages.

Section 33.3 If any claim, action or proceeding is made or brought against (i) any Indemnitee, against which claim, action or proceeding Tenant is obligated to indemnify such Indemnitee pursuant to the terms of this Lease, or (ii) any Tenant Indemnitee against which claim, action or proceeding Landlord is obligated to indemnify such Tenant Indemnitee pursuant to the terms of this Lease, then, upon demand by the Indemnitee or Tenant Indemnitee (as the case may be), the applicable indemnitor, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee’s or Tenant’s Indemnitee’s name if necessary, by such attorneys as the indemnitor may select, subject to the Indemnitee’s or Tenant’s Indemnitee’s reasonable consent. Notwithstanding the foregoing, an Indemnitee or a Tenant Indemnitee may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability of Seven Million Five Hundred Thousand Dollars ($7,500,000) or more, and the indemnitor shall pay the reasonable fees and disbursements of such attorneys. The provisions of this Article 33 shall survive the expiration or earlier termination of this Lease.

ARTICLE 34

ADJACENT EXCAVATION; SHORING

Section 34.1 If an excavation shall be made upon land adjacent to the Building, or shall be authorized to be made, Tenant shall, upon reasonable advance notice, afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the walls of the Building from injury or damage and to support the same by proper foundations without any claim for eviction or constructive eviction, damages or indemnity against Landlord, or diminution or abatement of Rental, provided that Tenant continues to have access to the Premises for the conduct of its business therein.

ARTICLE 35

OPTION TO CANCEL

Section 35.1 Provided that (i) an Event of Default under this Lease shall not then be continuing, (ii) this Lease shall be in full force and effect at all times mentioned below, and (iii) Tenant shall not have assigned its interest in this Lease in a transaction requiring Landlord’s consent, Tenant shall have the one-time right to cancel this Lease effective as of the seventh (7th) anniversary of the Rent Commencement Date (the “Cancellation Option Termination Date”), provided that (A) Tenant shall have given Landlord, at least twelve (12) months prior to the Cancellation Option Termination Date, a notice (the “Cancellation Notice”) of Tenant’s cancellation of this Lease effective as of the Cancellation Option Termination Date, and (B) Tenant shall have paid Landlord, simultaneously with the giving of the Cancellation Notice, an amount equal to (x) the unamortized costs incurred and paid by Landlord in connection with this Lease for (a) brokerage commissions, (b) free rent, and (c) the cost of Landlord’s Work and the Tenant Improvement Allowance, all amortized on a straight-line basis over the originally scheduled Term, at an annual interest rate of 8% (the “Cancellation Payment”). Upon Tenant’s request, Landlord shall promptly deliver to Tenant an itemized list of such costs incurred by Landlord and, where applicable, evidence of such costs. Time is of the essence with respect to the giving of the Cancellation Notice by Tenant and the making of the Cancellation Payment by Tenant by the date set forth above. Upon the timely giving of the Cancellation Notice and the timely payment of the Cancellation Payment, the Term of this Lease shall expire on the Cancellation Option Termination Date as if such date were the Fixed Expiration Date and neither party shall have any further rights or obligations under this Lease, except for such rights and obligations which expressly survive the termination or expiration of the Term of this Lease.

ARTICLE 36

RENT REGULATION

Section 36.1 If at any time or times during the Term of this Lease, the Rental reserved in this Lease is not fully collectible by reason of any Law, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents that may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved under this Lease). Upon the termination of such legal rent restriction (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the remainder of the Term, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental that would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect. This provision shall survive the expiration or earlier termination of this Lease to the maximum enforceable extent.

ARTICLE 37

COVENANT OF QUIET ENJOYMENT

Section 37.1 Landlord covenants that, upon Tenant paying the Fixed Rent and Additional Rent and observing and performing all the terms, agreements, covenants, provisions and conditions of this Lease on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, subject nevertheless to the terms and conditions of this Lease, and provided, however, that no eviction of Tenant by reason of the foreclosure of any Mortgage now or hereafter affecting the Premises or by reason of any termination of any Superior Lease to which this Lease is subject and subordinate, whether such termination is effected by operation of law, by agreement or otherwise, shall be construed as a breach of this covenant nor shall any action by reason thereof be brought against Landlord, and provided further that this covenant shall bind and be enforceable against Landlord or any successor to Landlord’s interest, subject to the terms hereof, only so long as Landlord or any successor to Landlord’s interest, is in possession and is collecting rent from Tenant but not thereafter.

ARTICLE 38

ICIP PROGRAM

Section 38.1 Landlord hereby notifies Tenant that Landlord intends to avail itself of certain exemptions and/or abatements of Taxes under the Industrial and Commercial Incentive Program (“ICIP”) in connection with the renovation of the Building, including any work to be performed by Landlord in the Premises. Tenant agrees to comply, and to cause its contractors and subcontractors performing Alterations in the Premises to comply, with all rules and regulations of the ICIP in effect from time to time, including, but not limited to, the filing requirements of the New York City Department of Finance (“DOF”) and the New York City Department of Small Business Services (“DSBS”) with respect to all Alterations performed by Tenant in the Premises and the Building. In connection therewith, all of Tenant’s construction managers, contractors and subcontractors employed in connection with the Alterations shall be contractually required by Tenant to comply with DSBS requirements currently and hereinafter applicable to construction projects benefiting from the ICIP. Such compliance, as of the date hereof, includes the following: the submission and approval of a Construction Employment Report, attendance at a pre-construction conference with representatives of DSBS and adherence to the provisions of Article 22 of the ICIP Rules and Regulations, the provisions of the New York City Charter Chapter 13B and the provisions of Executive order No. 50 (1980) and cooperation with Landlord with respect to Landlord’s application to obtain the ICIP exemption and/or abatements and the implementation of the ICIP through the period that the program shall be in effect. Promptly following knowledge or receipt of notice of any failure of any contractor or subcontractor to comply with such contractual provisions regarding DSBS compliance, Tenant shall use all commercially reasonable efforts to enforce such contractual DSBS compliance obligations, including, without limitation, by way of termination of such contracts and/or subcontracts.

Section 38.2 Prior to performing the Alterations, obtaining building permits in connection with the Alterations or executing an agreement with a contractor to perform the Alterations, Tenant shall direct its architect or engineer to prepare a narrative description of the project with a construction budget. In addition, Tenant shall (i) upon Landlord’s request and upon thirty (30) days notice to Tenant, report annually to Landlord the use of the Premises, number of workers permanently engaged in employment in the Premises, the nature of each worker’s employment, and to the extent applicable, the New York City residency of each worker, (ii) provide access to the Premises by employees and agents of the Department (as such term is defined in the ICIP rules and regulations) at all reasonable times, (iii) enforce the contractual obligations of Tenant’s construction managers, contractors, and subcontractors to comply with the DSBS requirements, (iv) timely submit required ICIP documentation which shall include copies of blueprints, plans, building permits, (v) furnish to Landlord (and cause its contractors and subcontractors to so furnish), simultaneously with the submission to any agency administering the ICIP, copies of all documents submitted by Tenant or required to be submitted by Tenant in connection with the ICIP (and cause its contractors and subcontractors to do the same) and (vi) submit to Landlord on completion of the Alterations, an architect’s letter of completion, a summary by trade of the costs incurred in the performance of such Alterations, certified by a reputable, independent certified public accountant. Tenant agrees to cause all such information and reports to be supplied within the time limits for submitting such information.

Section 38.3 The ICIP imposes certain requirements with respect to construction managers, contractors and subcontractors performing Alterations in the Building. Tenant agrees that it shall use only those contractors that qualify under and satisfy the requirements of the ICIP.

ARTICLE 39

MISCELLANEOUS

Section 39.1 This Lease is presented for signature by Tenant and it is understood that this Lease shall not constitute an offer by or be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and delivered a fully executed copy of this Lease to the other.

Section 39.2 The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord under this Lease thereafter arising, and the transferee shall be deemed to have assumed, subject to the remaining provisions of this Section 39.2, all obligations of the Landlord under this Lease arising after the effective date of the transfer. No trustee, partner, shareholder, director or officer of Landlord, or of any partner or shareholder of Landlord (collectively, the “Parties”) shall have any direct or personal liability for the performance of Landlord’s obligations under this Lease, and Tenant shall look solely to Landlord’s interest in the Real Property (and the net proceeds derived therefrom) to enforce Landlord’s obligations hereunder and shall not otherwise seek any damages against Landlord personally or any of the Parties whatsoever. Tenant shall not look to any other property or assets of Landlord or any property or assets of any of the Parties in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations.

Section 39.3 Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Escalation Rent, Additional Rent or Rental, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

Section 39.4 Intentionally Omitted.

Section 39.5 Except as otherwise expressly stated in this Lease, any consent or approval required to be obtained from Landlord may be granted by Landlord in its sole discretion. In any instance in which Landlord agrees not to act unreasonably, Tenant hereby waives any claim for damages against or liability of Landlord that Tenant may have based upon any assertion that Landlord has unreasonably withheld, unreasonably conditioned or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment. If with respect to any required consent or approval Landlord is required by the express provisions of this Lease not to unreasonably withhold, condition or delay its consent or approval, and if it is determined in any such proceeding referred to in the preceding sentence that Landlord acted unreasonably, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability whatsoever to Tenant for its refusal or failure to give such consent or approval. Tenant’s sole remedy for Landlord’s unreasonably withholding, conditioning or delaying consent or approval shall be as provided in this Section 39.5 and in Section 39.22.

Section 39.6

(A) Tenant represents and warrants that to its actual knowledge (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the

“List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States Laws, regulation, or Executive Order of the President of the United States, (b) none of the funds of Tenant have been derived from any unlawful activity with the result that this Lease is in violation of Laws, and (c) Tenant has implemented procedures, and will consistently apply those procedures, to ensure that it is in compliance with Laws.

(B) Tenant covenants and agrees (a) to comply with all Laws relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under this Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof, provided that Tenant shall otherwise be required to provide such information to Government Authorities under applicable Law.

(C) Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Term shall be a material default of this Lease. Notwithstanding anything herein to the contrary, Tenant shall not knowingly permit the Premises or any portion thereof to be used or occupied by any person or entity on the List, and any such use or occupancy of the Premises by any such person or entity shall be a material default of this Lease.

In connection with this Lease or any proposed assignment of this Lease or sublease, Tenant shall provide to Landlord within thirty (30) days after request the names of the persons holding an ownership interest in Tenant or any proposed assignee or sublessee, as applicable, if required for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001), as amended.

Section 39.7 If Tenant shall remain in possession of the Premises after the Expiration Date, without the execution by both Tenant and Landlord of a new lease, Tenant, at the election of Landlord, shall be deemed to be occupying the Premises as a Tenant from month-to-month, at a monthly rental equal to (i) for the first thirty (30) days of such holdover, 150% of the Rental payable during the last month of the Term, and (ii) thereafter during such holdover, 200% of the Rental payable during the last month of the Term, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. The acceptance of any holdover rental paid by Tenant pursuant to this Section 39.7 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding.

Section 39.8 This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease are stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that such words or phrases were stricken out or otherwise eliminated.

Section 39.9 Landlord shall make available to Tenant on any directory in the lobby of the Building which Landlord may install, Tenant’s Share of the total number of listings available, which listings may include subtenants occupying the Premises in accordance with the terms hereof. The initial listing shall be without charge to Tenant. From time to time, but not more frequently than once every three (3) months, Landlord shall revise the directory to reflect such changes in the listings therein as Tenant may request, and Tenant within thirty (30) days after demand by Landlord shall pay to Landlord, as Additional Rent, Landlord’s reasonable cost in making each revision that Tenant requests.

Section 39.10 Intentionally Omitted.

Section 39.11 If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby and shall remain valid and enforceable, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 39.12 Landlord shall have the right to erect any gate, chain or other obstruction or to close off any portion of the Real Property to the public at any time to the extent necessary to prevent a dedication thereof for public use, so long as Tenant’s access to the Premises shall not be unreasonably impaired thereby.

Section 39.13 Landlord and Tenant each hereby represents to the other party that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity and agrees that in all disputes arising directly or indirectly out of this Lease it shall be subject to service of process in, and the jurisdiction of the courts of, the State of New York. The provisions of this Section 39.13 shall survive the expiration of this Lease.

Section 39.14 This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. This Lease may not be changed, abandoned or discharged, in whole or in part, nor may any of its provisions be waived except by a written agreement that (a) expressly refers to this Lease, and (b) is executed by the party against whom enforcement of the change, abandonment, discharge or waiver is sought.

Section 39.15 Any apportionment or prorations of Rental to be made under this Lease shall be computed on the basis of a three hundred sixty (360) day year, with twelve (12) months of thirty (30) days each.

Section 39.16 This Lease shall be governed by the laws of the State of New York without regard to conflict of laws principles.

Section 39.17 Each person executing this Lease on behalf of Landlord and Tenant hereby covenants, represents and warrants that such entity is duly incorporated or duly qualified (if foreign) and is authorized to do business in the State of New York; and that each person executing this Lease on behalf of such party is an officer or member or partner of such party (or such party’s partner) and that he or she is duly authorized to execute, acknowledge and deliver this Lease (a copy of a resolution to that effect to be supplied to Landlord by Tenant upon request).

Section 39.18 The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

Section 39.19 The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

Section 39.20 From and after the date of this Lease, Tenant and Persons Within Tenant’s Control shall maintain the terms and conditions of this Lease confidential and, without Landlord’s prior written consent, shall neither discuss nor disclose the terms and conditions of this Lease with any tenant or occupant of the Building or with any other person, other than (i) the Broker, (ii) the attorneys who are representing Tenant in connection with this Lease, (iii) Tenant’s accountants and (iv) any proposed subtenant of the Premises or assignee of this Lease and only if and to the extent such other parties listed in clauses (i) to (iv) inclusive are informed by Tenant of the confidential nature of this Lease and shall agree to act in accordance with the provisions of this section, or (v) if required to do so to enforce the terms of this Lease, or as may otherwise be required to be disclosed by Laws or judicial process; provided that, if Tenant is required or requested by legal process to disclose the terms and conditions of this Lease, Tenant shall provide Landlord with prompt notice of such requirement or request and unless Landlord waives the confidentiality requirements of this Lease, Tenant shall cooperate with Landlord, at Landlord’s cost and expense, in obtaining an appropriate protective order regarding such disclosure. Tenant acknowledges that a breach or threatened breach of this section will cause irreparable injury and damage to Landlord, and, therefore, agrees that, in addition to any other remedies that may be available to Landlord, Landlord shall be entitled to an injunction and/or other equitable relief (without the requirement of posting a bond or other security) as a remedy for a breach or threatened breach of this section and to secure its enforcement.

Section 39.21 For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

(a) The words “herein”, “hereof”, “hereunder” and “hereby” and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section unless expressly so stated.

(b) Tenant’s obligations hereunder shall be construed in every instance as conditions as well as covenants, each separate and independent of any other terms of this Lease.

(c) Reference to Landlord as having “no liability” or being “without liability” shall mean that Tenant shall not be entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant’s use or occupancy of the Premises.

(d) Reference to “termination of this Lease” or “expiration of this Lease” and words of like import includes expiration or sooner termination of this Lease and the Term and the estate hereby granted or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term and estate granted by this Lease shall end at 11:59 p.m. on the date of termination as if such date were the Fixed Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease, and (ii) for such obligations as by their nature under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

(e) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

(f) The rule of “ejusdem generis” shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

Section 39.22 If Tenant desires to determine any dispute between Landlord and Tenant as to the reasonableness of Landlord’s decision to refuse to consent to any Alterations in accordance with the provisions of Article 6 or to any subletting or assignment in accordance with the provisions of Article 15, such dispute shall be settled and finally determined by arbitration in The City of New York in accordance with the following provisions of this Section. Within five (5) Business Days following the giving of any notice by Tenant to Landlord stating that it wishes such dispute to be so determined, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within said five (5) Business Days, then the arbitrator chosen by the other side shall make the determination alone. The two arbitrators shall designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within five (5) Business Days after the designation of the second arbitrator, then either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction, for the designation of such arbitrator. All arbitrators shall be persons who shall have had at least ten (10) years of continuous experience in the business of owning or managing real estate in the Borough of Manhattan, The City of New York. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Landlord and Tenant of their determination as soon as practicable, and if possible, within five (5) Business Days after the designation of the third arbitrator; the concurrence of any two of said arbitrators shall be binding upon Landlord and Tenant, or, in the event no two of the arbitrators shall render a concurrent determination, then the determination of the third arbitrator designated shall be binding upon Landlord and Tenant. Judgment upon any award rendered in any arbitration held pursuant to this Section shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Section, and the parties shall share all other expenses and fees of any such arbitration. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions.

ARTICLE 40

SECURITY DEPOSIT

Section 40.1 Tenant has deposited with Landlord on the signing of this Lease the Security Deposit by Letter of Credit (as defined and further described in Section 40.2), as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. Tenant agrees that in the event of the occurrence of an Event of Default, Landlord may draw upon the Letter of Credit and use, apply or retain the whole or any part of such proceeds, to the extent required for the payment of any Fixed Rent, Escalation Rent, or any other sum as to which Tenant is in default, or for any sum that Landlord may expend or may be required to expend by reason of the default (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord). If Landlord applies or retains any portion or all of the proceeds of the Letter of Credit, Tenant shall forthwith restore the amount so applied or retained by delivering an additional or new Letter of Credit so that, at all times, the amount of the Security Deposit shall be the amount set forth on the Reference Page. Provided there is no uncured default, any balance of the proceeds of the Letter of Credit held by Landlord and not used, applied or retained by Landlord as above provided, and any remaining Letter of Credit, shall be returned to Tenant after the Expiration Date and after delivery of possession of the entire Premises to Landlord in accordance with the terms of this Lease.

Section 40.2 Tenant shall deliver to Landlord a clean, irrevocable and unconditional letter of credit (such letter of credit, and any replacement thereof as provided herein, is called a “Letter of Credit”) issued and drawn upon UBS Financial Services, Inc. (together with the issuer of any replacement Letter of Credit, the “Issuer”), which Letter of Credit shall have a term of not less than one year, be in form and content satisfactory to Landlord, be for the account of Landlord and be in the amount of the Security Deposit set forth in the Reference Page. The form of letter of credit annexed to this Lease as Schedule E is satisfactory. The Letter of Credit shall provide that:

(1) The Issuer shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn;

(2) The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each during the Term, unless the Issuer sends written notice (the “Non-Renewal Notice”) to Landlord by certified or registered mail, return receipt requested, at least thirty (30) days prior to the expiration date of the Letter of Credit, to the effect that it elects not to have such Letter of Credit renewed;

(3) The Letter of Credit delivered in respect of the last year of the Term shall have an expiration date of not earlier than sixty (60) days after the Fixed Expiration Date; and

(4) The Letter of Credit shall be transferable by Landlord as provided in Section 40.4.

Any replacement Letter of Credit shall be issued by a commercial bank or other financial institution approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) upon which presentation may be made in the City of New York or by facsimile presentation with original to follow which shall have combined capital, surplus and undivided profits of at least One Billion Dollars ($1,000,000,000) and a financial strength rating of at least “A” and a long-term bank deposit rating of at least “Aa”, as published by Moody’s Investors Services, Inc., or its successor (collectively, the “Issuer Criteria”). If at any time during the Term, the Issuer does not maintain the Issuer Criteria, then Landlord may so notify Tenant and, unless Tenant delivers a replacement Letter of Credit from another bank or financial institution meeting the Issuer Criteria within thirty (30) days after receipt of such notice, Landlord may draw the full amount of the Letter of Credit and hold the proceeds as a cash security deposit in accordance with all Laws. Landlord shall release such proceeds to Tenant upon delivery to Landlord of a replacement Letter of Credit complying with the terms of this Article 40.

Section 40.3 Landlord, after receipt of the Non-Renewal Notice, shall have the right to draw the entire amount of the Letter of Credit and to hold the proceeds as a cash Security Deposit. Landlord shall release such proceeds to Tenant upon delivery to Landlord of a replacement Letter of Credit complying with the terms hereof.

Section 40.4 In the event of the sale or lease or other conveyance of the Building or the Real Property, Landlord shall transfer the Security Deposit, without charge for such transfer to Landlord, the purchaser, lessee or other transferee, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit. In such event, Tenant agrees to look solely to the new Landlord for the return of said Security Deposit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. Tenant shall execute such documents as may be necessary to accomplish such transfer or assignment of the Letter of Credit.

Section 40.5 Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the Security Deposit held hereunder, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, the security shall be deemed to be applied to the payment of the Fixed Rent and Additional Rent due Landlord for periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord in partial satisfaction of Landlord’s damages.

Section 40.6 Provided that no Event of Default shall have occurred and then be continuing at any time on or after the third (3rd) anniversary of the Rent Commencement Date, Tenant may reduce the Security Deposit to the amount of $139,507.50. In no event shall the Security Deposit be further reduced to an amount below $139,507.50. Such reduction(s) shall be effected by (x) Tenant exchanging a replacement Letter of Credit meeting the requirements of this Article 40 in the reduced amount for the existing Letter of Credit, or (y) the Issuer delivering an amendment to the Letter of Credit reducing the amount thereof to the amount then permitted pursuant to this Section 40 (but which does not otherwise amend or modify same), which Landlord shall promptly countersign or authorize in writing if required by the Issuer.

ARTICLE 41

ROOF INSTALLATIONS

Section 41.1 Tenant shall have the right to install, remove, replace, repair, maintain and operate on the available space on the roof of the Building, at Tenant’s sole cost and expense (and by using Landlord’s designated contractor), a sixteen (16”) inch DSL satellite dish, antenna and support equipment (hereinafter collectively referred to as the “Installations”), at a mutually agreeable location reasonably suitable for the installation and operation thereof, subject to all of the terms, covenants and conditions of this Lease (including Article 6), and subject to Landlord’s prior written approval, including, without limitation, approval as to size, weight, location and method of attachment, which approval shall not be unreasonably withheld, conditioned or delayed, and the approval of the Landmarks Preservation Commission. Landlord’s approval shall also be required for modifications to, and the removal of, the Installations, which approval shall not be unreasonably withheld, conditioned or delayed. In connection with Tenant’s installation, removal, replacement, repair, maintenance and operation of its Installations, Tenant shall comply with all Laws and shall procure, maintain and pay for all permits and licenses required therefor, including all renewals thereof. Landlord shall cooperate with Tenant to assist Tenant in obtaining such permits and licenses. The parties agree that Tenant’s use of the roof of the Building is a non-exclusive use and Landlord may permit the use of any other portion of the roof to any other person, firm or corporation for any use, including the installation of other antennas, generators and/or communications systems. Tenant shall ensure that its use of the roof does not impair such other person’s, firm’s or corporation’s data transmission and reception via their respective antennas and support equipment, if any, and Landlord agrees that it shall require other tenants or occupants of the Building requesting use of the roof to make a similar covenant in connection therewith. Tenant, at its sole cost and expense, shall install any screening device reasonably requested by Landlord at any time to ensure that the Installations cannot be viewed or seen by the public and, if such screening device is installed, it shall be deemed to be an Installation under this clause.

Section 41.2 In no event shall the maximum level of emissions from the Installations exceed a reasonable portion of the total emissions allowable for the Building under applicable Laws, taking into account the number of rooftop installations at the Building.

Section 41.3 Tenant shall pay for all electrical service required for Tenant’s use of the Installations in accordance with Article 4 of this Lease. Tenant shall be responsible for connecting the Installations and the Premises by core drilling and, if necessary, installing a conduit in the Building shafts and risers, and Landlord shall provide Tenant, at no cost to Tenant, with all reasonable and non-exclusive access to such shafts and risers for Tenant’s installation, removal, replacement, repair, maintenance and operation therein of lines, cables and other installations.

Section 41.4 Tenant, at Tenant’s sole cost and expense, shall promptly repair any and all damage to the roof of the Building and to any part of the Building caused by or resulting from the installation, maintenance and repair, operation or removal of the Installations erected or installed by Tenant pursuant to the provisions of this Article 41. Tenant further covenants and agrees that the Installations and any related equipment erected or installed by Tenant pursuant to the provisions of this Article 41 shall be erected, installed, repaired, maintained and operated by Tenant at the sole cost and expense of Tenant and without charge, cost or expense to Landlord.

Section 41.5 The Installations and related equipment installed by Tenant pursuant to the provisions of this Article 41 shall be Tenant’s Property, and, upon the expiration or earlier termination of the Term of this Lease shall be removed by Tenant, at Tenant’s sole cost and expense and Tenant shall repair any damage to the roof of the Building, or any other portion or portions of the Building caused by or resulting from said removal.

Section 41.6 Landlord may require Tenant to relocate the Installations and related equipment to another reasonably suitable portion of the roof upon thirty (30) days’ notice to Tenant or to remove the Installations if their existence would constitute a violation of any Laws.

ARTICLE 42

OPTION TO RENEW

Section 42.1 Provided that both at the time of the exercise of the Renewal Option (as hereinafter defined) and at the time of the commencement of the Renewal Term (as hereinafter defined): (i) this Lease shall be in full force and effect; (ii) there shall not then be existing an Event of Default under this Lease; and (iii) Tenant (and its affiliates) are in physical occupancy of the entire Premises, Tenant shall have one option to extend the Term of this Lease (the “Renewal Option”) for a period of five (5) years (the “Renewal Term”). The Renewal Term shall commence on the day following the Fixed Expiration Date. The Renewal Option shall be exercisable by written notice (the “Renewal Notice”) to Landlord given not earlier than eighteen (18) months, nor later than twelve (12) months, prior to the Fixed Expiration Date. Notwithstanding the first sentence of this Section 42.1, Landlord, in its sole discretion, may waive any default by Tenant and no such default may be used by Tenant to negate the effectiveness of Tenant’s exercise of the Renewal Option. The Renewal Term shall constitute an extension of the Term of this Lease and shall be upon all of the same terms and conditions as the existing Term, except that (A) during the Renewal Term there shall be no further option to renew the Term of this Lease, (B) Landlord shall not be required to furnish any materials or perform any Landlord’s Work or other work to prepare the Premises for Tenant’s continued occupancy during the Renewal Term and Landlord shall not be required to make a Tenant Improvement Allowance or to reimburse Tenant for any Alterations made or to be made by Tenant during or in preparation of the Renewal Term, and (C) the Fixed Rent for the Renewal Term shall be payable at a rate per annum equal to the Fair Market Value of the Premises as of the first day of the Renewal Term. During the Renewal Term, all Escalation Rent that Tenant is obligated to pay under Article 3 of this Lease during the existing Term hereof shall continue without interruption, it being the intention of the parties hereto that the Renewal Term shall be deemed a part of and continuation of the existing Term of this Lease, except that the Base Tax Factor for the Renewal Term shall be the Taxes payable for the Tax Year commencing on July 1, 2020 and the Base Operating Factor shall be the Operating Expenses paid or incurred with respect to the Operating Year commencing on January 1, 2020.

Section 42.2 If Tenant has given the Renewal Notice in accordance with Section 42.1, the parties shall endeavor to agree upon the Fair Market Value of the Premises, as of the commencement date of the Renewal Term. In the event that the parties are unable to agree upon the Fair Market Value for the Renewal Term within six months prior to the first day of the Renewal Term then the same shall be determined as follows. Landlord shall notify Tenant of Landlord’s good faith determination of the Fair Market Value, which shall constitute the maximum that Landlord can claim is the Fair Market Value of the Premises for the applicable Renewal Term in any arbitration thereof (“Landlord’s Maximum Determination”). Within 30 days after Landlord shall have given Tenant Landlord’s Maximum Determination (time being of the essence as to Tenant’s obligation to give Landlord Tenant’s Minimum Determination by such date), Tenant shall notify Landlord whether Tenant disputes Landlord’s Maximum Determination and, if Tenant disputes Landlord’s Maximum Determination, Tenant shall set forth in such notice Tenant’s good faith determination of the Fair Market Value of the Premises for the applicable Renewal Term, which shall constitute the minimum that Tenant can claim is the Fair Market Value for the Premises for the applicable Renewal Term in any arbitration thereof (“Tenant’s Minimum Determination”). If Tenant fails to dispute Landlord’s Maximum Determination or to set forth Tenant’s Minimum Determination within the time period set forth above (time being of the essence as to Tenant’s obligation to give Landlord Tenant’s Minimum Determination by such date), then Tenant shall be deemed to have accepted Landlord’s Maximum Determination as the Fair Market Value for the Renewal Term.

Section 42.3 If Tenant disputes Landlord’s determination of Fair Market Value, and Landlord and Tenant fail to agree as to the amount thereof within 30 days after the giving of Tenant’s Minimum Determination, then the dispute shall be resolved by arbitration as set forth below. If the dispute shall not have been resolved on or before the first day of the Renewal Term, then pending such resolution, Tenant shall pay, as Fixed Rent for the Renewal Term, an amount equal to Landlord’s Maximum Determination. If such resolution shall be in favor of Tenant, then within 30 days after the final determination of Fair Market Value for the Renewal Term, Landlord shall refund to Tenant any overpayment. Any dispute as to Fair Market Value shall be determined as follows. A senior officer of a recognized New York City leasing brokerage firm (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the American Arbitration Association (“AAA”). The Baseball Arbitrator selected by the parties or designated by the AAA shall not have been employed by Landlord or Tenant during the previous five-year period and shall have at least ten years experience in the leasing of office space in Manhattan in the vicinity of the Building. Landlord and Tenant shall each submit to the Baseball Arbitrator and to the other its determination of the Fair Market Value for the applicable Renewal Term, as set forth above, which need not be Landlord’s Maximum Determination or Tenant’s Minimum Determination. The Baseball Arbitrator shall determine which of the two rent determinations more closely represents the Fair Market Value for the Renewal Term. The Baseball Arbitrator may not select any other rental value for the Renewal Term other than one submitted by Landlord or Tenant. The determination of the Baseball Arbitrator shall be binding upon Landlord and Tenant and shall serve as the Fixed Rent payable for the Renewal Term. After a determination has been made of the Fair Market Value, the parties shall execute and deliver an instrument setting forth the Fixed Rent for the Renewal Term, but the failure to so execute and deliver any such instrument shall not affect the determination of such Fixed Rent in accordance with this Article 42.

ARTICLE 43

RIGHT OF FIRST OFFER

Section 43.1 As used herein,

“Available” means, as to the ROFO Space, that such space is vacant and free of any present or future possessory right or option then existing in favor of any third party. Tenant acknowledges that Tenant shall have no rights under this Article 43 with respect to particular ROFO Space unless and until Landlord has first leased such ROFO Space after the date of this Lease. Tenant further acknowledges and agrees that the ROFO Space is presently vacant and that Landlord may lease all or any of such space on whatever terms Landlord may deem appropriate, and that the availability of the ROFO Space shall be subject to any rights of first offer or expansion granted to other tenants in the Building as of the date of this Lease as more particularly set forth on Schedule J annexed hereto. Tenant further acknowledges and agrees that Tenant shall have no rights under this Article 43 with respect to particular ROFO Space until the end of the twenty-fifth (25th) month after the Rent Commencement Date. In addition, ROFO Space shall not be deemed Available if Landlord is negotiating a renewal or extension, or a new lease, with an existing occupant of the ROFO Space, and Landlord shall be free to enter into any such agreement with such occupant at any time.

“ROFO Space” means any space on the second (2nd), fourth (4th) or fifth (5th) floors of the Building, provided that ROFO Space may include other space in the Building marketed by Landlord together with the ROFO Space, even if such other space is not on the second, fourth or fifth floors of the Building.

Section 43.2 (A) Provided that (i) this Lease shall be in full force and effect, (ii) there shall not then be existing an Event of Default under this Lease, (iii) Tenant (and its affiliates) shall then physically occupy the entire Premises, and (iv) as of the Anticipated ROFO Inclusion Date (as hereinafter defined), there shall be at least five (5) years remaining in the Term or the Renewal Term (if Tenant shall have exercised its Renewal Option); then from and after the end of the twenty-fifth (25th) month after the Rent Commencement Date, if as and when, from time to time during the Term, all or any portion of the ROFO Space becomes, or Landlord becomes aware that all or any portion of the ROFO Space will become, Available, then Landlord, as soon as practicable, shall give Tenant notice (a “ROFO Notice”) thereof, specifying (A) Landlord’s good faith determination of the Fair Market Value for such ROFO Space, which shall constitute the maximum thereof Landlord can claim as the Fair Market Value for such space in any arbitration thereof (“Landlord’s Maximum ROFO Determination”), (B) the date or estimated date that such ROFO Space has or shall become Available (the “Anticipated ROFO Inclusion Date”), and (C) a description of such ROFO Space.

(B) Provided that on the date that Tenant exercises a ROFO Space Option (as hereinafter defined) and on the applicable ROFO Space Inclusion Date (as hereinafter defined), (i) this Lease shall be in full force and effect, (ii) there shall not then be existing an Event of Default under this Lease, (iii) Tenant (and its affiliates) shall then physically occupy the entire Premises, and (iv) at the time that Tenant exercises the ROFO Space Option and on the ROFO Space Inclusion Date, there shall be at least five (5) years remaining in the Term or the Renewal Term (if Tenant shall have exercised its Renewal Option), Tenant shall have the option with respect to each portion of the ROFO Space covered by a ROFO Notice (a “ROFO Space Option”), exercisable by notice (a “ROFO Acceptance Notice”) given to Landlord on or before the date that is ten (10) Business Days after the giving of such ROFO Notice (time being of the essence with respect to Tenant’s obligation to give the ROFO Acceptance Notice by such date) to include such ROFO Space (and not less than all of such ROFO Space) in the Premises for a term ending on the Fixed Expiration Date. Tenant shall notify Landlord in its ROFO Acceptance Notice whether Tenant accepts or disputes Landlord’s Maximum ROFO Determination, and if Tenant disputes Landlord’s Maximum ROFO Determination, the ROFO Acceptance Notice shall set forth Tenant’s good faith determination of the Fair Market Value for such ROFO Space, which shall constitute the minimum that Tenant can claim as the Fair Market Value for such space in any arbitration thereof (“Tenant’s Minimum ROFO Determination”). If Tenant fails to object to Landlord’s Maximum ROFO Determination in the ROFO Acceptance Notice and to set forth therein Tenant’s Minimum ROFO Determination, then Tenant shall be deemed to have accepted Landlord’s Maximum ROFO Determination as the Fair Market Value for such ROFO Space.

(C) Notwithstanding anything to the contrary contained in this Section 43.2, if at any time after the end of the twenty-fifth (25th) month after the Rent Commencement Date all or any portion of the ROFO Space becomes, or Landlord becomes aware that all or any portion of the ROFO Space will become, Available when less than five (5) years but more than eighteen (18) months are then remaining in the Term, Landlord nevertheless shall give the ROFO notice to Tenant and Tenant nevertheless shall have the right to exercise the ROFO Space Option if, together with the ROFO Acceptance Notice, Tenant shall exercise its Renewal Option (in which event the limitation set forth in Section 42.1 as to the time when the Renewal Notice may be given shall not apply).

Section 43.3 If Tenant timely delivers a ROFO Acceptance Notice, then, on the date on which Landlord delivers vacant and broom-clean possession of the applicable ROFO Space to Tenant (the “ROFO Space Inclusion Date”), such ROFO Space shall become part of the Premises, upon all of the terms and conditions set forth in this Lease, except (i) the Fixed Rent for the ROFO Space shall be equal to the Fair Market Value, without an abatement of Fixed Rent, (ii) Landlord shall not be required to perform any Landlord’s Work or any other work, pay a Tenant Improvement Allowance or any other amount, or render any services to make the Building or such ROFO Space ready for Tenant’s use or occupancy, and Tenant shall accept such ROFO Space in its “as is” condition on the applicable ROFO Space Inclusion Date, (iii) Tenant shall be obligated to pay Escalation Rent for the ROFO Space pursuant to Article 3 (but with current base years), (iv) Tenant shall be obligated to deposit with Landlord an additional Security Deposit with respect to the ROFO Space commensurate with the existing Security Deposit and (v) as may be otherwise set forth above.

Section 43.4 If in any ROFO Acceptance Notice Tenant disputes Landlord’s determination of Fair Market Value, and Landlord and Tenant fail to agree as to the amount thereof within thirty (30) days after the giving of the ROFO Acceptance Notice, then the dispute shall be resolved by arbitration as set forth in Section 42.3, except (i) Tenant’s Minimum ROFO Determination shall be substituted for Tenant’s Minimum Determination and Landlord’s Maximum ROFO Determination shall be substituted for Landlord’s Maximum Determination. If the dispute shall not have been resolved on or before the applicable ROFO Space Inclusion Date, then pending such resolution, Tenant shall pay, as Fixed Rent for the applicable ROFO Space, an amount equal to Landlord’s Maximum ROFO Determination. If such resolution shall be in favor of Tenant, then within 30 days after the final determination of Fair Market Value, Landlord shall refund to Tenant any overpayment.

Section 43.5 If Landlord is unable to deliver possession of any ROFO Space to Tenant for any reason on or before the applicable Anticipated ROFO Inclusion Date, the applicable ROFO Space Inclusion Date shall be the date on which Landlord is able to so deliver possession and Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired. This Section 43.5 constitutes “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect. Notwithstanding the foregoing, in the event that Landlord is unable to deliver possession of any ROFO Space to Tenant for any reason within six (6) months after the applicable Anticipated ROFO Inclusion Date, (x) Tenant shall have the right to revoke its ROFO Acceptance Notice, and in the event of such revocation, Tenant shall have no further rights or obligations with respect thereto and (y) the terms and conditions of this Article 43 shall remain in full force and effect. Tenant hereby acknowledges and agrees that such rescission right shall be Tenant’s sole and exclusive remedy if the ROFO Space Inclusion Date shall not have occurred within six (6) months after the applicable Anticipated ROFO Inclusion Date, and that Landlord shall have no other liability to Tenant for failure of the ROFO Space Inclusion Date to occur.

Section 43.6 If Tenant fails timely to give a ROFO Acceptance Notice, then Landlord may enter into one or more leases of the applicable ROFO Space (or any portion thereof) with third parties on such terms and conditions as Landlord shall determine.

Section 43.7 Promptly after the occurrence of a ROFO Space Inclusion Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the applicable ROFO Space in the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the applicable ROFO Space in the Premises in accordance with this Article 43.

ARTICLE 44

USE OF ROOF

Section 44.1 Landlord contemplates that a portion of the roof of the Building shall be used for a terrace with elevator access, containing wood decking, white pavers and metal and wood pergola. To the extent Landlord maintains such terrace and makes its use available to tenants in the Building generally, Tenant shall have the non-exclusive right to use such terrace but strictly in accordance with such rules, regulations, security procedures, insurance requirements and payment terms as Landlord adopts on a Building-wide basis.

ARTICLE 45

SELF-HELP

Section 45.1 Provided that no monetary or material, non-monetary default under this Lease is continuing, subject to the notice requirements set forth below, in the event Tenant advises Landlord in writing that Tenant claims Landlord has failed to perform its obligations with respect to the repair and maintenance of the DX Unit in accordance with the express terms of Article 7 (collectively, the “DX Maintenance Obligations”), Tenant shall have the right to remedy such Landlord failure provided that such failure by Landlord of the DX Maintenance Obligations adversely affects Tenant’s ability to conduct Tenant’s normal business operations in at least 5,000 rentable square feet of the Premises.

Section 45.2 Tenant’s right to remedy the foregoing DX Maintenance Obligations shall (x) arise immediately in case of an emergency whereby Tenant believes, in good faith, there is (i) imminent threat of physical injury to persons or (ii) imminent threat of damage (other than a de minimis nature) to property that reasonably mandates an immediate response, and (y) in all other cases arise only after Tenant shall have first delivered to Landlord written notice of such failure as set forth below. If Landlord fails to commence to remedy a failure to perform the DX Maintenance Obligations within fifteen (15) days after delivery of Tenant’s notice, Tenant may deliver a second written notice of such failure to Landlord in 18 point print stating: “LANDLORD HAS FAILED TO PERFORM ITS DX MAINTENANCE OBLIGATIONS UNDER ARTICLE 7 OF THE LEASE. IF LANDLORD FAILS TO COMMENCE TO REMEDY LANDLORD’S FAILURE TO PERFORM SUCH OBLIGATIONS WITHIN FIVE (5) BUSINESS DAYS, TENANT INTENDS TO EXERCISE ITS RIGHT OF SELF-HELP UNDER ARTICLE 45 OF THE LEASE,” and if Tenant delivers such second notice and Landlord fails to commence such remedy within such five (5) Business Day period and thereafter diligently pursue such remedy, then Tenant shall have the right to remedy such failure as provided above. Notwithstanding the time periods described above, Landlord shall use good faith efforts to commence the DX Maintenance Obligations as soon as commercially practicable. If Tenant performs any of Landlord’s DX Maintenance Obligations, Landlord shall reimburse Tenant for its reasonable out-of-pocket costs of performance within thirty (30) days after a statement is given to Landlord of the amount of such costs and the parties to which such payments have been made, unless Landlord notifies Tenant that Landlord disputes either the propriety of Tenant’s action and/or that the costs incurred by Tenant were excessive.

*        *        *

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

RFL 160 FIFTH LLC, a Delaware limited liability company

By:	/s/ Aby Rosen
	Name:	Aby Rosen
	Title:	Member

TENANT:

FORRESTER RESEARCH, INC., a Delaware corporation

By:	/s/ Michael Doyle
	Name:	Michael Doyle
	Title:	Chief Financial Officer

Tenant’s Federal Employer Identification Number

04-27977789

SCHEDULE A

Floor Plan

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE.

A-1

SCHEDULE B

Building Rules & Standards For Alterations

TABLE OF CONTENTS

Page

Tenant’s Responsibilities prior to any Alteration Work		B-2

1.	Landlord’s Consent	B-2
2.	Construction Plans and Applications	B-2
	A Formatting Guidelines:	B-2
	B. Architectural Drawings and Specifications	B-3
	C. Mechanical Engineering Drawings and Specifications	B-5
	D. Electrical Engineering Drawings and Specifications	B-6
	E. Plumbing Engineering Drawings and Specifications	B-6
	F. Fire Suppression (Sprinkler) System Engineering Drawings and Specifications	B-7
	G. Fire and Life Safety System Engineering Drawings and Specifications	B-7
	H. Structural Engineering Drawings and Specifications	B-8
	I. Card Access/Security Cameras Drawings and Specifications	B-8
3.	Permits	B-9
4.	Contractor Qualifications	B-9
5.	Insurance and Indemnification	B-10

Tenant’s Responsibilities during Construction of Alterations		B-12

1.	Permissible Work Periods and Work in Non-Tenant Areas	B-12
2.	Protection of Building	B-12
3.	Demolition and Construction	B-12
4.	Controlled Inspections	B-13
5.	Landlord’s Review of Work	B-13
6.	Inquiries and Submissions	B-13
7.	Storage of Materials and Tools	B-13
8.	Building Construction Services	B-13
9.	Prohibited Activities	B-14
10.	Completion Certificates & Completion of Work	B-14
11.	As-Built Drawings and Specifications	B-14
12.	Update of Building’s Drawings	B-14
13.	Contractor’s Rules and Regulations	B-14
Forms		B-6
PARTIAL RELEASE AND WAIVER OF LIENS		B-6
FINAL RELEASE AND WAIVER OF LIENS		B-8

The terms “Decorative Alterations” and “Alterations” and other capitalized terms not defined in the Building Rules and Building Standards for Alterations (the “Standards”) shall have the respective meanings ascribed to them in the Lease to which this Schedule B is annexed or incorporated by reference. Tenant shall comply with these Standards in addition to all other provisions set forth in or referred to in the Lease. The Standards shall not be construed as limiting or otherwise modifying the terms and conditions of any consent to Tenant’s work. These Building Standards and Rules for Alterations may be revised by Landlord from time to time. Tenant is responsible for all associated costs and or fees in connection with Alteration Work unless otherwise specified in the Lease, including but not limited to (subject to the provisions of the Lease) third party expenses incurred by Landlord associated with reviewing Tenant’s submission requesting Landlord’s Consent.

Tenant’s Responsibilities prior to any Alteration Work

1. Landlord’s Consent: Except as otherwise provided in the Lease, prior to making any Alterations, Tenant is required to obtain Landlord’s written approval as set forth in the Lease (“Consent”) to the Construction Plans and Applications outlined below. Prior to making any Decorative Alterations, Tenant is required to notify Landlord thereof in accordance with the Lease. In order to obtain Landlord’s Consent, when required by the Lease, Tenant shall submit Construction Plans and Applications sufficient to fully define the work proposed in order for the Landlord to provide their consent as well as update their records. The procedure for Landlord’s consent is defined in Article 6 of the Lease; Tenant shall follow these guidelines in submitting for Approvals and verification process. No work shall proceed without receiving Landlord’s consent. Landlord reserves the right to stop any work being performed by the Tenant’s General Contractor and or sub-contractors that does not have written consent, if such consent is required by the Lease.

2. Construction Plans and Applications: All Design and Construction must conform to the current Building Codes and Zoning Requirement as issued by the authorities having jurisdiction. In all cases of Alterations, the Plans and Applications must be submitted to the Building Manager who will distribute them to the appropriate parties for review and/or approval, if applicable. Landlord’s written approval will be issued in the timeline provided for in Article 6 of the Lease. The plans should follow the following guidelines:

A. Formatting Guidelines:

(A)	All plans must be drawn at either 1/8” or 1/4” per foot scale; details must be of sufficient scale to show complete information.

(B)	All tenant alteration drawings submitted must be complete. Landlord will not review drawings unless issued as a complete set.

(C)	All final drawings and “As-Built” drawings shall be submitted on AutoCAD format to the Building Management Office.

(D)	Drawings must be minimum size of 18” x 24”.

(E)	All plans shall have title block showing the following:

(1)	Building address and floor number;

(2)	Name of Tenant;

(3)	Scale and date;

(4)	Name, address and telephone number of architect or designer and engineers;

(5)	Numbering for all sheets; and

(6)	Revisions and all changes to plans noted in revision box (indicating the extent of changes and date).

(F)	Drawings must show all existing conditions, i.e., walls, doors, columns, lights, switches, electric and telephone outlets, as well as:

(1)	Indicate all work to remain;

(2)	Show existing work to be removed;

(3)	Add new work on separate page;

(4)	Provide legend of material covering all new and existing work, indicating location types, sizes and fire ratings of all partitions of any type of material and construction

(5)	Provide plot plan showing location of work, public corridors, Building stairs and elevators.

(G)	All new work, partitions, doors, electrical and telephone outlets must be fully dimensioned. Aligning work with existing work is permitted; however, no dimensions should be given from work that is to be demolished. Where possible, dimensions should be given from existing walls, column faces, or centerline of window mullions. Drawings must indicate whether dimensions are from partition face or partition centerline.

B. Architectural Drawings and Specifications: Must include at a minimum, but not be limited to the following:

(A)	Construction Plan fully dimensioned, including the location, types, sizes and fire ratings of all partitions and doors of any type of material and construction.

(1)	Partitions are permitted perpendicular to the exterior wall, no partitions should block the perimeter windows.

(2)	No mechanical fastening of walls to the perimeter fin tube radiation where they intersect each other.

(3)	All Demising partitions must be acoustically lined.

(4)	All corridor partitions and doors must comply with the latest codes.

(B)	Door and Hardware Schedule including the location, types, sizes, fire ratings and finishes of all door frames, doors and door saddles of any type, and all associated hardware including types, manufacturer, model numbers and finishes of all hardware. All fail-safe hardware must be compatible with the building’s fire alarm system.

(C)	Glass and Glazing Schedule Glass and glazing components shall include all windowed doors, sidelights, pass-through, clear stories and framing, including the types, sizes, thickness, fire ratings and finishes.

(D)	Reflected Ceiling Plan fully dimensioned and coordinated with the other disciplines, including the switching arrangements for lighting, all lighting fixtures, fire and life safety devices, sprinkler heads, air conditioning diffusers and/or return grilles. The drawing shall include the ceiling types throughout the Premises including the manufacturer, style and/or model numbers and finishes of any acoustical ceiling systems, including main bars, grids and molding.

(E)	Power, Fire System, Telephone and Communication Plan including all wall mounted electrical power outlets, whether ganged or separately circuited, specifying type, style, color and finish of outlets and cover plates, mounting positions and heights. This drawing shall include all fire alarm connection. This drawing shall show all telephone and communication outlets including manufacturer, style, color and finish of cover plates, and mounting positions and heights.

(F)	Finish Plan including all wall, floor, base and trim finishes throughout the Premises.

(1)	Furniture, carpeting and wall covering must be certified nonflammable and bear the Underwriters’ Laboratory Approval.

(G)	Details of any type, required to understand the type and quality of the various components of the various installations. As example but not limited to:

(1)	Waterproofing of all toilet rooms, pantries with dishwashers or water service with a membrane waterproofing over the entire room and up all partitions 4”.

(2)	Built-in woodworking and cabinetry constitute Alterations and must be constructed of fireproof materials and meet applicable codes. A copy of the material certificates indicating flame spread, etc., must be submitted to Landlord.

(3)	Penetrations through the floor slab must be properly fire safed or patched with concrete through the full penetration.

(4)	Window Shades shall conform to the Building Standards (i.e., shades shall be purchased through the Building Window treatment Contractor). No other window treatments are permitted. Replacement, repair and cleaning of window shades shall be coordinated and performed by Manager at the sole cost of the Tenant.

(5)	Public Toilets are not to be altered in any way unless previously authorized per the Lease (except that Tenant shall have the right in its discretion to change the column covers).

(H)	Specifications as required for the complete implementation of the work.

(I)	Building Department Plan and Note Sheets required for filing and permit acquisition including a plot/key plan, applicable D.O.B. Notes, partitions and ceiling details, a construction legend, ADA handicap maneuvering clearances and plumbing fixture elevations and sections.

(J)	Demolition Plan to the extent necessary to obtain a permit and to ensure that the bidding general contractors/contractors understand the scope and limits of the required demolition and removals. All abandoned or unused cabling, raceways, sheet metal, ductwork, conduit, pipes, etc., shall be removed back to there point of origin. Active systems shall be capped appropriately. Abandonment in-place is not permitted.

C. Mechanical Engineering Drawings and Specifications: Must include at a minimum, but not be limited to the following:

(A)	Plan layout and details showing changes and/or additions to the base building heating, ventilating and air conditioning systems servicing the Premises. Include sheet metal drawings, equipment specifications, piping if applicable and control diagrams. Clearly indicate the method proposed to accomplish the required ventilation index and meet the requirements of the New York State Energy Conservation Construction Code (as amended), and any other requirements covering this Work.

(B)	Specifications as required for the complete implementation of the Work.

(C)	Supplemental air conditioning system(s) can not be installed without Landlord’s Consent (written permission, which shall not be unreasonably withheld or delayed), unless permission was previously granted in the Lease. Where required, Tenant shall submit a complete design indicating type of system, equipment specifications, sheet metal drawings, piping if applicable, controls diagrams. The design is to include the following design and installation criteria:

(1)	Intentionally omitted.

(2)	Tenant shall engage Landlord’s Class “E” Fire Alarm System Vendor at Tenant’s sole expense for the installation of additional devices/points and modifying and reprogram the system as required by the additional equipment. Tenant shall also enter into “Turn Key” agreement for the term of the Lease to maintain and service the added devices/points due to the additional equipment.

(3)	Intentionally omitted.

(4)	That the system modifications must be demonstrated as operable in the presence of the Consulting Engineer, the Building’s Chief Engineer, the Building Manager and/or his or her designee. Tenant to provide notice of the tests to all parties at least 72 hours in advance; all tests are to be performed after normal business hours in order not to disturb other Tenants of the Building.

D. Electrical Engineering Drawings and Specifications: Must include at a minimum, but not be limited to the following:

(A)	Lighting Plan indicating fully labeled circuiting. Connections must be concealed and not exceed three feet in length for motors and six feet in length for lighting fixtures.

(B)	Telephone and Communications Plan. All wire within the Premises shall be run as plenum rated cable and comply with code. Fire and Life Safety System wiring shall not be bundled with any other wiring.

(C)	Tenant Power Plan indicating fully labeled circuiting.

(D)	Single-line diagram of the Tenant’s electrical distribution from the point of connection to the existing buss duct(s) or power riser(s) up to and including all tenant distribution panels.

(E)	Panel Schedules including accurate phase balance calculations. All panels must be properly grounded, phase balanced and tagged.

(F)	Specifications as required for a complete implementation of the Work.

(G)	Calculations of entire electrical load expressed in resultant watts per square foot.

E. Plumbing Engineering Drawings and Specifications: Must include at a minimum, but not be limited to the following:

(A)	Plans showing all proposed modifications and/or additions to the Building’s domestic hot and cold water systems and domestic waste and vent systems must be shown, including all points of connection to the water, waste and vent risers. Work to be done in any ceilings in any other tenant spaces or in the common areas must be specified to be installed on overtime.

(1)	Domestic Water System: Cold and hot domestic water piping from pump discharge to and including any main risers must be type-K copper tubing of proper pressure rating with brazed or silver soldered fittings. Branch piping must be type-K copper tubing with soldered connections (95/5 - no lead). Valves must be compatible in pressure rating and material, and the piping materials and must not cause the formation of galvanic corrosion Only Apollo ball valves may be used on three-inch piping or smaller. Only Building standard high-performance Grinnell butterfly valves may be used in piping over three inches.

(2)	Hot Water System: Tenant may not connect to the buildings hot water systems for private bathrooms, kitchen/pantry, etc. Tenant may install “instant hot system” similar to REMAX Model SP2412 having a 33 degree Fahrenheit rise at 5 GPM connected to the tenant electrical panel, or may use a dedicated tank type hot water heater suitably sized with overflow pan and leak detector. The leak detector should be connected to the building BMS.

(3)	Waste and vent piping must be cast iron or no-hub connections.

F. Fire Suppression (Sprinkler) System Engineering Drawings and Specifications: Must include at a minimum, but not be limited to the following:

(A)	Plans showing complete system layout, indicating type, size and location of piping and heads; including the location of the hydraulically most remote 1,500 square foot area as required by code.

(B)	All hydraulic calculations inclusive of identifying any changes needed to the floor PRV setting and the scope shall include any adjustment of the PRV as required.

(C)	Any requirements of the New York City Department of Buildings, Fire Department or any other governing agency. Flexible sprinkler lines are not acceptable.

(D)	The Base Building sprinkler riser diagram updated to include the current installation(s).

G. Fire and Life Safety System Engineering Drawings and Specifications: Must include at a minimum, but not be limited to the following:

(A)	Plans showing a complete addressable fire/smoke detection devices, alarm devices, warden stations and other requirements of all applicable codes. The Consulting Engineer shall consult with the Landlord’s Building Class “E” system vendor, and incorporate the actual point-to-point wiring diagrams for the required system modifications on the fire/life safety system drawings. These drawings must show a device location, an operational sequence, and a one-line riser diagram. They must also include notes indicating the following:

(1)	Requirement for Contractor to retain Landlord’s Building Class “E” system vendor to install all fire alarm related devices and wiring “TURN KEY” inclusive of required filings, inspections and permit fees.

(2)	That all required Class “E” System work must be included under the general contract as a sub-subcontract to the electrical sub-contractor;

(3)	That the contractor has included in his price: all necessary re-programming, any head-end Class “E” System work; update of the Class “E” System (i.e.

addressable devices), riser diagram, and any lateral wiring changes from the riser to the Fire Command Station and from the subject spaces to the applicable Class “E” System sub-panels. The modified diagram shall also note all types and quantities of field devices installed, relocated or modified in the Premises.

(4)	Except with respect to Landlord’s Work, Tenant is responsible for ensuring at its expense, that the Class “E” System sub-subcontractor and their sub-contractors will correct any defect which may appear on any Fire Department inspection of the work covered under this contract and will be responsible for any fines levied and re-inspection fees as a result of any such letter of defect or violation. The Tenant will provide the Building Manager the Fire Department Letter of Approval once obtained.

(5)	That the system modifications must be demonstrated as operable in the presence of the Consulting Engineer, the Building’s Chief Engineer, the Building Manager and/or his designee. Notice of the test must be given to all parties at least 72 hours in advance; all tests are to be performed after normal business hours in order not to disturb other tenants of the building.

(6)	Upon entering into “Turn Key” agreement with the Fire Alarm vendor an additional contract for the term of the Tenants Lease must be signed between the Tenant and Fire Alarm vendor to maintain the Fire Alarm devices in the demising space. Failure of Tenant to enter into agreement with the Fire Alarm vendor shall authorize Landlord to engage Fire Alarm vendor in performing all necessary maintenance work at Tenant sole expense and also places tenant in default of Lease.

H. Structural Engineering Drawings and Specifications: Must include at a minimum, but not be limited to the following: (No such modifications may be undertaken without the express written consent of Landlord’s structural engineer)

(A)	Plans & Details showing structural modifications or improvements required where deign loads exceed the structural floor load as noted in the Certificate of Occupancy (100lbs/SF Live Load), or where floor openings or structural supports are required. Drawings must be developed by a structural engineer licensed to practice in the State of New York and must include, without limitation:

(1)	Structural steel modifications, fireproofing repairs, new slabs, including re-enforcing details, a list of all controlled inspections, and any other details necessary to fully outline the work necessary to maintain the structural integrity;

(2)	All structural engineering calculations.

I. Card Access/Security Cameras Drawings and Specifications: Must include at a minimum, but not be limited to the following:

(A)	Plans indicating additional Devices and or modifications.

(B)	Single-line diagram from to point to point of connections to. Tenant shall be responsible to comply with all codes when installing card access within their premises. Security cameras are not permitted within the public corridor at any time.

(C)	Tenant shall be responsible for the operational and maintenance expense of all additional devices that they have installed.

3. Permits: No work shall commence without providing Building Manager all original permits and approvals as required by any agencies having jurisdiction. Tenant shall post a duplicate permit on the Premises in a conspicuous location, prior to the commencement of any work.

(A)	Tenant is required to utilize Landlord’s Building Filing Agent/Expediter for all DOB Applications, filings, close-outs and all agency work.

(B)	Self-Certification: Tenant shall submit all properly executed Alteration Type II forms or Alteration Type I forms, Department of Buildings Form PW1 and Department of Buildings Technical Report Forms for legal application for permits and sign-offs as required by the scope of the work to be performed

(C)	If Tenant’s contractor intends to use the Self-Certification provision under the Department of Buildings Directive #14, all required Department of Buildings Technical Report Forms must accompany the alteration request letter along with all other forms required.

(D)	At the completion of the job, all required signed and sealed Department of Buildings Technical Report Forms, a final letter of satisfactory completion from the Department of Buildings and a letter of approval from the Fire Department (if required) must be given to the Building Manager.

4. Contractor Qualifications: Tenant shall submit to the Building Manager in writing a list of all proposed General Contractors and sub-contractors that are to bid for any type of Tenant Alteration Work. Landlord in writing must then approve General Contractors and all sub-contractors in advance, as provided in the Lease. Landlord reserves the right to stop any work being performed by the Tenants General Contractor and or sub-contractors who do not have written consent from the Building Management. Tenant may not employ any contractor or subcontractor whose presence in the Building would cause labor disputes, work stoppages or picketing by other tradesmen working in the Building.

5. Insurance and Indemnification: Before commencing work, each contractor and subcontractor must furnish certificates of insurance as required hereunder, including without limitation, certificates evidencing Builder’s Risk Insurance and Worker’s Compensation Insurance. Such Certificates of Insurance must be issued by an insurance carrier authorized to do business in New York State and acceptable to the Landlord naming RFL 160 Fifth LLC, 200 Greenwich Fee LLC, RFR Holdings LLC, RFR Realty LLC, Owner’s Managing Agent, Owner’s Lender and Development Manager and their respective partners, Directors, Officers, Employees, Agents and representatives. The Union Labor Life Insurance Company, as agent for the Lenders, their successors and assigns, Aby Rosen and Michael Fuchs (Principals), as agents for the Owner, shall be Additional Insureds with the following coverage which must be maintained until completion of the work and written on an “occurrence” basis:

For all contractors and subcontractors (except Minor Subcontractors (as hereinafter defined)):

(I) Worker’s Compensation and Employers’ Liability Insurance covering each and every worker employed in, about or upon the work, as provided for in all statutes applicable to Worker’s Compensation and Employers’ Liability;

(II) Commercial General Liability Insurance for not less than the following limits:

(A)	Personal Injury: $5,000,000 per person

$5,000,000 per occurrence

(B)	Property Damage: $500,000 per occurrence

$5,000,000 per aggregate

(C)	Tenant must also carry automobile liability insurance and blanket contractual liability coverage for Tenant’s indemnity obligations to Landlord under the Lease into which this “Construction Guidelines” is incorporated;

(III)	Umbrella Coverage: $5,000,000 per occurrence; $5,000,000 per aggregate; and

(IV)	Before commencing work, such contractor/subcontractor must deliver to Landlord:

An agreement satisfactory to Landlord pursuant to which contractor/subcontractor agrees to indemnify and hold harmless the Landlord against loss or expense by reason of liability imposed by law upon Landlord because of personal injuries (including death), accidentally sustained by any person or persons or on account of damage to property arising out of or in consequence of the performance of any Alterations caused by the negligence of contractor/subcontractor, its employees, agents, (sub-)subcontractors or suppliers.

For minor subcontractors whose work engagements shall not (x) include work on any of the structural elements of the Building or Building systems or (y) cost more than an aggregate amount (including labor and materials) of $75,000.00 (“Minor Subcontractors”):

(I)	Worker’s Compensation and Employers’ Liability Insurance covering each and every worker employed in, about or upon the work, as provided for in all statutes applicable to Worker’s Compensation and Employers’ Liability;

(II)	Commercial General Liability Insurance for not less than the following limits:

(A)	Personal Injury: $2,000,000 per person

$2,000,000 per occurrence

(B)	Property Damage: $500,000 per occurrence

$2,000,000 per aggregate

(III)	Umbrella Coverage: $2,000,000 per occurrence; $2,000,000 per aggregate; and

(IV)	Before commencing work, such subcontractor must deliver to Landlord:

An agreement satisfactory to Landlord pursuant to which subcontractor agrees to indemnify and hold harmless the Landlord against loss or expense by reason of liability imposed by law upon Landlord because of personal injuries (including death), accidentally sustained by any person or persons or on account of damage to property arising out of or in consequence of the performance of any Alterations caused by the negligence of subcontractor, its employees, agents, sub-subcontractors or suppliers.

Tenant’s Responsibilities during Construction of Alterations

1. Permissible Work Periods and Work in Non-Tenant Areas: The following work shall be performed after 6:00 p.m. and before 8:00 a.m. on Business Days or on Weekends, provided that at least 24 hours written notice is given to the Building Manager during the regular work week: Landlord’s representative at Tenant’s expense must supervise all demolition related to structural and MEP components at Landlord’s discretion.

(A)	Work in any other tenant’s areas (written request to Building Management at least 5 business days notice);

(B)	Work in any common area of the Building that would interfere with the normal use of such common area;

(C)	Work requiring the shut down or cessation of any utility (At least 20 business days notice)

(D)	Any coring, drilling, hammer drilling, demolition or other activity that generates or causes noises that can be heard outside the Premises and that disrupts other occupants of the Building or interferes with the conduct of their business, as reasonably determined by Landlord. Any costs associated with any utility shutdown will be at Tenant’s expense.

(E)	All work involving areas other than Tenant’s Premises must be completed by the next Business Day with such area restored to the same condition as existed immediately prior to such work.

2. Protection of Building: All public areas must be protected to the sole satisfaction of the Landlord. Any damage to the Building (including tenanted space) caused by Tenant or its contractors shall be repaired at Tenant’s and or contractors expense to the sole satisfaction of Landlord. Flooring, walls, and service elevator door/trim in common floor areas must be protected including but not limited to the following at all times:

(A)	1/4” Masonite over the carpet and terrazzo from the area of work to freight service car, taped at seams and covering the entire carpet;

(B)	1/4” Masonite over freight entrance doors;

(C)	A clean, damp walk-off carpet from the work area, which must be changed by contractor upon demand by the Building Manager.

3. Demolition and Construction: Except as otherwise provided in the Building Rules and Building Standards for Alterations, Tenant shall be permitted to perform Alterations during Operating Hours, provided that such work does not unreasonably interfere with or interrupt the operation and maintenance of the Building or unreasonably interfere with or interrupt the use and occupancy of the Building by other tenants in the Building. Otherwise, Alterations shall be performed at Tenant’s expense and at such times as Landlord may from time to time reasonably designate. All demolition and removals must be performed after 6 p.m. and before 8:00 a.m. on Business Days or on weekends and the Building Manager must be given at least 48 hours prior written notice. If the demolition involves a Department of Buildings’ permit, an after-hours permit is required. The delivery, handling, and installation of materials, equipment, and debris must be prearranged. Cleaning must be controlled to prevent dirt and dust from infiltrating into adjacent tenant premises or mechanical areas. Landlord’s representative at Tenant’s expense must supervise all demolition and installation of materials and or equipment, which impact the floor above, below, or adjacent tenant space.

4. Controlled Inspections: Tenant at their sole expense shall perform controlled inspections conducted by a third party testing agency approved by Landlord for any Work involving structural modifications, welding, fire-stopping, fireproofing, etc., and any Work affecting the Building systems, including without limitation, the Class “E” System.

5. Landlord’s Review of Work: All work shall be subject to periodic review by Landlord’s representative. Such reviews shall be done at Tenant’s expense (as provided in the Lease).

6. Inquiries and Submissions: Contact Building Manager with all inquiries, submissions, approvals, and all other matters.

7. Storage of Materials and Tools: Must be contained within the Tenant’s Premises no exceptions. All fire exists must be kept clear and accessible at all times.

8. Building Construction Services: Tenant and their contractors must comply with the Building’s rules concerning the availability and charges for use of a Landlord designated elevator, personnel, sprinkler and fire alarm drain downs and disconnects, controlled inspections, drawing reviews and the handling of materials, equipment and debris.

(1)	Arrangements for Landlord designated elevator use must be made in advance as required by the Lease. Tenant is responsible for any and all charges that may arise from such request. Tenant will be charged for service if the request for use is not cancelled within 8 business hours. Landlord shall have the right to stop construction services (Landlord designated elevator usage, engineering, security and porter services, etc.) if tenant or tenant’s representative fail to pay invoices issued to them in accordance with the Lease within the allotted time therefor. All future construction service requests shall be payable via certified check the day of the requested service at the minimum rate set by the management office.

(2)	Tenant’s vendor(s), contractor(s) and sub-contractor(s) shall utilize only the Landlord designated elevator. Anyone violating this rule will be escorted from the building immediately. All vendor(s)’, contractor(s)’ and sub-contractor(s)’ personnel are to use the Landlord designated elevator only at all times during the duration of the work.

9. Prohibited Activities: Burning of holes in structural steel and chopping of fireproofing around the structural steel is prohibited unless specifically noted in the Tenant’s drawings, reviewed, and approved by the Landlord.

10. Completion Certificates & Completion of Work: Tenant and/or Tenant’s contractor shall submit the following certificates to Landlord upon completion of work, including, but not limited to:

(1)	Alteration Type II Application approvals and sign-offs issued by the Department of Buildings (including fireproof wood test reports)

(2)	Equipment Use Permits

(3)	Approvals of the Landmarks Preservation Commission of New York City (if Applicable)

(4)	Electrical and air-conditioning certificates issued by the Bureau of Gas and Electricity, the Board of Fire Underwriters, and any other agency having jurisdiction

(5)	An air balance report performed and signed by building’s designated air balancer

(6)	Final “As built” Drawings in AutoCAD and mylar sepias showing all work in full detail.

11. As-Built Drawings and Specifications: Upon completion of the work, Tenant shall provide the Building Manager with 3 sets of contractor’s drawings and an electronic copy of all drawings on AutoCAD labeled as “As-Built Drawings” indicating any changes to existing architectural, structural, electrical, mechanical, fire alarm, plumbing or telephone wiring.

12. Update of Building’s Drawings: Landlord, at Tenant’s expense, shall make whatever updates are necessary to the Building’s drawings to reflect the Alterations. This includes, but is not limited to updating electrical, fire alarm and tenant condenser riser diagrams to the extent these systems are affected by the tenant’s work.

13. Contractor’s Rules and Regulations: Tenant shall have there General Contractor/contractors comply with the attached Contractor’s Rules and Regulations.

160 FIFTH AVENUE

CONTRACTOR’S RULES AND REGULATIONS

The following rules and regulations will dictate the conduct of all contractors performing construction related services at 160 fifth Avenue. These regulations are presented as a guide as to the manner in which contractors, (which refers to the employees of the general and all sub contractors), are expected to conduct their daily functions, but are not the limit of regulations that may be enforced during the scope of the project.

Landlord reserves the right to amend as appropriate these rules and regulations as the particular situation dictates. The overall intent of these regulations is to ensure the efficient completion of the tenants’ project with minimal inconvenience to the other tenants on the construction floor and throughout the building. The management will determine the meaning of these rules and regulations should uncertainty regarding the meaning of any particular statement arise.

(i)	Prior to the commencement of any work within the building the General Contractor shall provide to Management a Certificate of Insurance and required Endorsement for General Liability and Workmen’s Compensation in the amounts, form and worded exactly in the manner of the example attached plus the same for each of their sub-contractors.

(ii)	Except as otherwise provided in the Lease, all deliveries of materials shall be made before 8:00 AM or after 6:00 PM, Monday - Friday. No large deliveries shall be allowed during regular business hours. Arrangements for freight elevator access must be made with the management office by no later than 4:00 PM on the day prior to the scheduled delivery. Arrangements for Saturday deliveries must be made no later than 1:00 PM on the Friday prior. The contractor is responsible for protecting the elevators, corridors (carpets and walls) to the satisfaction of the management. The areas will be inspected prior to and immediately after the deliveries by both a representative of the contractor and building management, the contractor and /or tenant will be held liable for any and all damages incurred during the course of the project

(iii)	Except as otherwise provided in the Lease, all construction and /or demolition debris must be removed from the premises before 7:00 am, rubbish containers must not be left unsupervised while waiting for pickup, contractor will have a laborer on site to ensure that the containers are properly removed and any residual debris cleaned up immediately. No containers will be permitted to remain outside the building after 8:00 am, if the rubbish contractor fails to remove the material by the appointed time, the contractor must bring the containers back onto the project site.

B-1

(iv)	There will be a designated elevator for use as freight and will be operated only by building personnel, under no circumstances is the contractor permitted to take control of the elevator for any reason. Building trades are not permitted on the passenger elevators and stairwells; all trades will enter and exit the work areas via the designated freight elevator. Construction personnel found violating these polices will be escorted from the building permanently. All construction work scheduled for after normal business hours must reserve the freight elevator for transportation to and from the work site at all times.

(v)	Contractors are expressly prohibited from using the restroom facilities on occupied floors, should the need arise, contractors shall use the facilities in the lower basement areas or as otherwise directed by the Landlord. If there are no other occupants on the floor on which the project is being conducted, the contractor is responsible to clean and maintain the restrooms used on a daily basis by its personnel. The construction areas must be kept clean and swept at the end of each work day, using an approved dustless sweeping compound, damp mats must be placed at all points of egress from the construction site to prevent / limit the carryover of dust and dirt through the other areas of the building. Failure to properly protect or prevent the transmission of dirt to other areas of the building / floor will result in the contractor being held liable for the costs to clean and if deemed necessary replacement of the damaged areas.

(vi)	There will be no use of obscene or potentially offensive language, yelling, comments, and gestures in any location within the building. Graffiti of any kind will not be tolerated anywhere within the building. Radio playing is not permitted. Individuals violating these rules will be escorted out of the Building.

(vii)	Contractors shall not, in any way, interfere or cause interruptions in the daily operation and maintenance of the building or the use of the building facilities by the tenants.

(viii)	All work being conducted on an after hours basis will be supervised by the building engineers and/or security staff; all costs associated with this overtime supervision shall be the responsibility of the tenant and/or contractor.

(ix)	Core drilling of floors, heavy banging, chopping and the use of power assisted tools for hammering must be started after 6:00 pm and completed prior to 8:00 am. Contractors are expected to supervise their employees and to ensure that the work is completed in an efficient professional manner at all times without any unnecessary noise. Noise complaints from surrounding tenants will cause postponement of the offending work until non business hours.

B-2

(x)	The building management office must be notified prior to the commencement of any welding, sweating, soldering or cutting of wood or other materials which might cause smoke to be generated, so that arrangements may be made to prevent the transmission of false fire alarms throughout the building or to the NYC Fire Department via the buildings Class “E” system. Any alarm transmitted due to the negligence of the General Contractor or any of their sub-contractors, tenant’s and or building’s contractors and or vendors shall be levied a $1,000.00 penalty for each Alarm Occurrence and or that penalty will be deducted from the next invoice statement. There are NO EXCEPTIONS. Failure to pay such penalty shall result in the contractors or vendors removal from the building. City Permits, fire watch (by persons carrying Form 820-Certificate of Qualification and Fitness) and protective blankets are required for all burning and welding. It is the Tenant’s General Contractor’s responsibility to provide for the proper fire watch personnel as per code, and all fire watch personnel must sign-in and out with the Building’s Fire safety director on duty. A log will be maintained at the lobby desk for this purpose.

(xi)	The building management office must be notified prior to any work being done on the sprinkler system. The building engineers are the only persons permitted to shut down and drain the sprinkler loops and / or riser to a particular floor to allow alterations to the system. No work of any kind related to the sprinkler system may be started until the contractors confirms with the building engineer and security that the fire alarm system has been placed on standby, the central station has been notified and the system properly drained and all valves secured. Sprinkler systems must be filled and returned to full operation at the end of each working day, if for some reason the restoration of sprinkler service to the floor is not possible, the contractor is responsible for establishing and maintaining a certified fire guard on site until such time as the system is restored and operational. If the contractor is unable to provide such a fire guard, the building will provide same at additional cost to the tenant and / or contractor. Any alarm transmitted due to the negligence of the General Contractor or any of their sub-contractors, tenant’s and or vendors shall be levied a $1,000.00 penalty for each Alarm Occurrence. There are NO EXCEPTIONS. Failure to pay such penalty shall result in the contractors or vendors removal from the building.

(xii)	Access to all building mechanical areas (i.e. telephone, electric, and HVAC rooms) will be provided only by the building engineers and or security, at the end of each work day the contractor must ensure that these areas are secured. It is strictly prohibited for anyone to block open any door to equipment rooms or prevent them from returning to their normally locked position by any means.

B-3

(xiii)	Contractor and Sub Contractors shall not enter any other areas of the building and specifically other tenant areas without escort by: (a) building engineer, or (b) building security officer. Contractors may only use the staircases in the event of an emergency only.

(xiv)	The lobby security station is not to be used as a place to conduct contractors business (i.e. Filling out paperwork, receiving materials etc.); no telephone calls may be made at the lobby, it is expected that each contractor will provide a means for their own communication. The building staff is not authorized to accept or receive any packages or materials for the contractor.

(xv)	All construction work scheduled for after normal business hours must reserve the designated freight elevator for transportation to and from the work site at all times.

(xvi)	There is absolutely NO SMOKING ALLOWED within the premises.

(xvii)	Fire Extinguishers fully charged and in sufficient quantity and type per NYFD regulations must be on the job-site at all times.

(xviii)	The General Contractor will be required to provide an acceptable Site Safety Plan for approval by Building Management prior to the start of work. This plan shall include but not be limited to:

(a)	Designation of site safety person as a primary point of contact for safety related issues. This individual will be responsible for enforcement of all safe work rules identified here-in and applicable to the work area. Provide a 24 hour telephone number for this person.

(b)	Designation of all sub-contractor safety representatives as a primary point of contact for each sub-contractor. Provide 24 hour phone number for each person.

(c)	Sign-in sheet indicating the reading and understanding of the provisions within the safety plan by all workers under the jurisdiction of the General Contractor. All workers must read and sign the site safety plan.

(d)	Floor Plan indicating primary means of egress.

(e)	Location and type of fire extinguishers.

(f)	Hot Work Program to be exercised when burning or welding. Including certificates of Fitness for all personnel who will be responsible for the fire watch and use of all acetylene cutting and welding apparatus.

B-4

(g)	Lock-out/tag-out Program for Energized devices, circuits, and control of Hazardous Energy per current OSHA regulations to be exercised during applicable work.

(h)	Identity of person(s) responsible for maintenance of fire alarm devices, including daily responsibility of covering and un-covering of all active smoke detectors. Provide a 24 hour telephone number for this person.

(i)	Weekly Safety Meetings.

(xix)	Properly protect all openings, including but not limited to elevator openings, induction units, etc., to protect against dirt and dust from permeating into them or to other floors during the performance of the work.

(xx)	General Contractor shall clean and or repair all public areas daily, and or other Tenant Premises as may be required due to the results of the Contractor’s work.

(xxi)	Any mechanic’s liens filed against the demised premises of the building shall be discharged by Tenant or Tenant’s general Contractor at their own expense within thirty (30) days after such filing, by payment or by filing of the bond required by law or otherwise. Proof of such discharge shall be forwarded to the Building Management immediately thereafter.

These rules are established to familiarize the contractor with what is expected of them and what will or will not be permitted during the completion of the project and may be changed at the discretion of the building management as dictated by the circumstances; your compliance with these rules is required.

If you have any questions regarding these rules and regulations, please contact the building Management Office @                    .

B-5

Forms

PARTIAL RELEASE AND WAIVER OF LIENS

The undersigned,

(“Releasing Party”), located at	,

having performed or furnished, or having caused to be performed or furnished, labor, services, or materials in the construction, alteration, or improvement of that property of the Owner described as:

(the “Project”, which term includes the real property on which construction is taking place) certifies that the Releasing Party has been paid a partial payment in the amount of $             for                      pursuant to a contract with                      (Partial Payment) in the total amount of $             (including all change orders approved to date), and that the total amount Releasing Party has received to date, NOT including the partial payment referred to above, is $            .

To the extent of the Partial Payment, the Releasing Party does hereby remise, release, and forever discharge, for itself and its successors, (tenant name and or RFL 160 Fifth LLC) and its successors, heirs, executors, and administrators of and from all manner of action and actions, cause and causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever in law, in admiralty, or in equity which against the said              the Releasing Party ever had, now has, or which it or its successors hereafter can, shall, or may have in connection with any and all claims of any nature whatsoever arising out of or relating to the Project.

Further, to the extent of the Partial Payment, the Releasing Party certifies, under oath and in accordance with all applicable statutes, laws, and regulations, that all lienors, including laborers, subcontractors, or material men, have been paid in full for all materials, equipment, fees, licenses, insurances, and taxes of every description and that there are no liens, causes for liens, or claims against the Releasing Party for such items. The Releasing Party certifies that he will indemnify and save harmless the Owner and Construction Manager from any and all manner of claims, liens, suits, losses, costs, expenses, and damages, including but not limited to reasonable attorney’s fees arising out of or resulting from the contract agreement referred to above or any work performed or material supplied thereunder and hereby releases forever all claim, title, and interest in the Project for the same through the effective date of this Release.

B-6

Further, to the extent of the Partial Payment, the Releasing Party for value received does hereby release and discharge the Project from any and all liens and claims of liens, equitable or legal, which the undersigned has or may have against the Project for labor, services, or materials to the effective date hereof and further hereby releases and discharges any and all claims against the Payment Bond, if any, applicable to the Project for labor, services, or materials to the effective date hereof. Lien rights or rights against any Payment Bond which the Releasing Party may acquire for labor, services, or materials furnished subsequent to the effective date hereof are not released.

Further, the Releasing Party warrants that no assignment of claims for payments, rights to perfect a lien against the Project, or claims against the Payment Bond have been made and that the undersigned has the authority to execute this Partial Release and Waiver of Liens and has performed the labor and services and supplied the materials required of the Releasing Party to the state of completion of said improvements for which payment is being applied. The undersigned has personal knowledge that the statements made herein are true and correct.

Effective date:             , 20    .

[ ]

By:
Name:
Title:

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this      day of             , 20    , by                     , a                      on behalf of said             . He/She is personally known to me or has produced                      as identification and did (did not) take an oath.

My commission expires:

Signature:

Name:
Legibly printed

(AFFIX OFFICIAL SEAL) Notary Public, State of

B-7

FINAL RELEASE AND WAIVER OF LIENS

The undersigned,

(“Releasing Party”), located at	,

having performed or furnished, or having caused to be performed or furnished, labor, services, or materials in the construction, alteration, or improvement of that property of the Owner described as:

(the “Project”, which term includes the real property on which construction is taking place) acknowledges receipt of final payment in the amount of $             for                      pursuant to a contract with                      in the total amount of $             (including all change orders approved to date), and that the total amount Releasing Party has received to date NOT including the final payment referred to above is $            .

The Releasing Party does hereby remise, release, and forever discharge, for itself and its successors, (tenant name and or RFL 160 Fifth LLC) and its successors, heirs, executors, and administrators of and from all manner of action and actions, cause and causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever in law, in admiralty, or in equity which against the said              the Releasing Party ever had, now has, or which it or its successors hereafter can, shall, or may have in connection with any and all claims of any nature whatsoever arising out of or relating to the Project.

Further, the Releasing Party certifies, under oath and in accordance with all applicable statutes, laws, and regulations, that all lienors, including laborers, subcontractors, or material men, have been paid in full for all materials, equipment, fees, licenses, insurances, and taxes of every description and that there are no liens, causes for liens, or claims against the Releasing Party for such items. The Releasing Party certifies that he will indemnify and save harmless the Owner and Construction Manager from any and all manner of claims, liens, suits, losses, costs, expenses, and damages, including but not limited to reasonable attorney’s fees arising out of or resulting from the contract agreement referred to above or any work performed or material supplied thereunder and hereby releases forever all claim, title, and interest in the Project for the same.

Further the Releasing Party for value received does hereby release and discharge the Project from any and all liens and claims of liens, equitable or legal, which the undersigned has or may have against the Project for labor, services, or materials and further hereby releases and discharges any and all claims against the Payment Bond, if any, applicable to the Project for labor, services, or materials to the effective date hereof.

B-8

Further, the Releasing Party warrants that no assignment of claims for payments, rights to perfect a lien against the Project, or claims against the Payment Bond, if any, have been made and that the undersigned has the authority to execute this Final Release and Waiver of Liens and has performed the labor and services and supplied the materials required of the Releasing Party. The undersigned has personal knowledge that the statements made herein are true and correct.

Effective date:             , 20    .

[ ]

By:
Name:
Title:

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this      day of             , 20    , by                     , a                      on behalf of said             . He/She is personally known to me or has produced                      as identification and did (did not) take an oath.

My commission expires:

Signature:

Name:
Legibly printed

(AFFIX OFFICIAL SEAL) Notary Public, State of

B-9

SCHEDULE C

WORK AGREEMENT

Landlord and Tenant hereby covenant and agree as follows:

ARTICLE I

LANDLORD’S WORK

Except as otherwise specifically provided, Landlord, at its expense, shall furnish, install and perform in the Premises, using Building Standard materials and quantities, all of the work (“Landlord’s Work”) shown on the working drawings (the “Plans”) hereafter to be prepared by Tenant (with the cooperation of Tenant’s architect) and approved by Landlord, which approval shall not be unreasonably withheld or delayed if the Plans are consistent with the work shown on the layout plan annexed to this Work Agreement as Exhibit C-1. Tenant shall submit the Plans to Landlord on or before April 16, 2010, time being of the essence. If Landlord shall object to any part of the Plans, such objections shall be made in a writing given by Landlord to Tenant within five (5) Business Days after Landlord’s receipt of the Plans, which objections shall be set forth in such notice in sufficient detail to enable Tenant to modify such Plans in order to make them acceptable to Landlord. Tenant shall cause the Plan to be modified within three (3) Business Days after Landlord shall have given its comments to Tenant. Landlord shall respond to such revised plans within three (3) Business Days after Landlord’s receipt thereof. Notwithstanding anything contained herein to the contrary, Landlord’s costs and expenses incurred with respect to Landlord’s Work, Additional Work (as hereinafter defined) and the cost of permits, filing fees and Landlord’s expediter, shall not exceed the amount of the Tenant Improvement Allowance defined in this Lease (“Landlord’s Maximum Work Cost”); provided, however, Landlord’s Maximum Work Cost will not include Landlord’s costs with respect to the review, comments to and approval of the Plans. Tenant shall pay all costs and expenses in excess of Landlord’s Maximum Work Cost upon demand and as otherwise directed by Landlord. Landlord’s bidding, pricing and change orders shall be on an open-book basis.

Landlord and Tenant agree that Landlord shall bid out Landlord’s Work to at least the following General Contractors: TriStar, James E. Fitzgerald, StructureTone, Lewis & Kennedy and ACC Construction, and each such General Contractor will bid all major trades to at least three (3) subcontractors who are pre-qualified to perform work in the Building and who have been provided with a copy of the project schedule. The General Contractors shall provide their fee (as a percentage of the work), general conditions and general requirements separately, with the balance of the subcontractor work provided as a lump sum. After the bids are received, Landlord shall recommend the selection of a General Contractor, subject to Tenant’s approval (which shall not be unreasonably withheld). (Tenant shall approve or reject such recommendation within two (2) Business Days, and if Tenant shall fail to respond within such period of time, Tenant shall be deemed to have approved Landlord’s recommendation.) After a General Contractor has been selected, such General Contractor shall provide the subcontractors’ bids, including line item scopes, for Tenant’s review.

Tenant shall respond to Landlord’s submission of any change orders within two (2) Business Days. In the event that Tenant shall fail to so respond, any change in Landlord’s Work or the Additional Work requested by Tenant shall be deemed to have been disapproved and withdrawn by Tenant, and any change in Landlord’s Work or the Additional Work requested by Landlord shall be deemed to have been approved by Tenant. Notwithstanding the foregoing, any changes as may be required by any Government Authority or department thereof affecting the construction of the Building and/or the Premises or any Landlord’s Work or any Additional Work to be performed therein may be complied with by Landlord in completing the same and shall not be deemed a violation of the Plans or any provision of this Schedule C and shall be accepted and approved by Tenant.

ARTICLE II

ADDITIONAL WORK

If Tenant shall request Landlord to perform additional work in the Premises or to substitute for any Building Standard item or quantity of work forming part of Landlord’s Work, which causes Landlord’s Work to exceed Landlord’s Maximum Work Cost, such request shall be deemed to be Additional Work (hereinafter “Additional Work”) and Tenant shall pay to Landlord the actual cost of labor and materials for the Additional Work plus a fee payable to Landlord’s designated construction manager or the Manager of ten (10%) percent for overhead and ten (10%) for profit, and paid by Tenant as set forth below. Landlord shall estimate reasonably the cost of the Additional Work depicted on the Plans or requested by Tenant and advise Tenant of such estimate (the “Plan Based Estimate”) and Tenant shall either promptly withdraw its request for all or part of the Additional Work so estimated or pay to Landlord, prior to the commencement of Landlord’s Work or the Additional Work, the amount by which the Plan Based Estimate exceeds the Preliminary Estimate, if any, which payment shall be reconciled by Landlord and Tenant upon the completion of the Additional Work.

If in Landlord’s commercially reasonable judgment, any items of Landlord’s Work or Additional Work shall involve ordering of materials or products which must be specially fabricated to order and thus will prevent Landlord’s substantial completion of Landlord’s Work beyond 60 days after the commencement of Landlord’s Work, then Landlord may require Tenant to agree on a fixed Commencement Date of this Lease (allowing a reasonable time for the performance of Landlord’s Work in absence of the necessity of performing Landlord’s Work or the Additional Work occasioning such material delay). If the parties cannot agree upon a fixed Commencement Date, then Landlord shall have the right to decline to perform such portion of Landlord’s Work or such Additional Work, and Tenant shall be responsible for the performance thereof (subject to the terms of this Lease) after the completion of the remainder of Landlord’s Work and any other (non-objected to by Landlord) Additional Work.

ARTICLE III

TENANT’S AUTHORIZED AGENT(S)

Tenant shall identify a duly authorized agent to provide design and construction-related instructions in writing, and such agent shall bind and act for Tenant with respect to all matters relating to the build-out of the Premises.

ARTICLE IV

TENANT’S OFFICE INSTALLATIONS

In the event Tenant shall desire to make any installations of its furniture, fixtures and office equipment (herein called “Tenant’s Office Installations”) which are not to be made by Landlord for Tenant, the following shall apply:

On condition that such Tenant’s Office Installations will not require any structural change, and further provided that all Landlord’s Work and Additional Work required to be made by Landlord therein shall have reached a point with respect to which, in Landlord’s sole judgment, exercised in good faith, the making of Tenant’s Office Installations will not delay or hamper Landlord in the completion of Landlord’s Work or any Additional Work, Tenant may enter the Premises for the purpose of making Tenant’s Office Installations, approximately two weeks prior to the Commencement Date after notice of the same by Landlord, subject, however, to the applicable provisions of Article 6 of the Lease. The foregoing shall include access by Tenant’s telephone, cable and other information technology contractors.

Prior to the Commencement Date, any entry by Tenant in or on the Premises shall be at Tenant’s sole risk and shall be pursuant to all of the terms and conditions of the Lease, except for the payment of Rental. Tenant’s Office Installations shall be completed free of all liens and encumbrances.

In the event Tenant or any agent or contractor of Tenant shall enter upon the Premises or any other part of the Building, Tenant agrees to indemnify and save Landlord free and harmless from and against any and all claims whatsoever arising out of said entry or any work performed by such contractor. Tenant’s agents, contractors and their employees shall comply with the special rules, regulations and requirements of Building management for the performance of work and coordination of said agents, contractors and their employees so as to avoid interference with the operation of the Building and/or the business operation of other tenants.

ARTICLE IV

TENANT’S DELAY

If there shall be a delay in the occurrence of the Commencement Date due to any of the following: (i) in the Substantial Completion of Landlord’s Work, or any portion thereof, due to any act or omission of Tenant, its contractors, subcontractors, architects, space designers, agents or employees, including, without limitation, delays in submission of information; (ii) delays in payment of any costs and expenses in excess of Landlord’s Maximum Work as set forth in this Work Agreement for more than ten (10) Business

Days after demand therefor; (iii) delays beyond the specified dates or allotted time periods in submission of the Plans or any revised plans to Landlord or giving authorizations or approvals in accordance with the time periods set forth above or delays resulting from the fact that, under good construction practice, portions of Landlord’s Work must be scheduled after the completion of certain items of Tenant’s Office Installations; (iv) resulting from Tenant’s request for Landlord to utilize non-Building Standard materials or products in Landlord’s Work, or to perform Additional Work; or (v) any event defined in Article 1 of the body of this Lease as a Tenant Delay (any of the foregoing being called a “Tenant’s Delay”) then the Premises shall be deemed Substantially Completed on the date the Premises would have been available but for the duration of any Tenant Delay, even though work to be done by Landlord has not been commenced or completed.

The parties recognize that a Tenant’s Delay may be aggravated or extended by a strike, labor problem, materials or labor shortage, or loss of time due to construction scheduling changes occasioned by such Tenant’s Delay or other Unavoidable Delays, any or all of which would not have adversely affected the timely completion of Landlord’s Work in the absence of such Tenant’s Delay and agree that the duration of Tenant’s Delay should include all delays resulting from such other causes, notwithstanding that as a result thereof, the Tenant’s Delay in question may substantially exceed, in duration, the length of time during which the act or omission of Tenant or Persons Within Tenant’s Control causing such Tenant’s Delay may have occurred or continued.

EXHIBIT C-1

LAYOUT PLAN

(attached)

Exhibit C-1

CLIENT MEETING
304
CLIENT MEETING
305
TEAM
306
OPEN OFFICE
310
STORAGE
303
CLOSET
302
TEAM
307
TEAM
311
ENTRY HALL
300
RECEPTION
301
MAIL
308
STAIR D
324
TEAM
309
TEAM
312
HALL
318
ELEC.
323
TEL.
322
CAFE
316
IDF
313
MECHANICAL
321
STORAGE
314
WOMEN
320
MEN
319
TRAINING
315
STAIR B
317
TEAM
325

Exhibit C-2

SCHEDULE D

CLEANING SERVICES

A.	The following general cleaning will be performed nightly, Monday through Friday, excluding union and legal holidays:

1.	All carpeting will be vacuumed once per week and carpets will be swept as needed, the remaining four (4) nights.

2.	All composition floor tiling will be swept and dust-mopped with a chemically-treated mop (for dust control) one (1) time per week.

3.	All desks will be dusted. Tenant personalty and work product will not be moved.

4.	Wastepaper baskets will be empties and trash removed to a designated location in the Premises. Plastic liners will be installed weekly in all trash receptacles at Tenant’s expense.

5.	Wipe clean of all water fountains and coolers and empty of waste water

B.	The following lavatory service will be performed Monday through Friday, excluding union and legal holidays:

1.	Porcelain fixtures will be scoured clean.

2.	Both sides of toilet seats will be washed with a mild germicidal solution.

3.	Bright work will be dry polished.

4.	Trash receptacles will be emptied and cleaned, as needed.

5.	Mirrors will be wiped clean.

6.	Partitions will be wiped down, as necessary.

7.	Shelves and counters will be wiped clean.

8.	Floors will be mopped with a mild disinfectant.

9.	Lavatory supplies will be furnished and installed at the Tenant’s expense.

C.	The following shall be performed weekly:

1.	All chairs, tables, cabinets and attachments will be dusted weekly. Tenant personalty and work product will not be moved.

2.	Window sills will be dusted. Tenant personalty and work product will not be moved.

3.	Moldings and ledges within hand reach will be dusted.

D-1

D.	The following shall be performed quarterly:

1.	Dust in place all picture, frame, charts, graphs and similar wall-hangings not reached in nightly cleaning.

2.	Dust all vertical surfaces and walls, partition doors, door bucks and other surfaces not reached in nightly cleaning. Tenant personalty and work product will not be moved.

E.	Window Cleaning:

1.	All windows are to be cleaned inside and out two (2) times per year.

D-2

SCHEDULE E

FORM OF LETTER OF CREDIT

[ISSUER]

[Date]

RFL 160 Fifth LLC

c/o RFR Realty LLC

390 Park Avenue

New York, New York 10022

Attention: President

Ref:	Irrevocable Letter of Credit No.

Gentlemen:

By order of our client, [name of Tenant], [address of Tenant], we hereby open in your favor our clean irrevocable Letter of Credit No.              for the aggregate sum of [amount of Security Deposit] United States Dollars, (U.S. $        ) effective immediately and expiring at our [address of Bank] New York Office on                      or any automatically extended date.

Funds under this Letter of Credit are available to you against presentation of your sight draft(s) drawn on us marked “drawn under Irrevocable Letter of Credit No.              date [date of Letter of Credit]”, and accompanied by the following:

Beneficiary’s signed statement that [name of Tenant] has failed to comply with the terms and conditions of a contract described as Agreement of Lease between RFL 160 Fifth LLC, Landlord, and [name of Tenant], Tenant, dated [date of Lease].

It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for one year from the present or any future expiration date hereof, unless thirty (30) days prior to any such date we shall notify you by registered mail that we elect not to consider this Letter of Credit renewed for any such additional period. Upon receipt by you of such notice, you may draw hereunder by means of your draft on us at sight, accompanied by the original Letter of Credit.

This Letter of Credit is transferrable in whole but not in part by the beneficiary upon notice to the undersigned, without charge. Requests for transfer will be in the form of Annex A attached hereto, duly completed by an officer of your company and accompanied by the original of this Letter of Credit.

If we receive your sight draft as mentioned above, in accordance with the terms and conditions of this credit, here at our [address], New York Office we will promptly honor the same.

E-1

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Brochure No. 500, shall be deemed to be a contract made under, and as to matters not governed by the UCP, shall be governed by and construed in accordance with the laws of the State of New York and applicable U.S. Federal Law.

[Name of Bank]

By:
Authorized Signature
Title:

[ANNEX A TO BE ADDED BY ISSUER, IF REQUIRED]

E-2

SCHEDULE F

RULES AND REGULATIONS

(1) All tenants are required to present their Building Identification Card to Security upon entering the premises at all times. Firms with multiple locations must present management with a listing of company employees. These firms will then present their company identification card, sign–in and receive a temporary Identification badge.

(2) The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and halls shall not be obstructed or encumbered by Tenant or used for any purpose other than access to the Premises and for delivery of supplies and equipment in prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord.

(3) No awnings, air-conditioning units, fans or other projections shall be attached to the outside walls of the Building.

(4) No curtains, blinds, shades or screens, other than those conforming to Building standards as established by Landlord from time to time, shall be attached to or hung in, or used in connection with, any window or door of the Premises. All electrical fixtures hung in offices of spaces along the perimeter of the Premises must be of a quality, type, design and bulb color approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(5) No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without in each case the prior written consent of Landlord. The foregoing provisions are subject in all respects to Article 31.

(6) The exterior windows and doors that reflect or admit light and air into the Premises or the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant.

(7) Except as otherwise provided in this Lease, no showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust without the prior written consent of Landlord.

(8) The water and janitors closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

(9) Tenant shall not make, or permit to be made, any unseemly or disturbing notices or disturb or interfere with occupants of the Building or neighboring buildings or those having business with them.

(10) Tenant, or any of Tenant’s employees, agents, visitors or licensees, shall not at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance except such as are incidental to usual office occupancy.

(11) No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, unless Tenant promptly provides Landlord with the key or combination thereto. Tenant shall, upon the termination of its tenancy, return to Landlord all keys for any locks in the Premises and for all toilet rooms, and in the event of the loss of any keys furnished at Landlord’s expense, Tenant shall pay to Landlord the cost thereof.

(12) No bicycles, vehicles or animals (except for seeing eye dogs) shall be brought into or kept by Tenant in or about the Premises or the Building.

(13) All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place in the manner and during the hours, which Landlord or its agent reasonably may determine from time to time and by movers approved in advance by Landlord or its agent, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and, except to the extent that Tenant leases any retail space in the Building, to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are apart.

(14) Tenant shall not occupy or permit any portion of the Premises to be occupied for the possession, storage, manufacture or sale of liquor or narcotics. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant at the Premises, nor advertise for labor giving an address at the Premises.

(15) Tenant shall not purchase water, ice, towels or other like services, or accept barbering or shoe shining services in the Premises, from any company or persons not approved by Landlord, provided that such approval shall not be unreasonably withheld, conditioned or delayed, nor at hours and under regulations other than as reasonably fixed by Landlord.

(16) Intentionally Omitted.

(17) Except for Tenant’s customers in any retail space leased by Tenant, Landlord reserves the right to exclude from the Building at all times other than Operating Hours all persons who do not present a pass to the Building signed or approved by Landlord. Tenant shall be responsible for all persons for whom a pass is issued at the request of Tenant and shall be liable to Landlord for all acts of such persons.

(18) Tenant shall, at its expense, provide electricity and light for the employees of Landlord doing janitor service or other cleaning, or making repairs or alterations in the Premises.

(19) The requirements of Tenant will be attended to only upon written application at the Office of the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

(20) Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

(21) There shall not be used in the Building, either by Tenant or by jobbers or others, any hand trucks except those equipped with rubber tires and side guards. Carts and hand trucks of any kind are prohibited in all passenger elevators. All damages resulting from any misuse of the elevators shall be borne by Tenant.

(22) Except as set forth in Article 5, Tenant shall not do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, or cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Premises.

(23) Tenant shall keep the entrance door to the Premises closed at all times.

(24) Tenant shall comply with Landlord’s rules as promulgated from time to time regarding separation of various types of trash. The amount of any fines incurred by Landlord by reason of Tenant’s failure to comply shall be paid by Tenant to Landlord upon demand as Additional Rent.

(25) The design and decoration of the elevator areas of each floor of the Premises and the public corridors of any floor of the Premises occupied by more than one (1) occupant shall be under the sole control of Landlord and Tenant shall not place anything whatsoever therein.

(26) Smoking within the building is prohibited.

(27) There shall be no storage of any kind allowed in the freight elevator lobby at any time. Storage of any kind is prohibited by law and is subject to monetary penalties.

(28) Roller blades are prohibited in the building and plaza areas.

SCHEDULE G

FORM OF NON-DISTURBANCE AGREEMENT

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS AGREEMENT, made and entered into as of the      day of              2010, by and among THE UNION LABOR LIFE INSURANCE COMPANY, with its principal office at 8403 Colesville Road, Thirteenth Floor, Silver Spring, Maryland 20910 (hereinafter called “Mortgagee”), FORRESTER RESEARCH, INC., a Delaware corporation, having an address at 400 Technology Square, Cambridge, Massachusetts 02139 (hereinafter called “Lessee”), and RFL 160 FIFTH LLC, a Delaware limited liability company, having an address c/o RFR Holding LLC, 400 Park Avenue, 3rd Floor, New York, New York 10022 (hereinafter called “Owner”).

WITNESSETH:

WHEREAS, Owner is the owner of a leasehold interest in the improved real property described in Schedule A annexed hereto (the “Premises”); and

WHEREAS, Lessee has by a written lease dated as of the     day of April 2010 (hereinafter called the “Lease”) leased from Owner a portion of the Premises identified as the entire third floor (the “Demised Premises”); and

WHEREAS, Mortgagee is the owner and holder of a mortgage encumbering the Premises as security for a loan from Mortgagee to Owner (the “Mortgage”); and

WHEREAS, Lessee and Mortgagee have agreed to the following with respect to their mutual rights and obligations pursuant to the Lease and the Mortgage.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by each party to the other and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

A. Lessee’s interest in the Lease and all rights of Lessee thereunder shall be and are hereby declared subject and subordinate to the Mortgage upon the Premises and its terms, and the term “Mortgage” as used herein shall also include any amendments, increases, renewals, modifications, consolidations, spreaders, replacements, combinations, supplements, substitutions and extensions thereof, now or hereafter made.

B. In the event of any foreclosure of the Mortgage or any conveyance in lieu of foreclosure, provided that the Lessee shall not then be in default beyond any grace period under the Lease, Lessee shall not be made a party in any action or proceeding to remove or evict Lessee or to disturb its possession, nor shall the leasehold estate of Lessee created by the Lease be affected in any way, and the Lease shall continue in full force and effect as a direct lease between Lessee and Mortgagee, subject to the provisions hereof.

C. After the receipt by Lessee of notice from Mortgagee of any foreclosure of the Mortgage or any conveyance in lieu of foreclosure, Lessee will thereafter attorn to and recognize Mortgagee as its substitute Owner, and having thus attorned, Lessee’s possession shall not thereafter be disturbed provided, and so long as, Lessee shall continue to timely pay all rentals under the Lease and otherwise observe and perform the covenants, terms and conditions of the Lease.

D. Lessee hereby agrees to provide Mortgagee with prompt notice of any asserted default by Owner of its obligations under the Lease. In the event any such asserted default constitutes a legal basis for the cancellation of the Lease by Lessee, Lessee hereby agrees that the Lease shall not be canceled or terminated until Mortgagee shall have a reasonable period of time within which to obtain possession of the Premises, and cure such default.

E. Lessee and Owner hereby agree that, in the event that Mortgagee delivers to a notice stating that an Event of Default (as defined in the Mortgage) has occurred under the Mortgage or any other document executed in connection therewith and requesting that all rent and additional rent due under the Lease be thereafter paid to Mortgagee, Lessee shall pay, and is hereby authorized and directed by Owner to pay, such rent and additional rent directly to Mortgagee. Delivery to Lessee of the aforedescribed notice from Mortgagee shall be conclusive evidence of the right of Mortgagee to receive such rents and payment of the rents by Lessee to Mortgagee pursuant to such notice shall constitute performance in full of Lessee’s obligation under the Lease to pay such rents to Owner. If and to the extent that the Lease or any provision of law shall entitle Lessee to notice of any mortgage, Lessee acknowledges and agrees that this Agreement shall constitute such notice to Lessee of the existence of the Mortgage. Lessee acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned to Mortgagee as part of the security for the loan to Owner.

F. No conveyance of Owner’s interest in the Premises or any part thereof to Lessee shall, insofar as Mortgagee is concerned, cause the estate encumbered by the Mortgage and leasehold estate created by the Lease to merge, rather said estates shall remain separate and distinct and the Lease shall continue in full force and effect notwithstanding the vesting of said estates in any single person or entity by reason of such conveyance or otherwise.

G. Lessee hereby agrees that notwithstanding anything to the contrary in this Agreement or the Lease:

(a) The Lease may not be amended, altered, terminated or, except as permitted without Landlord’s consent pursuant to Article 15 of the Lease, assigned or sublet without the prior written consent of Mortgagee and no such amendment, modification, termination, assignment or sublease of the Lease shall be effective against Mortgagee, unless consented to in writing by Mortgagee;

(b) Mortgagee shall not be bound by any advance payment of rent or additional rent to Owner in excess of one month’s prepayment thereof, in the case of rent, or in excess of one periodic payment in advance, in the case of additional rent, unless expressly approved in writing by Mortgagee;

(c) Nothing herein contained shall impose any obligation upon Mortgagee to perform any of the obligations of Owner under the Lease, unless and until Mortgagee shall take possession of the Premises, and, in any event, Mortgagee shall have no liability with respect to any acts or omissions of Owner occurring prior to the date on which Mortgagee shall take possession of the Premises.

(d) In no event shall Mortgagee be liable for any act or omission of the Owner, nor shall Mortgagee be subject to any offsets (except as expressly set forth in the Lease) or deficiencies which Lessee may be entitled to assert against the Owner as a result of any act or omissions of Owner occurring prior to Mortgagee’s obtaining possession of the premises.

(e) Notwithstanding anything to the contrary contained herein, officers, directors, shareholders, agents, servants and employees of Mortgagee shall have no personal liability to Lessee and the liability of Mortgagee, in any event, shall not exceed and shall be limited to Mortgagee’s interest in the Premises.

(f) Mortgagee shall not be bound by any covenant to undertake or complete any construction of the Premises, the Demised Premises or any portion thereof;

(g) Mortgagee shall not be bound by any obligation of Owner to make any payment to Lessee, except that Mortgagee shall be liable for the timely return of any security or other deposit actually received by Mortgagee and Mortgagee shall be liable on account of any prepayments of rent or other charges owing to Lessee if the funds are actually received by Mortgagee; and

(h) Mortgagee shall not be bound by any obligation to repair, replace, rebuild or restore the Premises, the Demised Premises, or any part thereof, in the event of damage by fire or other casualty, or in the event of partial condemnation.

H. Any options or rights contained in the Lease to acquire title to the Premises or any portion thereof, including any right of first refusal, right of first offer, or similar provisions, shall not apply to a foreclosure sale of the Premises by Mortgagee pursuant to its rights under the Mortgage and shall be extinguishable by any foreclosure of the Mortgage. Any right of Lessee to cancel the Lease in order to move to other property to be leased or purchased from Owner and any right of Lessee to inducements to be provided by Owner but not set forth in the Lease shall be extinguishable by any foreclosure of the Mortgage.

I. Each of Owner and Lessee represents and warrants to Mortgagee that, as of the date hereof, there are no agreements other than the Lease in existence or contemplated between Owner and Lessee, relating to the Premises or the Demised Premises or with respect to any other matter related to Lessee’s occupancy of the Demised Premises.

J. Owner, by its execution of this Agreement, agrees to be bound by and to act in accordance with the terms and conditions hereinabove contained.

K. This Agreement and its terms shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation, any purchaser at any foreclosure sale. All references to any party hereto shall include such party’s successors and assigns.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement has been fully executed under seal on the day and year first above written.

MORTGAGEE:

THE UNION LABOR LIFE INSURANCE COMPANY, a Maryland corporation

By:
Name:
Title:

LESSEE:

FORRESTER RESEARCH, INC., a Delaware corporation

By:
Name:
Title:

OWNER:

RFL 160 FIFTH LLC, a Delaware Limited Liability company

By:
Name:
Title:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the      day of              in the year 20    , before me, the undersigned, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

, Notary Public

My commission expires:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the      day of              in the year 20    , before me, the undersigned, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

, Notary Public

My commission expires:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the      day of          in the year 20    , before me, the undersigned, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

, Notary Public

My commission expires:

Schedule A

All that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of West 42nd Street, distant 208 feet easterly from the northeasterly corner of 42nd Street and Avenue of the Americas (formerly 6th Avenue);

RUNNING THENCE easterly along the northerly side of 42nd Street, 234 feet;

THENCE northerly parallel with Avenue of the Americas, 200 feet 10 inches to the southerly side of 43rd Street;

THENCE westerly along the southerly side of 43rd Street, 442 feet to the easterly side of Avenue of the Americas;

THENCE southerly along the easterly side of Avenue of the Americas, 100 feet 5 inches to the center line of the block;

THENCE easterly parallel with 42nd Street, 208 feet;

THENCE southerly parallel with Avenue of the Americas, 100 feet 5 inches to the northerly side of 42nd Street, at the point or place of BEGINNING.

SCHEDULE H

COMMENCEMENT DATE AGREEMENT

AGREEMENT made as of the      day of             , 20    , between RFL 160 FIFTH LLC, a Delaware limited liability company, having an address at c/o RFR Holding LLC, 390 Park Avenue, 3rd Floor, New York, New York 10022, as Landlord, and FORRESTER RESEARCH, INC., a Delaware corporation, having an address at 400 Technology Square, Cambridge, Massachusetts 02139, as Tenant.

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into an Agreement of Lease, dated as of April     , 20     (the “Lease”), pursuant to which Landlord leased to Tenant certain space in the Building known as 160 Fifth Avenue, New York, New York, as more fully described in the Lease; and

WHEREAS, pursuant to the provisions of the Lease, the parties agreed to execute a written agreement confirming the Commencement Date, the Rent Commencement Date and the Fixed Expiration Date of the Lease.

NOW, THEREFORE, Landlord and Tenant confirm that the “Term” of the Lease has commenced on                  , 20    , and that such date constitutes the “Commencement Date” of the Lease; that the “Rent Commencement Date” is                  , 20    ; and that the Term of the Lease will expire on                  , 20    , and that such date constitutes the “Fixed Expiration Date” of the Lease, as such quoted terms are defined in the Lease.

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IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Commencement Date Agreement as of the day and year first above written.

LANDLORD:

RFL 160 FIFTH LLC, a Delaware limited liability company

By:
Aby Rosen [or Michael Fuchs] Managing Member

TENANT:

By: FORRESTER RESEARCH, INC., a Delaware corporation

Name:
Title:

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SCHEDULE I

CURRENT BUILDING HOLIDAYS

• New Years Day;

• Presidents Day;

• Good Friday;

• Memorial Day;

• Independence Day;

• Labor Day;

• Columbus Day;

• Thanksgiving Day;

• Day after Thanksgiving Day;

• Christmas Day; and

• One (1) floating holiday (either MLK day, Yom Kippur, Eid al-Fitr or September 11th).

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SCHEDULE J

PRE-EXISTING RIGHTS

The following rights granted to The Simons Foundation, Inc. (“Simons”) pursuant to a lease dated October 5, 2009 (as amended by a First Amendment of Lease, dated as of April 7, 2010): (i) a one-time option to lease one additional full floor in the Building (which shall be either the fourth floor or the fifth floor) commencing on or about January 1, 2021, subject to the renewal right of Prophet Brand Strategy (“Prophet”), the existing tenant on the fifth floor of the Building (the “Fifth Floor Space”), pursuant to the express terms and conditions of its lease; and (ii) an option to renew its lease for a period of five (5) years.

The following rights granted to Prophet pursuant to a lease dated December 7, 2009: (a) a one-time option to lease office space (as opposed to retail space) of a floor of the Building which is contiguous to the Fifth Floor Space (provided that such space may include other office space in the Building marketed by Landlord together therewith, even if such other office space is not on a floor contiguous to the Fifth Floor Space), commencing on or after April 1, 2013, subject to the rights of Simons; and (b) an option to renew its lease for a period of five (5) years.

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SCHEDULE K

TEMPORARY CERTIFICATE OF OCCUPANCY

Certificate of Occupancy
CO Number: 104894535T002

This certifies that the premises described herein conforms substantially to the approved plans and specifications and to the requirements of all applicable laws, rules and regulations for the uses and occupancies specified. No change of use or occupancy shall be made unless a new Certificate of Occupancy is issued. This document or a copy shall be available for inspection at the building at all reasonable times.

A.	Borough: Manhattan	Block Number:	00822	Certificate Type:	Temporary

	Address: 160 FIFTH AVENUE	Lot Number(s):	39	Effective Date:	02/19/2010

	Building Identification Number (BIN): 1015500			Expiration Date:	05/20/2010

		Building Type:	Altered

For zoning lot metes & bounds, please see BISWeb.

B.	Construction classification:	1	(Prior to 1968 Code)

	Building Occupancy Group classification:	COM	(Prior to 1968 Code)

	Multiple Dwelling Law Classification:	None

	No. of stories: 9	Height in feet: 110		No. of dwelling units: 0

C.	Fire Protection Equipment:
None associated with this filing.

D.	Type and number of open spaces: None associated with this filing.

E.	This Certificate is issued with the following legal limitations: None

Outstanding requirements for obtaining Final Certificate of Occupancy: There are 16 outstanding requirements. Please refer to BISWeb for further detail. Borough Comments: None

Borough Commissioner	Commissioner

DOCUMENT CONTINUES ON NEXT PAGE

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Certificate of Occupancy
CO Number: 104894535T002

Permissible Use and Occupancy

All Building Code occupancy group designations are 1968 designations, except RES, COM, or PUB which are 1938 Building Code occupancy group designations.

Floor From To	Maximum persons permitted	Live load lbs per sq. ft	Building Code occupancy group	Dwelling or Rooming Units	Zoning use group	Description of use
CEL	0	OG	D-2			BOILER, RETAIL, STORAGE, MECHANICAL
			C			ROOMS, TANK ROOM
			B-2
CEL	21		B-2			STORAGE ROOM

CEL	154		C		6	RETAIL

001	386	100	C		6	RETAIL STORES, LOBBY

002	204	100	C		6	RETAIL

002			D-2		6	MECHANICAL ROOM

003	95	100	E		6	OFFICES_MECHANICAL ROOM

004	95	100	E		6	OFFICES, MECHANICAL ROOM

005	95	100	E		6	OFFICES, MECHANICAL ROOM

006	95	100	E		6	OFFICES, MECHANICAL ROOM

007	95	100	E		6	OFFICES, MECHANICAL ROOM

008	96	100	E		6	OFFICES, MECHANICAL ROOM

009	96	100	E		6	OFFICES, MECHANICAL ROOM

Borough Commissioner	Commissioner

DOCUMENT CONTINUES ON NEXT PAGE

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Certificate of Occupancy
CO Number: 104894535T002

NOTE: ACCESSORY STORAGE LIMITED TO 2500 SQUARE FEET PER ESTABLISHMENT NOTE: FIRE DEPARTMENT APPROVALS:

STANDPIPE SYSTEM • FEBRUARY 27, 1941 SPRINKLER SYSTEM • MARCH 27, 1967 FUEL OIL INSTALLATION • AUGUST 22, 1040

END OF SECTION

Borough Commissioner	Commissioner

END OF DOCUMENT	104894535/002 2/19/2010 8:49:51 AM

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